PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 20, 2004)



                            [THORNBURG MORTGAGE LOGO]



                   THORNBURG MORTGAGE SECURITIES TRUST 2005-4
                                     ISSUER



                                 $1,443,494,150
                                  (Approximate)



                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER

                 STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                   DEPOSITOR


               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-4

--------------------------------------------------------------------------------
 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-32 IN THIS PROSPECTUS SUPPLEMENT.
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THE TRUST

The trust will consist primarily of a pool of hybrid and adjustable rate mortgage loans secured by first liens on one- to four-family residential properties, divided into four mortgage loan groups. The trust will issue sixteen classes of certificates, twelve of which are offered under this prospectus supplement.

CREDIT ENHANCEMENT

The offered certificates will have credit enhancement in the form of subordination, loss allocation and limited cross-collateralization.

The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be subject to a mandatory auction on the distribution date in December 2008, as described in this prospectus supplement, after which the interest rate on each such class will change to a weighted average pass-through rate.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100.54% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, before deducting expenses. See "Method of Distribution" in this prospectus supplement.

Bear, Stearns & Co. Inc.
                              RBS Greenwich Capital
                                                                 Lehman Brothers


          The date of this prospectus supplement is December 20, 2005.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its phone number is (212) 272-2000.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, referred to in this prospectus supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this prospectus supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
(euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                    TABLE OF CONTENTS

                  PROSPECTUS SUPPLEMENT

Caption                                           Page
-------                                           ----

SUMMARY OF TERMS..................................S-7
RISK FACTORS.....................................S-32
DESCRIPTION OF THE MORTGAGE LOANS................S-52
     General.....................................S-52
     Indices on the Mortgage Loans...............S-54
     Special Characteristics of the
      Mortgage Loans.............................S-55
MORTGAGE LOAN ORIGINATION........................S-57
     The Seller..................................S-57
     The Seller's Underwriting Standards.........S-57
     The Seller's Underwriting Process...........S-58
     First Republic's Underwriting Guidelines....S-59
     The Seller's Bulk Purchase Program..........S-62
     ABN AMRO's Underwriting Guidelines..........S-62
     Wells Fargo's Underwriting Guidelines.......S-63
THE MASTER SERVICER AND THE SERVICERS............S-67
     The Master Servicer.........................S-67
     The Servicers...............................S-67
     Thornburg Mortgage Home Loans, Inc..........S-68
     ABN AMRO Mortgage Group, Inc................S-69
     Wells Fargo Bank, N.A.......................S-71
     First Republic Bank.........................S-73
     Servicing of the Mortgage Loans.............S-75
     Servicing Compensation and Payment of
      Expenses...................................S-75
     Interest Shortfalls.........................S-76
     Advances....................................S-77
     Hazard Insurance............................S-77


Caption                                           Page
-------                                           ----

     Realization Upon Defaulted Mortgage Loans;
      Repurchase of Delinquent Mortgage Loans....S-79
     Collection of Taxes, Assessments and
       Similar Items.............................S-79
     Insurance Coverage..........................S-79
     Evidence as to Compliance...................S-80
     Servicer Default............................S-80
DESCRIPTION OF THE CERTIFICATES..................S-80
     General.....................................S-80
     Book-Entry Registration.....................S-81
     Available Funds.............................S-84
     Distributions on the Certificates...........S-86
     Interest....................................S-89
     Available Funds Cap Shortfall Amounts.......S-91
     Available Funds Cap Reserve Fund............S-91
     The Yield Maintenance Agreements............S-92
     Calculation of LIBOR........................S-94
     Principal...................................S-95
     Allocation of Losses; Subordination........S-104
     Subordination..............................S-105
     The Final Maturity Reserve Trust...........S-107
     Mandatory Auction of the Auction
      Certificates..............................S-108
     Optional Securities Purchase Right.........S-110
YIELD AND PREPAYMENT CONSIDERATIONS.............S-111
     General....................................S-111
     Assumed Final Distribution Date............S-112
     Weighted Average Lives.....................S-113
     Prepayment Model...........................S-113
     Pricing Assumptions........................S-113
     Decrement Tables...........................S-114

     Yield Considerations with Respect to the
      Class A-4X and Class A-4X Certificates....S-120
THE TRUST, POOLING AND SERVICING AGREEMENT......S-123
     General....................................S-123
     Voting Rights..............................S-123
     Assignment of Mortgage Loans...............S-123
     Representations and Warranties.............S-125
     The Distribution Account...................S-126
     Certain Matters Regarding the Master
      Servicer..................................S-127
     Events of Default..........................S-128
     Monthly Advances...........................S-130
     Reports to Certificateholders..............S-130
     Termination................................S-131
     The Trustee and the Delaware Trustee.......S-132
     The Securities Administrator...............S-133
     The Custodian..............................S-133
     Amendments.................................S-133
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS......S-135
     General....................................S-135
     Taxation of Regular Interests Generally....S-135
     Payments from the Final Maturity Reserve
      Trust.....................................S-136
     Additional Considerations Applicable to
       the Auction Certificates.................S-136
     Available Funds Cap Shortfall Amounts......S-137
     Additional Tax Considerations Applicable
       to the Class A-X Certificates............S-139
     Tax Considerations Relating to Optional
       Securities Purchase Right................S-139
     Special Tax Considerations Applicable to
       the Residual Certificates................S-139
     Characterization of the Offered
       Certificates.............................S-140
ERISA CONSIDERATIONS............................S-140
     General....................................S-140
     The Underwriter's Exemption................S-141
     Acquisition of the Residual Certificates...S-142
     ERISA Considerations with Respect to
       the Auction Swap Agreement and the
       Final Maturity Reserve Trust.............S-142
     Fiduciary Considerations...................S-143
LEGAL INVESTMENT................................S-145
RESTRICTIONS ON PURCHASE AND TRANSFER OF THE
     RESIDUAL CERTIFICATES......................S-145
METHOD OF DISTRIBUTION..........................S-146
SECONDARY MARKET................................S-147
LEGAL MATTERS...................................S-147
RATINGS.........................................S-147
INDEX OF PRINCIPAL DEFINITIONS..................S-149


Schedule I - Yield Maintenance Notional Balances and Strike Rates..........I-1
Schedule A - Certain Characteristics of the Mortgage Loans.................A-1
Schedule B - Mortgage Loan Assumptions.....................................B-1
Annex I - Global Clearance, Settlement and Tax Documentation Procedures...AX-1

                        PROSPECTUS

Caption                                            Page
-------                                            ----

Introduction.........................................5
The Mortgage Pools...................................6
Servicing of Mortgage Loans.........................17
Description of the Securities.......................24
Description of Credit Enhancement...................45
Other Financial Obligations Related to
   the Securities...................................50
Description of Primary Mortgage
   Insurance, Hazard Insurance; Claims
   Thereunder.......................................52
The Depositor.......................................55
The Agreements......................................56
Yield Considerations................................64
Maturity and Prepayments
   Considerations...................................67
Legal Aspects of Mortgage Loans.....................68
Federal Income Tax Consequences.....................85
State and Other Tax Consequences...................111
ERISA Considerations...............................111
Legal Investment Matters...........................119
Use of Proceeds....................................120
Methods of Distribution............................120
Legal Matters......................................121
Financial Information..............................121
Rating.............................................121
Available Information..............................121
Reports to Securityholders.........................122
Incorporation of Information by
   Reference.......................................122
Glossary...........................................123

                                SUMMARY OF TERMS

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE OFFERED CERTIFICATES AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS. AN INDEX OF PRINCIPAL TERMS IS INCLUDED AT THE END OF THIS PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT INCLUDED IN THE INDEX OF PRINCIPAL TERMS AT THE END OF THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO THEM IN THE GLOSSARY AT THE END OF THE PROSPECTUS.

         UNLESS OTHERWISE SPECIFIED, ALL REFERENCES TO AMOUNTS OR PERCENTAGES OF MORTGAGE LOANS IN THIS PROSPECTUS SUPPLEMENT REFER TO AMOUNTS OR PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS (OR THE SPECIFIC GROUP OF MORTGAGE LOANS, AS THE CASE MAY BE) AS OF THE STATISTICAL CALCULATION DATE. FOR PURPOSES OF CALCULATING REMAINING TERMS TO MATURITY, MONTHS TO NEXT TO RATE ADJUSTMENT AND IN THE CASE OF INTEREST ONLY MORTGAGE LOANS REMAINING AMORTIZATION LOCK OUT TERM, WE HAVE USED THE CUT-OFF DATE AS DESCRIBED BELOW. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE MORTGAGE LOANS--GENERAL" HOW THE STATISTICAL MORTGAGE LOANS MAY VARY FROM THE MORTGAGE LOANS TO BE DELIVERED ON THE CLOSING DATE AND UNDER "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL" HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS PROSPECTUS SUPPLEMENT TO THE AGGREGATE PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE AGGREGATE OF THEIR SCHEDULED PRINCIPAL BALANCES, UNLESS WE SPECIFY OTHERWISE. THE MORTGAGE LOANS WILL HAVE A STATISTICAL CALCULATION DATE OF NOVEMBER 1, 2005, ALTHOUGH APPROXIMATELY 34.31% OF THE MORTGAGE LOANS HAVE A FIRST PAYMENT DATE OF DECEMBER 1, 2005. ALL OF THE MORTGAGE LOANS IN THE FINAL MORTGAGE LOAN POOL WILL HAVE A CUT-OFF DATE OF DECEMBER 1, 2005 AS DESCRIBED UNDER "--DESCRIPTION OF THE MORTGAGE LOANS--GENERAL."

TITLE OF SERIES.............................       Thornburg Mortgage Securities Trust 2005-4, Mortgage
                                                   Pass-Through Certificates, Series 2005-4.

ISSUER......................................       Thornburg Mortgage Securities Trust 2005-4, a Delaware statutory trust, also referred to as the "trust."

DEPOSITOR...................................       Structured Asset Mortgage Investments II Inc.

SELLER......................................       Thornburg Mortgage Home Loans, Inc.

MASTER SERVICER.............................       Wells Fargo Bank, N.A.

SERVICERS...................................       Approximately 51.36%, 12.67%, 10.77% and 11.80% of the mortgage loans are being serviced by Thornburg Mortgage Home Loans,
                                                   Inc., ABN

                                                   AMRO Mortgage Group, Inc., Wells Fargo Bank, N.A. and First
                                                   Republic Bank, respectively. No other servicer will service in excess of 10% of the mortgage loans.

TRUSTEE.....................................       U.S. Bank National Association.

DELAWARE TRUSTEE............................       Wilmington Trust Company.

SECURITIES ADMINISTRATOR....................       Wells Fargo Bank, N.A.

CUSTODIAN...................................       LaSalle Bank National Association.

YIELD MAINTENANCE COUNTERPARTY..............       The Royal Bank of Scotland plc.

AUCTION SWAP COUNTERPARTY...................       Greenwich Capital Derivatives, Inc. The obligations of the auction swap counterparty will be guaranteed by The Royal Bank of Scotland plc.

AUCTION ADMINISTRATOR.......................       Wells Fargo Bank, N.A., in its capacity as securities
                                                   administrator.

STATISTICAL CALCULATION DATE................       November 1, 2005.

CUT-OFF DATE................................       December 1, 2005.

CLOSING DATE................................       On or about December 22, 2005.

DISTRIBUTION DATES..........................       Distributions on the certificates issued by the trust will be made on the 25th day of each month, or if that day is not a business day, then the next succeeding business day, beginning in January 2006.

THE TRUST...................................       The trust will be governed by a trust, pooling and servicing agreement, dated as of December 1, 2005, among the seller, the depositor, the trustee, the Delaware trustee, the master
                                                   servicer and the securities administrator, which we refer to in this prospectus supplement as the "agreement."  The
                                                   certificates represent in the aggregate the entire beneficial ownership interest in the trust.  Distributions of interest and/or principal on the offered certificates will be made only from payments received in connection with the mortgage loans and the yield maintenance agreements described below.

OFFERED CERTIFICATES........................       The twelve classes of offered certificates and their
                                                   pass-through rates and initial principal or notional amounts, as applicable, are set forth in the table below.  The offered certificates will be rated by S&P and Moody's, and it is a condition to closing that they receive at least the ratings described under "Ratings" below.

                                                   In addition to the offered certificates, the trust is issuing four classes of certificates which are not being offered
                                                   pursuant to this prospectus supplement, which we refer to as the "other certificates."  The pass-through rates and initial principal amounts of the other certificates are also set forth below.

                                                   The other certificates (except for the Class I Certificates)
                                                   provide credit support to the offered certificates. The
                                                   information contained in this prospectus supplement with regard to the other certificates is provided only to permit you to understand the offered certificates better.

                                              OFFERED CERTIFICATES
                                              --------------------
                                                    APPROXIMATE
                                                     INITIAL
                                                PRINCIPAL/NOTIONAL
    CLASS          PASS-THROUGH RATE(1)                AMOUNT                           DESIGNATION(2)
A-1                    Floating Rate             $        62,428,000            Senior Principal Certificates
A-2                    Floating Rate             $       238,478,000            Senior Principal Certificates
A-3                    Floating Rate             $       319,374,000            Senior Principal Certificates
A-4                    Floating Rate             $       787,581,000            Senior Principal Certificates
A-4X                    Fixed Rate                      (3)                  Senior Notional Amount Certificates
A-X               Weighted Average Coupon               (3)                  Senior Notional Amount Certificates
R-I                         n/a                  $                50                 Residual Certificate
R-II                        n/a                  $                50                 Residual Certificate
R-III                       n/a                  $                50                 Residual Certificate
B-1               Weighted Average Coupon        $        18,180,000               Subordinate Certificates
B-2               Weighted Average Coupon        $        11,635,000               Subordinate Certificates
B-3               Weighted Average Coupon        $         5,818,000               Subordinate Certificates
Total Offered Certificates:                      $     1,443,494,150
--------------------------

                                                 OTHER CERTIFICATES
                                                 ------------------
                                                 APPROXIMATE INITIAL
    CLASS            PASS-THROUGH RATE            PRINCIPAL AMOUNT                      DESIGNATION(2)
B-4               Weighted Average Coupon        $         4,363,000               Subordinate Certificates
B-5               Weighted Average Coupon        $         3,636,000               Subordinate Certificates
B-6               Weighted Average Coupon        $         2,908,453               Subordinate Certificates
I                           (4)                          (4)                                  (4)
Total Other Certificates:                        $        10,907,453

Total Certificates                               $     1,454,401,603

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(1) These balances are approximate. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates on the date of this prospectus supplement will not exceed 10%.
(2) For a complete list of designations used in this prospectus supplement to refer to the various classes of certificates, see "Designations" below.
(3) The Class A-4X and Class A-X Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts equal, in the case of the Class A-4X Certificates, to 1% of the current principal amount of the Class A-4 Certificates and, in the case of the Class A-X Certificates, to the current aggregate principal amount of all of the senior principal certificates as described in this prospectus supplement.
(4) The Class I Certificates do not have a principal amount or bear interest. They will be entitled only to any funds remaining in the final maturity reserve account following payment in full of all other classes of certificates.

PASS-THROUGH RATES..........................       The certificates (other than the residual certificates) will bear interest at the following per annum pass-through rates:

                                                   CLASS A-1 CERTIFICATES: for each distribution date (a) on or before the distribution date in December 2008, the sum of LIBOR and 0.20%, but in no event greater than the lesser of (i) the related available funds cap and (ii) 11.00%, and (b) after the distribution date in December 2008, an annual rate equal to the weighted average of the net rates of the group 1 mortgage loans, less, on and after the distribution date in December 2015, the
                                                   Final Maturity Reserve Rate, adjusted to an effective rate reflecting the accrual of interest on an

                                                   actual/360 basis. The pass-through rate with respect to the first interest accrual period is expected to be approximately
                                                   4.570% per annum.

                                                   CLASS A-2 CERTIFICATES: for each distribution date (a) on or before the distribution date in December 2008, the sum of LIBOR and 0.21%, but in no event greater than the lesser of (i) the related available funds cap and (ii) 11.00%, and (b) after the distribution date in December 2008, an annual rate equal to the weighted average of the net rates of the group 2 mortgage loans, less, on and after the distribution date in December 2015, the
                                                   Final Maturity Reserve Rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the first interest accrual period is expected to be approximately 4.580% per annum.

                                                   CLASS A-3 CERTIFICATES: for each distribution date (a) on or before the distribution date in December 2008, the sum of LIBOR and 0.23%, but in no event greater than the lesser of (i) the related available funds cap and (ii) 11.00%, and (b) after the distribution date in December 2008, an annual rate equal to the weighted average of the net rates of the group 3 mortgage loans, less, on and after the distribution date in December 2015, the
                                                   Final Maturity Reserve Rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the first interest accrual period is expected to be approximately 4.600% per annum.

                                                   CLASS A-4 CERTIFICATES: for each distribution date (a) on or before the distribution date in December 2008, the sum of LIBOR and 0.20%, but in no event greater than the lesser of (i) the related available funds cap and (ii) 11.00%, and (b) after the distribution date in December 2008, an annual rate equal to the weighted average of the net rates of the group 4 mortgage loans, less, on and after the distribution date in December 2015, the
                                                   Final Maturity Reserve Rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. The pass-through rate with respect to the first interest accrual period is expected to be approximately 4.570% per annum.

                                                   CLASS A-4X CERTIFICATES. For each distribution date on or before the distribution date in December 2008, 5.000% and (b) after the distribution date in December 2008, an annual rate equal to 0%.

                                                   AVAILABLE FUNDS CAPS: The available funds caps for the Class
                                                   A-1, Class A-2, Class A-3 and Class A-4 Certificates are the
                                                   weighted average of the net rates of the group 1, group 2, group
                                                   3 and group 4 mortgage loans, respectively, less, in the case of the group 4 mortgage loans, through the distribution date in
                                                   December 2008, 0.05% and less, in the case of the group 1, group
                                                   2, group 3 and group 4 mortgage loans, on and after the
                                                   distribution date in December 2015, the related Final Maturity
                                                   Reserve Rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

                                                   CLASS A-X CERTIFICATES: for each distribution date (a) on or before the distribution date in December 2008, an annual rate equal to the weighted average (weighted on the basis of the current principal amounts of the related senior principal
                                                   certificates) of the excess, if any, of (i) the weighted average net rate of the mortgage loans in each mortgage loan group for that distribution date, over (ii) the pass-through rate,
                                                   adjusted to reflect the accrual of interest on a 30/360 basis, of the related class of senior principal certificates or in the case of mortgage loan group 4, the sum of the pass-through rate of the Class A-4 Certificates and 0.05% and (b) after the
                                                   distribution date in December 2008, an annual rate equal to zero. The pass-through rate with respect to the first interest accrual period is expected to be approximately 0.1515% per annum.

                                                   Notwithstanding the foregoing, on each distribution date, the interest that would otherwise be distributable to the Class A-X
                                                   Certificates, based on the pass-through rate described above, may be reduced by the amount, if any, that is necessary to fund payment of any available funds cap shortfalls to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
                                                   after application of any amounts received under the yield
                                                   maintenance agreements, as described

                                                   in this prospectus supplement.

                                                   CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4, CLASS B-5 AND CLASS
                                                   B-6 CERTIFICATES: for each distribution date, the weighted average of the weighted average of the net rates of the mortgage loans for each mortgage loan group, weighted on the basis of the excess of the scheduled principal balances of the mortgage loans in each mortgage loan group for the immediately preceding
                                                   distribution date over the current principal amount of the related senior principal certificates, less, on and after the distribution date in December 2015, the related Final Maturity
                                                   Reserve Rate. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.375%
                                                   per annum.

                                                   The "net rate" for each mortgage loan is the mortgage rate less the related servicing fee rate and the master servicing fee rate attributable to that mortgage loan and any retained interest rate
                                                   (with respect to certain mortgage loans made to employees or outside directors of Thornburg Mortgage, Inc. or its affiliates), in each case expressed as a per annum rate.

DENOMINATIONS...............................       With respect to:

                                                    o    the senior principal certificates, $25,000 and increments
                                                         of $1,000 in excess thereof;

                                                    o    the Class A-X Certificates, $100,000 and increments of
                                                         $1,000 in excess thereof;

                                                    o    each residual certificate, a single certificate of $50; and

                                                    o    the offered subordinate certificates, $25,000 and
                                                         increments of $1.00 in excess thereof.

                                                   One certificate of each class of certificates may be issued in a different principal amount or notional amount to accommodate the remainder of the initial principal amount or notional amount of that class.

REGISTRATION OF THE OFFERED
     CERTIFICATES...........................        The trust will issue the offered certificates, other than the residual certificates, initially in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company,
                                                   Clearstream Banking, societe anonyme or the Euroclear System.
                                                   The trust will issue the residual certificates in certificated, fully-registered form.

RECORD DATE.................................       For the senior principal certificates and the Class A-4X
                                                   Certificates, the close of business on the business day
                                                   preceding the applicable distribution date so long as such certificates remain in book-entry form; and otherwise the record date shall be the same as for the other offered certificates.
                                                   For each other class of offered certificates, for the first distribution date, the closing date and for any distribution date thereafter, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

INTEREST ACCRUAL PERIOD.....................       For the senior principal certificates and the Class A-4X
                                                   Certificates, the period from and including the preceding
                                                   distribution date (or from the Closing Date with respect to the first distribution date) to and including the day prior to the current distribution date. Interest will accrue on these classes during each related interest accrual period on the basis of a
                                                   360-day year and the actual number of days in the interest accrual period. For each other class of offered certificates
                                                   (other than the residual certificates), the calendar month preceding the month in which the distribution date occurs, beginning in December 2005. Interest will accrue on these
                                                   classes on the basis of a 360-day year comprised of twelve
                                                   30-day months.

DESIGNATIONS................................       We sometimes use certain terms to refer to a class or multiple classes of certificates. These terms reflect the characteristics of the various classes, and are as follows:

     Senior Certificates.....................      The Class A-1, Class A-2, Class A-3, Class A-4, Class A-4X and
                                                   Class A-X Certificates.

     Notional Amount Certificates...........       The Class A-X Certificates and the Class A-4X Certificates.

     Senior Principal Certificates..........       The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

     Group 1 Senior Certificates or Senior         The Class A-1 Certificates and the portion of the Class A-X
     Certificate Group 1....................       Certificates derived from the group 1-mortgage loans.

     Group 2 Senior Certificates or Senior         The Class A-2 Certificates and the portion of the Class A-X
     Certificate Group 2....................       Certificates derived from the group 2 mortgage loans.

     Group 3 Senior Certificates or Senior         The Class A-3 Certificates and the portion of the Class A-X
     Certificate Group 3....................       Certificates derived from the group 3 mortgage loans.

     Group 4 Senior Certificates or Senior         The Class A-4 Certificates, the Class A-4X Certificates and the
     Certificate Group 4....................       portion of the Class A-X Certificates derived from the group 4 mortgage loans.

     Senior Certificate Group................      Any of Senior Certificate Group 1, Senior Certificate Group 2,
                                                   Senior Certificate Group 3 or Senior Certificate Group 4.

     Subordinate Certificates.................     The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and
                                                   Class B-6 Certificates.

     Offered Subordinate Certificates.........     The Class B-1, Class B-2 and Class B-3 Certificates.

     Regular Certificates.....................     All classes of certificates other than the residual certificates and the Class I Certificates.

     Residual Certificates....................     The Class R-I, Class R-II and Class R-III Certificates.

THE MORTGAGE POOL.............................     All of the mortgage loans will be sold by the seller to the depositor in accordance with a mortgage loan purchase agreement, to be dated as of December 1, 2005, and will immediately
                                                   thereafter be sold by the depositor to the trust pursuant to the terms of the agreement.

                                                   The mortgage loans will consist of approximately 2,212
                                                   conventional, hybrid and adjustable rate, first lien residential mortgage loans, which have original terms to stated maturity of not more than 40 years and

                                                   which have an aggregate unpaid principal balance as of the statistical calculation date (after giving effect to scheduled monthly payments due on such date) of approximately
                                                   $1,458,806,634.

                                                   "Hybrid mortgage loans" are fixed rate mortgage loans that convert to adjustable rate mortgage loans after an initial period of time.

                                                   Approximately 78.33% of the mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination. The interest rates on approximately
                                                   12.29% of the mortgage loans may be modified to another
                                                   adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan in accordance with the terms of the related mortgage notes. Thornburg Mortgage, Inc., the parent company of the seller, has the obligation to purchase any mortgage loan whose interest rate is modified in accordance with the related mortgage note. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a
                                                   modification that is not then permitted under the related
                                                   mortgage note. In both cases, the purchase price for the
                                                   applicable mortgage loan would equal its unpaid principal
                                                   balance plus accrued interest. None of the mortgage loans may be converted at the option of the related borrowers to a fixed interest rate.

                                                   With respect to all adjustable rate loans and all hybrid
                                                   mortgage loans once they become adjustable rate loans, the interest rate on each such mortgage loan will be adjusted in general either annually based on the One-Year U.S. Treasury
                                                   Index or One-Year LIBOR, semi-annually based on Six-Month LIBOR or monthly based on One-Month LIBOR, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under "Description of the

                                                   Mortgage Loans" in this prospectus supplement. The various indices are described under "Description of the Mortgage Loans--
                                                   Indices on the Mortgage Loans" in this prospectus supplement.

                                                   The mortgage loans have been divided into four "mortgage loan groups," designated as the "group 1 mortgage loans," "group 2 mortgage loans," "group 3 mortgage loans," and "group 4 mortgage loans," as more fully described below and in Schedule A to this prospectus supplement. The mortgage loan groups have the
                                                   following characteristics:

                                                   GROUP 1 MORTGAGE LOANS: those mortgage loans that are currently adjustable rate loans as to which the next interest rate
                                                   adjustment will occur no later than one year following the closing date and those hybrid mortgage loans that are currently in their initial fixed-rate period of three years following origination and thereafter will generally adjust on an annual or semi-annual basis.

                                                   GROUP 2 MORTGAGE LOANS: those hybrid mortgage loans that are currently in their initial fixed-rate period of five years following origination and thereafter will generally adjust on an annual or semi-annual basis.

                                                   GROUP 3 MORTGAGE LOANS: those hybrid mortgage loans that are currently in their initial fixed rate period of seven years following origination and thereafter will generally adjust on an annual or semi-annual basis.

                                                   GROUP 4 MORTGAGE LOANS: those hybrid mortgage loans that are currently in their initial fixed rate period of ten years
                                                   following origination and thereafter will generally adjust on an annual or semi-annual basis.

                                                   The group 1, group 2, group 3 and group 4 senior principal certificates will be entitled to receive distributions solely from the group 1, group 2, group 3 and group 4 mortgage loans, respectively, except under the limited circumstances we describe in this prospectus supplement.

                                                   We have presented below certain additional information regarding the mortgage loans and the related mortgaged properties both in the aggregate and for each mortgage loan group as of the
                                                   statistical calculation date.

                                                   You should refer to "Description of the Mortgage Loans" in this prospectus supplement for more information regarding the
                                                   mortgage loans including how the statistical mortgage loans may vary from the mortgage loans delivered on the closing date. In addition, Schedule A, which is attached and is a part of this prospectus supplement, presents more detailed statistical
                                                   information relating to the mortgage loans in the aggregate and for each mortgage loan group as of the statistical calculation date.

------------------------------------------------------------------------------------------------------------------------------
                                              GROUP 1        GROUP 2          GROUP 3          GROUP 4            TOTAL
                                              MORTGAGE       MORTGAGE        MORTGAGE         MORTGAGE           MORTGAGE
                                                LOANS          LOANS           LOANS            LOANS             LOANS
------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                    95             419            536              1,162           2,212
------------------------------------------------------------------------------------------------------------------------------
Aggregate Scheduled Principal Balance       $64,491,615    $248,737,851   $330,251,429     $815,325,739    $1,458,806,634
------------------------------------------------------------------------------------------------------------------------------
Minimum Scheduled Principal Balance         $57,000        $60,000        $72,000          $44,956         $44,956
------------------------------------------------------------------------------------------------------------------------------
Maximum Scheduled Principal Balance         $4,500,000     $6,200,000     $5,910,000       $4,800,000      $6,200,000
------------------------------------------------------------------------------------------------------------------------------
Average Scheduled Principal Balance         $678,859       $593,646       $616,141         $701,657        $659,497
------------------------------------------------------------------------------------------------------------------------------
Minimum Mortgage Rate                       4.750%         4.700%         4.375%           4.375%          4.375%
------------------------------------------------------------------------------------------------------------------------------
Maximum Mortgage Rate                       6.625%         6.625%         6.500%           6.750%          6.750%
------------------------------------------------------------------------------------------------------------------------------
Weighted Average Mortgage Rate              5.621%         5.626%         5.584%           5.683%          5.648%
------------------------------------------------------------------------------------------------------------------------------
Weighted Average Net Rate                   5.361%         5.366%         5.254%           5.423%          5.372%
------------------------------------------------------------------------------------------------------------------------------
Minimum Remaining Term to Maturity
(months)                                    319            254            321              312             254
------------------------------------------------------------------------------------------------------------------------------
Maximum Remaining Term to Maturity
(months)                                    478            477            478              360             478
------------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Term to
  Maturity (months)                         352            356            357              357             357
------------------------------------------------------------------------------------------------------------------------------
Weighted Average Original Loan-to-Value
  Ratio                                     68.35%         68.79%         71.55%           64.96%          67.26%
------------------------------------------------------------------------------------------------------------------------------
                                            CO - 23.23%    CA - 25.45%    CA - 26.86%      CA - 41.76%     CA - 34.50%
                                            CA - 16.83%    FL - 11.97%    IL - 8.29%       NY - 8.02%      NY - 7.66%
Top 3 Locations of Mortgaged Property:      FL - 14.37%    CO - 9.58%     CO - 7.44%       CO - 6.46%      CO - 7.96%
------------------------------------------------------------------------------------------------------------------------------
Weighted Average Gross Margin               1.888%         2.007%         2.120%           2.229%          2.152%
------------------------------------------------------------------------------------------------------------------------------
Weighted Average Initial Cap                4.029%         5.080%         5.018%           5.104%          5.033%
------------------------------------------------------------------------------------------------------------------------------
Weighted Average Periodic Cap               1.896%         1.898%         1.965%           1.977%          1.957%
------------------------------------------------------------------------------------------------------------------------------
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)                   10.641%        10.746%        10.598%          10.828%         10.754%
------------------------------------------------------------------------------------------------------------------------------
Weighted Average Months to Next Rate
Adjustment Date (months)                    33             58             82               118             96
------------------------------------------------------------------------------------------------------------------------------
Related Index (following the expiration of the related fixed rate period, if any):
------------------------------------------------------------------------------------------------------------------------------
One-Month LIBOR                             1.21%          0.48%          N/A              0.13%           0.21%
------------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                             10.37%         10.35%         3.51%            2.39%           4.36%
------------------------------------------------------------------------------------------------------------------------------
One-Year LIBOR                              88.08%         73.56%         93.07%           62.26%          72.30%
------------------------------------------------------------------------------------------------------------------------------
One-Year U.S. Treasury                      0.34%          15.61%         3.42%            35.21%          23.13%
------------------------------------------------------------------------------------------------------------------------------

SERVICING OF THE MORTGAGE LOANS.............       Wells Fargo Bank, N.A., as master servicer, will oversee the servicing of the mortgage loans by the primary servicers, but will not be ultimately responsible for the servicing of the mortgage loans except as provided in this prospectus supplement.
                                                   Thornburg Mortgage Home Loans, Inc., ABN AMRO Mortgage Group,
                                                   Inc., Wells Fargo Bank, N.A. and First Republic Bank, each as primary servicer, and the other primary servicers of the mortgage loans, will service the mortgage loans in accordance with their respective servicing agreements.  Servicing may subsequently be transferred to other primary servicers in accordance with the agreement and the servicing agreements, as described in this prospectus supplement.

                                                   We have provided additional information regarding the master servicer and certain of the servicers under "The Master Servicer and the Servicers" in this prospectus supplement. In addition, the applicable table in Schedule A to this prospectus supplement contains a complete list of the servicers.

MONTHLY ADVANCES............................       The servicers will be obligated to make advances of delinquent monthly interest and principal payments under the circumstances described in this prospectus supplement.  The master servicer will be obligated to make any required delinquency advances if the applicable servicer fails to do so, to the extent provided in the agreement.  These advances are intended to provide liquidity only, and are recoverable by the applicable servicer or the master servicer out of certain future collections on the related mortgage loan, or, in certain cases, the mortgage loans in the same mortgage loan group or all of the mortgage loans.  Neither the master servicer nor any servicer is obligated to make any advance if it determines that the advance would be nonrecoverable.

                                                   We refer you to "The Master Servicer and the Servicers--Advances"
                                                   and "Description of the Certificates--Available Funds" in this prospectus supplement for additional information.

PAYMENTS ON THE CERTIFICATES................       Payments on the offered certificates will be made to the extent of funds available and allocable to that class of certificates in accordance with the payment priorities described below.

                                                   INTEREST PAYMENTS.  As a certificateholder, you will generally be entitled to receive on each distribution date interest on the certificates of each interest-bearing class you hold, which accrued during the preceding applicable interest accrual period at the applicable pass-through rate for that class set forth in this prospectus supplement multiplied by the current principal amount or notional amount of that class immediately prior to that distribution date calculated on the basis of the applicable day count fraction.

                                                   Shortfalls of interest paid on the mortgage loans may reduce interest distributions. The servicers and the master servicer will make up certain interest shortfalls resulting from
                                                   prepayments in full or, in certain cases in part, by making compensating interest payments. We refer you to "The Master
                                                   Servicer and the Servicers--Interest Shortfalls" in this
                                                   prospectus supplement.

                                                   PRINCIPAL PAYMENTS. Principal distributions on certificates entitled to principal distributions will be allocated among the various classes of certificates to the extent of available funds. For a description of the amount and priority of principal payments to each class of offered certificates, we refer you to
                                                   "Description of the Certificates-- Distributions on the
                                                   Certificates" in this prospectus supplement. Not all classes of offered certificates will receive principal on each distribution date. The Class A-4X and the Class A-X Certificates are not entitled to payments in respect of principal.

                                                   PAYMENT PRIORITIES. On each distribution date, your certificates will be entitled to receive payments primarily from collections and other recoveries on the mortgage loans (in the case of the senior principal certificates, generally only in the applicable mortgage loan group), in the following general order of
                                                   priority:

                                                   o   first, interest to the senior certificates, pro rata between the certificates in a given senior certificate

                                                       group; provided that only the portion of the notional amount of the Class A-X Certificates derived from the related mortgage loan group will be used to determine such pro rata
                                                       allocation; and provided, further, that interest otherwise payable to the Class A-X Certificates on that distribution date, to the extent of the required available funds cap
                                                       reserve fund deposit for that date, will be deposited in the available funds cap reserve fund;

                                                   o   second, yield maintenance amounts from the applicable yield maintenance agreement for the related loan group, to the
                                                       Class A-1, Class A-2, Class A-3 and Class A-4 Certificates,
                                                       as applicable, to the extent of any unpaid available funds cap shortfalls on such certificates, and then, to the extent of any excess yield maintenance amounts, to the Class A-X
                                                       Certificates;

                                                   o   third, from the available funds cap reserve fund, to the
                                                       Class A-1, Class A-2, Class A-3 and Class A-4 Certificates,
                                                       as applicable, to the extent of any remaining unpaid
                                                       available funds cap shortfalls on such certificates;

                                                   o   fourth, principal to the senior certificates (other than the
                                                       Class A-X and Class A-4X Certificates);

                                                   o   fifth, to the subordinate certificates, interest and then
                                                       principal on each class, in the order of their numerical
                                                       class designations;

                                                   o   sixth, any amount released from the final maturity reserve account on the earlier of the final scheduled distribution date and the termination of the trust to make certain
                                                       payments, on the certificates, in the order of priority
                                                       described under "Description of the Certificates--The Final
                                                       Maturity Reserve Trust" in this prospectus supplement; and

                                                   o   seventh, in the unlikely event of any remaining amounts, to the residual certificates.

                                                   On the first distribution date, each class of residual
                                                   certificates will receive $50 from a separate deposit made by the depositor on the closing date.

CREDIT ENHANCEMENT..........................       Credit enhancement for each class of offered certificates other than the residual certificates is provided by subordination of one or more other classes of certificates in payment priority and by the method of loss allocation.  The subordinate certificates provide this credit enhancement for the senior certificates.
                                                   Among the subordinate certificates, each class of certificates with a higher numerical class designation provides credit
                                                   enhancement for each class of certificates with a lower numerical class designation.  The Class B-1 Certificates benefit from the subordination of all other classes of subordinate certificates.
                                                   The Class B-6 Certificates do not benefit from any subordination or other form of credit enhancement.  Subordination will, first, increase the likelihood of timely receipt by holders of
                                                   certificates with a higher relative payment priority of the amount to which they are entitled on any distribution date, and second, provide those holders with protection against losses resulting from defaults on the mortgage loans.

                                                   PAYMENT PRIORITY.  The issuer will make payments to the senior certificates prior to making payments to the subordinate
                                                   certificates, and will make payments to the subordinate
                                                   certificates in the order of their numerical class designations, in the manner set forth in "Description of the
                                                   Certificates--Distributions on the Certificates" in this
                                                   prospectus supplement.

                                                   ALLOCATION OF LOSSES. The issuer will allocate losses on the mortgage loans first, to the subordinate certificates, in
                                                   reverse numerical order beginning with the class with the
                                                   highest numerical designation (the Class B-6 Certificates), before allocating losses to the senior certificates. The issuer will allocate a loss to a class of certificates by reducing the current principal amount of that class. If no subordinate
                                                   certificates remain outstanding, losses with respect to the group 1, group 2, group 3 and group 4 mortgage loans will reduce the current principal amount of the Class A-1, Class A-2, Class
                                                   A-3 and Class A-4 Certificates, respectively, and, in the case of the group 4 mortgage loans, the notional

                                                   amount of the Class A-4X Certificates and in each case, the notional amount of the Class A-X Certificates.

                                                   INITIAL SUBORDINATION. As of the closing date, the aggregate current principal amounts of the Class B-1, Class B-2, Class
                                                   B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 3.20% of the aggregate current principal amounts of all the classes of certificates. As of the closing date, the aggregate current principal amounts of the Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 0.75% of the aggregate current principal amounts of all the classes of
                                                   certificates.

                                                   PRINCIPAL PREPAYMENT LOCK-OUT PERIOD. In addition, to extend the period during which the subordinate certificates remain
                                                   available as credit enhancement to the senior certificates, the issuer will allocate the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related mortgage loan group to the senior principal certificates related to that mortgage loan group to the extent described in this prospectus supplement during the first seven years after the cut-off date (with that allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement, unless after three years the amount of subordination provided to the senior certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied). This will accelerate the amortization of each class of senior principal certificates as a whole and, in the absence of losses in respect of the mortgage loans in the related
                                                   mortgage loan group, increase the percentage interest in the principal balance of the mortgage loans in each mortgage loan group evidenced by the subordinate certificates.

                                                   We have provided additional information about these matters under the captions "Description of the
                                                   Certificates--Distributions on the Certificates," "--Allocation
                                                   of Losses; Subordination" and "--Subordination" in this
                                                   prospectus supplement.

                                                   LIMITED CROSS-COLLATERALIZATION. In certain limited
                                                   circumstances relating to a loan group's experiencing either rapid prepayments or disproportionately high realized losses, a class of senior certificates may receive cash flow from
                                                   unrelated mortgage loan groups that would otherwise have been paid to the subordinate certificates, as described under
                                                   "Description of the Certificates--Distributions on the
                                                   Certificates" in this prospectus supplement.

YIELD MAINTENANCE AGREEMENTS................       The holders of the Class A-1, Class A-2, Class A-3 and Class A-4
                                                   Certificates will each have the benefit of an interest rate cap agreement referred to herein as a yield maintenance agreement.
                                                   Any payments received under the yield maintenance agreements with respect to a distribution date will be available to cover available funds cap shortfall amounts in the priorities
                                                   described herein incurred by the holders of Class A-1, Class
                                                   A-2, Class A-3 and Class A-4 Certificates, as applicable, when the related interest rate is limited by the related available funds cap, but not in excess of 11.00%. These payments may mitigate against the effects of the related available funds cap resulting from a mismatch between the weighted average net mortgage rate of certain of the hybrid mortgage loans, as
                                                   specified herein, during their fixed-rate period and LIBOR used to determine the interest rates on the Class A-1, Class A-2,
                                                   Class A-3 and Class A-4 Certificates.

                                                   You should refer to "Description of the Certificates--Interest"
                                                   in this prospectus supplement for additional information
                                                   concerning the amounts payable under the yield maintenance agreements.

FINAL MATURITY RESERVE TRUST................       On and after the distribution date in December 2015, a portion of interest collections calculated at a per annum rate of
                                                   approximately 0.030%, 0.009% and 0.006% of the total principal balance of the group 1, group 2 and group 3 mortgage loans, respectively, to the extent available after payment of certain fees and expenses of the trust but before payment of interest to certificateholders, will be deposited in the final maturity reserve account, which is a separate trust account maintained by the securities administrator on behalf of the final maturity reserve trust. On the earlier of the final scheduled
                                                   distribution date for all classes

                                                   other than the Class A-4, Class A-4X and Class A-X Certificates and the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

                                                   We have described the final maturity reserve trust in more detail under "Description of the Certificates--The Final
                                                   Maturity Reserve Trust" in this prospectus supplement.

LIMITED RECOURSE............................      The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust.
                                                   The trust will have no other source of cash for such payments other than collections and recoveries on the mortgage loans through insurance or otherwise, any payments received from the yield maintenance counterparty under the yield maintenance agreements, any payments received under the auction swap
                                                   agreement from the auction swap counterparty and any payments from the final reserve maturity trust.  No other entity will be required or expected to make any payments on the certificates.

ASSUMED FINAL DISTRIBUTION  DATE............       The distribution date in December 2035 for each class of
                                                   certificates other than the Class A-4X and Class A-X
                                                   Certificates for which the assumed final distribution date is
                                                   December 2008. It is likely that the actual final distribution dates will occur earlier due to prepayments or the exercise of the optional termination right described below.

MANDATORY AUCTION OF THE CLASS A-1, CLASS
A-2, CLASS A-3 AND CLASS A-4 CERTIFICATES...       Prior to the distribution date in December 2008, Wells Fargo
                                                   Bank, N.A., in its capacity as securities administrator acting as auction administrator, will auction each class of the Class
                                                   A-1, Class A-2, Class A-3 and Class A-4 Certificates then
                                                   outstanding to third party investors.

                                                   ON THE DISTRIBUTION DATE IN DECEMBER 2008, THE CLASS A-1, CLASS
                                                   A-2, CLASS A-3 AND CLASS A-4 CERTIFICATES WILL BE TRANSFERRED TO
                                                   THIRD-PARTY INVESTORS, IN RETURN FOR A DISTRIBUTION OF THE THEN
                                                   OUTSTANDING CURRENT PRINCIPAL BALANCE OF THOSE

                                                   CERTIFICATES PLUS ANY INTEREST SHORTFALLS RESULTING FROM THE
                                                   APPLICABLE AVAILABLE FUNDS CAPS (TO THE EXTENT RECEIVED FROM THE
                                                   RELATED THIRD PARTY INVESTORS AND, IF APPLICABLE, THE AUCTION
                                                   SWAP COUNTERPARTY).

                                                   The auction administrator will enter into an auction swap
                                                   agreement pursuant to which Greenwich Capital Derivatives, Inc., as the auction swap counterparty, will agree to pay the excess, if any, of the outstanding current principal balance of the
                                                   Class A-1, Class A-2, Class A-3 and Class A-4 Certificates plus any unpaid available funds cap shortfalls resulting from the applicable available funds caps, after application of all
                                                   interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in December 2008, over the amount received in the auction. In the event that all or a portion of a class of Class A-1, Class A-2, Class A-3 or Class A-4
                                                   Certificates is not sold in the auction, the auction proceeds for such unsold certificates will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding current principal amount of the unsold
                                                   certificates plus any unpaid available funds cap shortfalls resulting from the applicable available funds caps, after
                                                   application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in
                                                   December 2008. In the event that the amount received in the auction is greater than the current principal amount of the certificates plus any unpaid available funds cap shortfalls resulting from the applicable available funds caps, that excess will not be paid to the certificateholders.

OPTIONAL TERMINATION RIGHT..................       Thornburg Mortgage Home Loans, Inc., in its capacity as a
                                                   servicer of a substantial portion of the mortgage loans, may repurchase from the trust all mortgage loans and REO properties remaining in the trust at the purchase price set forth in the agreement when the scheduled principal balance of the mortgage loans is less than 10% of their scheduled principal balance on the cut-off date. We refer to this option as the "optional termination right" and the first distribution

                                                   date on which such right may be exercised as the "optional termination date" in this prospectus supplement. Any such
                                                   repurchase will result in the retirement of the certificates. In addition, if the depositor determines, based upon an opinion of counsel, that the REMIC status of any REMIC created by the trust has been lost or that a substantial risk exists that REMIC status will be lost for the then current taxable year, it may purchase the mortgage loans, terminate the trust and retire the certificates.

OPTIONAL SECURITIES PURCHASE RIGHT..........       Thornburg Mortgage, Inc. will have the option to purchase all outstanding certificates on any distribution date on or after which the aggregate scheduled principal balance of the mortgage loans is equal to or less than 20% of their aggregate scheduled principal balance as of the cut-off date.  We refer to this option as the "optional securities purchase right" and the first distribution date on which such right may be exercised as the
                                                   "optional securities purchase date" in this prospectus supplement.
MATERIAL FEDERAL INCOME TAX
CONSIDERATIONS..............................       The securities administrator, on behalf of the trustee, will elect to treat all or a portion of the assets of the trust as multiple REMICs for federal income tax purposes. Each of the certificates (other than the residual certificates and the Class
                                                   I Certificates) will represent ownership of a "regular interest"
                                                   in a REMIC and each residual certificate will be designated as the sole class of "residual interest" in a REMIC. In addition, each Class A-1, Class A-2, Class A-3 and Class A-4 Certificate
                                                   will represent ownership of certain rights and obligations with respect to the sale of such certificates on the auction
                                                   distribution date, as well as certain potential obligations under the optional securities purchase right. Moreover, each such certificate will represent certain rights to payments in respect of available funds cap shortfall amounts, and the Class
                                                   A-X Certificates will represent certain obligations with respect to the available funds cap reserve fund and, with respect to the yield maintenance agreements, the right to receive any excess amounts therefrom. The offered certificates (other than the
                                                   Class A-4, Class A-4X and the Class A-X Certificates) represent ownership of rights and obligations with

                                                   respect to the purchase of such certificates from payments from the final maturity reserve trust. These additional
                                                   rights and obligations will represent rights and
                                                   obligations separate from the REMIC regular interest.

                                                   There are restrictions on the ability of certain types of
                                                   investors to purchase the residual certificates. The residual certificates may each constitute a "non-economic" residual interest for purposes of the REMIC regulations.

                                                   You should review the material under the captions "Material
                                                   Federal Income Tax Considerations" and "Restrictions on
                                                   Purchase and Transfer of the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences"
                                                   in the prospectus for further information regarding the
                                                   federal income tax consequences of investing in the
                                                   certificates.

ERISA CONSIDERATIONS........................       Generally, all of the certificates offered by this prospectus supplement (except the residual certificates) may be acquired by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or
                                                   Section 4975 of the Internal Revenue Code of 1986 or by persons investing on behalf of or with plan assets of such plans but, with the exception of the Class A-4X Certificates, only if such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations--ERISA
                                                   Considerations With Respect to Auction Swap Agreement and the
                                                   Final Maturity Reserve Trust." A fiduciary of an employee
                                                   benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

                                                   You should review the material under "ERISA Considerations" in the prospectus supplement and in the prospectus for a more complete discussion of these issues.

RESTRICTIONS ON PURCHASE
AND TRANSFER OF THE RESIDUAL CERTIFICATES...       If you wish to purchase or subsequently transfer a residual certificate, you must obtain the consent of the depositor and you may not be, or transfer to, a "disqualified organization," a publicly traded partnership or a person who is not a "United
                                                   States person" under the Internal Revenue Code of 1986, as amended.

RATINGS............................................The issuer will issue the offered certificates only if the respective classes receive at least the ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies,
                                                   Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's").  We
                                                   also refer to each of S&P and Moody's in this prospectus
                                                   supplement as a "rating agency."

                                                           Class                   S&P                 Moody's
                                                           -----                   ---                 -------
                                                   Class A-1                       AAA                   Aaa
                                                   Class A-2                       AAA                   Aaa
                                                   Class A-3                       AAA                   Aaa
                                                   Class A-4                       AAA                   Aaa
                                                   Class A-4X                      AAA                   Aaa
                                                   Class A-X                       AAA                   Aaa
                                                   Class R-I                       AAA                   Aaa
                                                   Class R-II                      AAA                   Aaa
                                                   Class R-III                     AAA                   Aaa
                                                   Class B-1                       AA                 Not Rated
                                                   Class B-2                        A                 Not Rated
                                                   Class B-3                       BBB                Not Rated

                                                   You should evaluate the ratings of the offered certificates of any class independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities. The rating agencies may revise or withdraw any of their ratings at any time.

LEGAL INVESTMENT............................       The senior certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the
                                                   Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as a nationally recognized statistical rating
                                                   organization rates these certificates in one of the two highest rating categories. It is not anticipated that the remaining classes of certificates will constitute "mortgage related
                                                   securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, TOGETHER WITH THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS WHICH YOU SHOULD ALSO CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

THE YIELD ON THE CERTIFICATES
   MAY BE AFFECTED BY CHANGES IN INTEREST
   RATES....................................       On or prior to the distribution date in December 2008, the interest rate for the Class A-1, Class A-2, Class A-3 and Class
                                                   A-4 Certificates is determined based upon a LIBOR index (which interest rate also is used to determine the interest rate of the
                                                   Class A-X Certificates), and the interest rate for the
                                                   subordinate certificates is determined based upon the weighted average interest rate of the mortgage loans, less certain fees of the trust, retained interest and, on and after the
                                                   distribution date in December 2015, amounts deposited in the final maturity reserve account. After the distribution date in
                                                   December 2008, the interest rate for the Class A-1, Class A-2,
                                                   Class A-3 and Class A-4 Certificates will be determined based upon the weighted average interest rate of the mortgage loans in the related mortgage loan group, less certain fees of the trust, retained interest and, on and after the distribution date in
                                                   December 2015, amounts deposited in the final maturity reserve account. The interest rates on the mortgage loans will be
                                                   calculated on the basis of the related index plus the applicable margin (or a fixed interest rate for a limited period of time), as described in this prospectus supplement. No prediction can be made as to future levels of one-month LIBOR (the applicable index in determining the interest rate for approximately 0.21%
                                                   of the mortgage loans), six-month LIBOR (the applicable index in determining the interest rate for approximately 4.36% of the mortgage loans), one-year LIBOR (the applicable index in
                                                   determining the interest rate for approximately 72.30% of the mortgage loans) and one-year U.S. Treasury Index (the applicable index in determining the interest rate for approximately 23.13%
                                                   of the mortgage loans) or as to the timing of any changes
                                                   therein, each of which will affect the yields of the
                                                   certificates.

                                                   Except for any payments made under the yield maintenance
                                                   agreements or from the available funds cap

                                                   reserve fund for the benefit of the holders of the Class A-1,
                                                   Class A-2, Class A-3 and Class A-4 Certificates, as described herein, on or prior to the distribution date in December 2008, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
                                                   will absorb the risk associated with available funds cap
                                                   shortfall amounts determined as the excess of (1) the interest rate for such class of certificates calculated on the basis of
                                                   LIBOR plus the applicable margin (subject to a maximum interest rate of 11.00%) over (2) the applicable available funds cap, which is generally based on the weighted average net rate on the mortgage loans in the related mortgage loan group, as described under "Description of the Certificates--Interest" in this
                                                   prospectus supplement.

                                                   On or prior to the distribution date in December 2008, the holders of the Class A-1, Class A-2, Class A-3 and Class A-4
                                                   Certificates may not always receive interest at a rate equal to
                                                   LIBOR plus the applicable margin. If LIBOR plus the applicable margin is greater than either (i) the applicable available funds cap, which is generally based on the weighted average net rates of the mortgage loans in the related mortgage pool or (ii)
                                                   11.00% per annum, the interest rate of those certificates will be reduced to the lesser of the applicable available funds cap and 11.00%. Similarly, if the weighted average of the available funds caps is less than or equal to the weighted average
                                                   interest rates of the Class A-1, Class A-2, Class A-3 and Class
                                                   A-4 Certificates, the interest rate of the Class A-X
                                                   Certificates will be reduced to zero. Thus, the yield to
                                                   investors in the Class A-1, Class A-2, Class A-3, Class A-4 and
                                                   Class A-X Certificates will be sensitive to fluctuations in the level of LIBOR and may be adversely affected by the application of the applicable available funds cap, however, with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
                                                   only, to the extent not offset by amounts paid under the related yield maintenance agreement and any interest otherwise payable to the Class A-X Certificates.

                                                   The prepayment of mortgage loans with relatively higher net rates may result in lower available funds caps. Consequently, if on any distribution date the application of the related
                                                   available funds cap results in an interest payment lower than, in the case of the Class A-1, Class

                                                   A-2, Class A-3 and Class A-4 Certificates, on or prior to the distribution date in December 2008, LIBOR plus the applicable margin (subject to the maximum interest rate of 11.00%) on the
                                                   Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
                                                   during the related accrual period or, in the case of the
                                                   subordinate certificates and, after the distribution date in
                                                   December 2008, the Class A-1, Class A-2, Class A-3 and Class A-4
                                                   Certificates, a lower weighted average net rate on the mortgage loans during the related accrual period, the value of one or more classes of the certificates may be temporarily or
                                                   permanently reduced.

                                                   Yield maintenance agreements relating to the hybrid mortgage loans provide the Class A-1, Class A-2, Class A-3 and Class A-4
                                                   Certificates protection against available funds cap shortfall amounts. However, investors in the Class A-1, Class A-2, Class
                                                   A-3 and Class A-4 Certificates should be aware that the interest rates on substantially all of the mortgage loans are adjusted annually based on the related one-year LIBOR index or the
                                                   one-year U.S. Treasury Index or semi-annually based on the six-month LIBOR index. Consequently, the interest that becomes due on those mortgage loans during the related due period may be less than interest that would accrue on those certificates at the rate of LIBOR plus the applicable margin. In a rising
                                                   interest rate environment, such certificates may receive
                                                   interest at the related available funds cap, and the interest payments on the Class A-X Certificates may be reduced or
                                                   eliminated for a protracted period of time.

                                                   See "Description of the Mortgage Loans" in this prospectus supplement.

APPLICATION OF THE AVAILABLE FUNDS CAPS
   AND TIMING OF INTEREST RATE ADJUSTMENTS
   MAY REDUCE INTEREST......................       The yields on the Class A-1, Class A-2, Class A-3 and Class A-4
                                                   Certificates will be sensitive to changes in the level of LIBOR and may be adversely affected by application of the related available funds cap, which, if less than 11.00%, is the maximum rate of interest for each of these classes of certificates for any distribution date. In addition, the related available funds cap may be applied to the interest rates paid on the senior certificates

                                                   (other than the Class A-4X and Class A-X Certificates) on any distribution date because, for example:

                                                   o   The indices applicable to the mortgage loans generally
                                                       differ from, and adjust at different intervals than, LIBOR and, in some cases do not adjust for a period of years; or

                                                   o   Mortgage loans with relatively higher interest rates may
                                                       prepay at a more rapid rate than loans having relatively
                                                       lower rates.

                                                   Payments required to be made under the yield maintenance
                                                   agreements will mitigate against the available funds cap
                                                   limitation on the Class A-1, Class A-2, Class A-3 and Class A-4
                                                   Certificates. To the extent that the applicable available funds cap limits the amount of interest paid on the Class A-1, Class
                                                   A-2, Class A-3 and Class A-4 Certificates, the excess, if any, of (i) the lesser of (a) LIBOR plus the applicable margin and
                                                   (b) 11.00% over (ii) the related available funds cap, will create an available funds cap shortfall amount that will carry forward, with interest thereon as described in this prospectus supplement. However, any such resulting available funds cap shortfall amounts will only be paid after any current interest for such distribution date has been paid to such certificates and only to the extent that there are amounts available from payments received on the yield maintenance agreements and on deposit in the available funds cap reserve fund funded from interest accrued on and otherwise distributable to the Class A-X
                                                   Certificates on the related distribution date. Accordingly, these shortfalls may remain unpaid on any optional securities rights purchase, optional termination or final distribution date. However, these shortfalls will be paid to the Class A-1,
                                                   Class A-2, Class A-3 and Class A-4 Certificates upon the
                                                   successful completion of the auction call.

                                                   See "Description of the Certificates --Interest" in this
                                                   prospectus supplement.

THE RATE OF PREPAYMENT ON THE MORTGAGE
   LOANS IS UNCERTAIN AND MAY ADVERSELY
   AFFECT THE AVERAGE LIFE OF AND YIELD ON
   YOUR CERTIFICATES........................       Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 7.26%, 15.17%, 4.79% and 22.01%
                                                   of the group 1, group 2, group 3 and group 4 mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during
                                                   periods that range from six months to five years after
                                                   origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalties will be remitted to the master servicer by the primary loan servicers to the extent provided in their related servicing agreements but will not be available to make distributions of additional interest on the certificates.

                                                   The timing of prepayments of principal may also be influenced by liquidations or repurchases of or insurance payments on the mortgage loans. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the related offered certificates then entitled to principal payments.

                                                   o   If you purchase your certificates at a discount and
                                                       principal is repaid slower than you anticipate, then your
                                                       yield may be lower than you anticipate.

                                                   o   If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate. This is especially true of the
                                                       Class A-4X and Class A-X Certificates.

                                                   o   The rate of prepayments on the mortgage loans will be
                                                       sensitive to prevailing interest rates. Generally, if
                                                       prevailing interest rates decline significantly below the
                                                       interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if
                                                       prevailing

                                                       interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

                                                   o    The seller is required to purchase from the trust the related mortgage loans in the event certain breaches of
                                                        representations and warranties occur and are not cured.
                                                        Thornburg Mortgage, Inc. has the obligation to purchase any mortgage loan whose interest rate has been modified in
                                                        accordance with the terms of the related mortgage note.  The seller also has the option, but not the obligation, to
                                                        repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note.  These purchases will have the same effect on the holders of the
                                                        offered certificates as a prepayment in full of the related mortgage loans.

                                                   o   If the rate of default or the severity of losses on the
                                                       related mortgage loans is higher than you expect, then your yield may be lower than you expect.

                                                   o   Under the principal distribution priorities described in
                                                       this prospectus supplement, if prepayments in one or more
                                                       loan groups reduce the current principal amount and notional amount, respectively, of the related senior certificates to zero or if one or more mortgage loan groups suffers
                                                       disproportionate losses, future distributions which would
                                                       otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in another loan group thereby reducing the amount distributable to the
                                                       subordinate certificates and increasing the amount
                                                       distributable to the senior certificates. See "Description of the Certificates--Distributions on the
                                                       Certificates--Limited Cross-collateralization" in this
                                                       prospectus supplement.

                                                   o   Prospective purchasers of the Class A-4X and Class A-X
                                                       Certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could
                                                       result in the failure of such purchasers to recover their
                                                       initial investments.

                                                   See "Yield and Prepayment Considerations" in this prospectus supplement for a description of factors that

                                                   may influence the rate and timing of prepayments on the mortgage loans.

                                                   The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential
                                                   mortgage loans.

MORTGAGE LOANS WITH
   INTEREST-ONLY PAYMENTS...................       As of the statistical calculation date, approximately 96.98%,
                                                   93.25%, 42.04% and 87.01% of the group 1, group 2, group 3 and group 4 mortgage loans, respectively, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from three years to ten years. After the interest-only period, the
                                                   borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. When the monthly payment
                                                   increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on the mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans.
                                                   Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases
                                                   substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

POTENTIAL INADEQUACY OF
   CREDIT ENHANCEMENT............................  The certificates are not insured by any financial guaranty insurance policy. The subordination, loss allocation and limited cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                                   The amount of any loss experienced on a mortgage loan from any mortgage pool will be applied to reduce the


                                                   principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal amount of that class has been reduced to zero. If
                                                   subordination is insufficient to absorb losses, then
                                                   certificateholders of more senior classes will incur losses as described below and may never receive all of their
                                                   principal payments. You should consider the following:

                                                   o   if you buy a Class B-3 Certificate and losses on the
                                                       mortgage loans exceed the total principal amount of the
                                                       Class B-4, Class B-5 and Class B-6 Certificates, the
                                                       principal amount of your certificates will be reduced
                                                       proportionately with the principal amount of the other Class
                                                       B-3 Certificates by the amount of that excess;

                                                   o   if you buy a Class B-2 Certificate and losses on the
                                                       mortgage loans exceed the total principal amount of the
                                                       Class B-3, Class B-4, Class B-5 and Class B-6 Certificates,
                                                       the principal amount of your certificates will be reduced
                                                       proportionately with the principal amount of the other Class
                                                       B-2 Certificates by the amount of that excess; and

                                                   o   if you buy a Class B-1 Certificate and losses on mortgage
                                                       loans exceed the total principal amount of the Class B-2,
                                                       Class B-3, Class B-4, Class B-5 and Class B-6 Certificates,
                                                       the principal amount of your certificates will be reduced
                                                       proportionately with the principal amount of the other Class
                                                       B-1 Certificates by the amount of that excess.

                                                   Because the subordinate certificates represent interests in all four mortgage loan groups, the principal amounts of the
                                                   subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any mortgage loan group. As a result, losses in one mortgage loan group will reduce the loss protection provided by the subordinate certificates to the senior certificates
                                                   corresponding to the other mortgage loan groups, and will
                                                   increase the likelihood that losses will be allocated to those other senior certificates. Once the certificate principal
                                                   amounts of the subordinate certificates have been reduced to zero, holders of related senior certificates will bear any losses

                                                   realized on the mortgage loans of the related mortgage loan pool.

                                                   See "Description of the Certificates--Priority of Distributions" and
                                                   "--Allocation of Realized Losses" in this prospectus supplement.

LOAN PREPAYMENTS MAY RESULT IN SHORTFALLS
   IN INTEREST COLLECTIONS AND REDUCE THE
   YIELD ON YOUR CERTIFICATES...............       When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicers are generally required to cover the shortfall in interest collections attributable to prepayments in full or, in certain cases in part, but generally only to the extent of the related servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required to be, but not, paid by the servicers, up to an amount equal to the master servicing fee for the related month.

                                                   Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

RAPID PREPAYMENTS WILL REDUCE
   THE YIELD ON THE CLASS A-4X AND CLASS
   A-X CERTIFICATES.........................       The Class A-X Certificates receive only distributions of interest on a notional amount equal to the aggregate current principal amount of the Class A-1, Class A-2, Class A-3 and Class A-4
                                                   Certificates, and the Class A-4X Certificates receive only distributions of interest on a notional amount equal to 1% of the current principal amount of the Class A-4 Certificates.  The yield to maturity on the Class A-4X and Class A-X Certificates will be extremely sensitive to the level of prepayments on the related mortgage loans.  Accordingly, the faster that the related mortgage loans prepay, the faster the related class or classes of
                                                   certificates will be reduced and, therefore, the less interest
                                                   Class A-4X and the Class A-X Certificates will receive.

                                                   The yield to maturity on the Class A-4X and Class A-X Certificates will be especially sensitive to the level of prepayments on the related mortgage loans with higher initial interest rates.  In addition, neither the  Class A-4X nor the Class A-X Certificates will be entitled to any distributions of interest after the distribution date in December 2008.

                                                   You should fully consider the risks associated with an investment in the Class A-4X or Class A-X Certificates.  If the related mortgage loans prepay faster than expected or if the trust is terminated earlier than expected, you may not fully recover your initial investment.  See "Yield and Prepayment
                                                   Considerations--Yield Considerations with Respect to the Class
                                                   A-4X and Class A-X Certificates" in this prospectus supplement for a table showing expected yields at different prepayment rates.

CHANGES IN MORTGAGE INDICES MAY REDUCE THE
   YIELDS ON CERTAIN CERTIFICATES...........       As described in this prospectus supplement, the subordinate certificates will accrue interest at a rate generally based on the weighted average of the net rates on all the mortgage loans, and each class of senior certificates (other than the Class A-4X and Class A-X Certificates) will accrue interest at a rate limited by an available funds cap based on the weighted average of the net rates of the mortgage loans in the related mortgage loan group, and after the auction distribution date, the
                                                   remaining classes of senior certificates (other than the Class
                                                   A-4X and the Class A-X Certificates) will accrue interest at rates generally based on the weighted average of the net rates of the mortgage loans in the related mortgage loan group. Except with respect to hybrid mortgage loans during their respective fixed rate periods, the interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as described in this prospectus supplement.
                                                   As a result, declines in the indices on which the interest rates on the mortgage loans in any mortgage loan group are based will result, over time, in lower yields on the related classes of certificates. Furthermore, any increase in the indices in any mortgage loan group on which the interest rates are based may result in prepayments on the mortgage loans and

                                                   payments of principal on offered certificates then entitled to principal and a decrease in the notional amount of the Class
                                                   A-4X and the Class A-X Certificates. In addition, prepayments on mortgage loans in any mortgage loan group with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans in such mortgage loan group and,
                                                   consequently, reduce the interest rate of the related class of senior certificates (other than the Class A-4X Certificates) and each class of subordinate certificates.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY
   ADVERSELY AFFECT YOUR INVESTMENT IN THE
   CERTIFICATES.............................       The mortgage loans have features that create additional risks to investors, including those described below.

                                                   As of the statistical calculation date, approximately 49.35%,
                                                   42.21%, 21.87% and 37.17% of the mortgage loans in group 1, group 2, group 3 and group 4, respectively, had principal
                                                   balances greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the
                                                   mortgage loans.

                                                   As of the statistical calculation date, none of the mortgage loans in group 1 and group 3 and approximately 0.89% and 0.11%
                                                   of the mortgage loans in group 2 and group 4, respectively, are secured by additional collateral, generally marketable
                                                   securities. Because of special tax rules and applicable state anti-deficiency laws, the trust may not be able to make use of the value of the additional collateral if the borrower defaults.
                                                   In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these mortgage loans defaults, there can be no assurance that the value of the additional collateral will be available or adequate to protect the trust from losses.

MODIFICATION OF THE MORTGAGE LOANS MAY
   REDUCE THE YIELDS ON THE RELATED
   CERTIFICATES.............................       As of the statistical calculation date, approximately 29.90%,
                                                   21.90%, 9.59% and 9.06% of the group 1,

                                                   group 2, group 3 and group 4 mortgage loans, respectively, allow the related borrower to modify the interest rates of those mortgage loans to any other then-available hybrid or adjustable rate product of the seller, including a modification to a
                                                   different index or to a different hybrid structure.

                                                   Neither the depositor nor the seller are aware of any publicly available statistics that set forth principal modification experience or forecasts of similar mortgage loans over an
                                                   extended period of time, and the seller's experience with
                                                   respect to these mortgage loans is insufficient to draw any conclusions with respect to the expected modification rates on these mortgage loans.

                                                   Just as mortgage loans originated in a high interest rate
                                                   environment may be subject to a greater rate of principal
                                                   prepayments when interest rates decrease, modifiable mortgage loans may be subject to a greater rate of modification to new or hybrid interest rates in a low interest rate environment. For example, if prevailing interest rates fall significantly,
                                                   modifiable mortgage loans could be subject to higher
                                                   modification rates than if prevailing interest rates remain constant because the availability of other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to modify their mortgages to take advantage of the availability of other adjustable rate or hybrid mortgage
                                                   products. The modification feature may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates. Such a rising interest rate
                                                   environment may also result in an increase in the rate of
                                                   defaults on the mortgage loans. In addition, any mortgage loans which are modified to a lower interest rate may or will lower the interest rate on the related classes of certificates.

                                                   Thornburg Mortgage, Inc. is obligated to purchase any mortgage loan whose interest rate has been modified to another adjustable rate or hybrid product in accordance with the terms of the related mortgage note. The seller also has the option, but not the obligation, to repurchase and modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of these purchases, the trust will experience increased prepayments.

WHEN YOUR CLASS A-1, CLASS A-2, CLASS A-3
   AND CLASS A-4 CERTIFICATES ARE
   TRANSFERRED ON THE AUCTION DISTRIBUTION
   DATE, YOU MAY NOT RECEIVE PAR FOR THOSE
   CERTIFICATES IF THE MONEY AVAILABLE
   FROM THE AUCTION AND THE AUCTION SWAP
   AGREEMENT IS INSUFFICIENT................       If you hold a Class A-1, Class A-2, Class A-3 or Class A-4
                                                   Certificate on the distribution date in December 2008, your certificate will be transferred to third-party investors on that distribution date, thereby ending your investment in that
                                                   certificate.

                                                   If the outstanding principal amount of any of these classes of certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds cap, after application of interest and principal distributions and
                                                   allocations of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in
                                                   December 2008, is greater than the amount received in the
                                                   auction, Greenwich Capital Derivatives, Inc., an affiliate of
                                                   Greenwich Capital Markets, Inc., pursuant to an auction swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the applicable certificates. In the event that all or a portion of a class of the Class A-1, Class A-2, Class A-3 or Class A-4
                                                   Certificates is not sold in the auction, the auction proceeds for such certificates will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding principal amount of the unsold certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds cap, after application of interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in December 2008. Those obligations of
                                                   Greenwich Capital Derivatives, Inc. are guaranteed by The Royal
                                                   Bank of Scotland plc, also an affiliate of Greenwich Capital
                                                   Markets, Inc. If Greenwich Capital Derivatives,

                                                   Inc. and The Royal Bank of Scotland plc default on their
                                                   obligations under the auction swap agreement and the auction swap guarantee, respectively, you may receive an amount less than the sum of the outstanding principal amount of your
                                                   certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds cap, after application of interest and principal distributions and
                                                   allocation of realized losses and any recoveries of principal from liquidated mortgage loans, on the distribution date in
                                                   December 2008. In addition, if those parties default and if not all of the class of certificates is purchased by third-party investors in the auction, then your certificate (or part of your certificate) may not be transferred, in which case you will not receive any proceeds from the auction and you will retain your certificate (or part of your certificate). Furthermore, if there are auction proceeds in excess of the outstanding principal amount of the Class A-1, Class A-2, Class A-3 and Class A-4
                                                   Certificates plus any unpaid available funds cap shortfall amounts resulting from the applicable available funds cap, you will not be entitled to receive any such excess proceeds.

IF THE RECEIPT OF LIQUIDATION PROCEEDS IS
   DELAYED OR IF THE LIQUIDATION PROCEEDS
   ARE LESS THAN THE MORTGAGE LOAN
   BALANCE, YOU COULD SUFFER A LOSS ON
   YOUR CERTIFICATES........................       Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to
                                                   provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

AN INVESTMENT IN THE CERTIFICATES MAY NOT
   BE APPROPRIATE FOR SOME INVESTORS........       The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered
                                                   certificates. This may be the case due, for example, to the following reasons.

                                                   o   The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

                                                   o   The rate of principal distributions on and the weighted
                                                       average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal
                                                       distributions among the classes of certificates.
                                                       Accordingly, the offered certificates may be an
                                                       inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an
                                                       otherwise predictable stream of distributions.

                                                   o   You may not be able to reinvest distributions on an offered certificate at a rate at least as high as the interest rate applicable to your certificate, since distributions
                                                       generally are expected to be greater during periods of
                                                       relatively low interest rates.

                                                   o   Your investment in any of the offered certificates may be
                                                       ended before you desire if either the optional securities
                                                       purchase right or the right to optionally terminate the
                                                       trust is exercised.

ADDITIONAL COLLATERAL SECURING THE
   MORTGAGE LOANS MAY NOT BE AVAILABLE OR
   ADEQUATE TO COVER LOSSES.................       As of the statistical calculation date, approximately 0.89% and
                                                   0.11% of the group 2 and group 4 mortgage loans, respectively, are secured by additional collateral, which generally consists of marketable securities. The market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower

                                                   under one of these mortgage loans defaults, there can be no assurance that the value of the additional collateral will be available or adequate to protect the trust from losses.

                                                   See "Description of the Mortgage Loans" in this prospectus supplement for a description of the characteristics of the mortgage loans and
                                                   "Mortgage Loan Origination" for a general description of the underwriting guidelines used in originating the mortgage loans with additional collateral.

GEOGRAPHIC CONCENTRATIONS OF MORTGAGE
   LOANS MAY HAVE A DISPROPORTIONATE
   EFFECT ON PERFORMANCE....................       As of the statistical calculation date, approximately 16.83%,
                                                   25.45%, 26.86%, and 41.76% of the group 1, group 2, group 3 and group 4 mortgage loans, respectively, are secured by properties in California, 14.37%, 11.97%, 4.57% and 3.32% of the group 1, group 2, group 3 and group 4 mortgage loans, respectively, are secured by properties in Florida, 23.23%, 9.58%, 7.44% and 6.46%
                                                   of the group 1, group 2, group 3 and group 4 mortgage loans, respectively, are secured by properties in Colorado and 7.19%,
                                                   7.99%, 6.60% and 8.02% of the group 1, group 2, group 3 and group 4 mortgage loans, respectively, are secured by properties in New York. No other state constituted more than 5% of the mortgage pool. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in those states will have a disproportionate impact on the mortgage loans in general:

                                                   Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                                   Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

                                                   Properties in those states, particularly California and Florida may be more susceptible than homes located in other parts of the country to certain types of uninsurable

                                                   hazards, such as earthquakes, hurricanes, floods, wildfires, mudslides and other natural disasters.

                                                   Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

                                                   Recently Hurricane Rita caused extensive damage in affected areas, including parts of Texas and Louisiana. As of the
                                                   statistical calculation date, approximately 0.70%, 1.15%, 1.25%
                                                   and 0.87% of the mortgage loans in group 1, group 2, group 3 and group 4, respectively, are located in Texas and approximately
                                                   0.04% and 0.05% of the mortgage loans in group 2 and group 4, respectively, are located in Louisiana. We do not know how many mortgaged properties in Texas or Louisiana have been affected by
                                                   Hurricane Rita. In addition, Hurricane Katrina caused extensive damage to parts of Alabama, Louisiana and Mississippi. Parts of
                                                   Florida were also affected. Approximately 0.47%, 0.26% and 0.04%
                                                   of the mortgage loans in group 1, group 2 and group 4,
                                                   respectively, are located in the areas of Alabama or Louisiana which the Federal Emergency Management Agency has declared to be
                                                   Individual Assistance designated areas. Additionally,
                                                   approximately 13.97%, 12.67%, 6.32% and 3.78% of the mortgaged properties in group 1, group 2, group 3 and group 4,
                                                   respectively, are located in other parts of Alabama, Mississippi and in Florida. These properties may have been damaged by
                                                   Hurricane Katrina, although the damage in these areas may be less severe. Extensive damage to, or total destruction of, mortgaged properties in affected areas may result in (i) an increase in delinquencies, defaults and losses on the related mortgage loans or (ii) the receipt of insurance payments in respect of the mortgaged properties, which payments will have the same effect on certificateholders as prepayment in full of the related mortgage loans. In addition, weakened economic conditions in and around the affected areas may adversely affect the ability of borrowers to repay their mortgage loans. No assurance can be given as to the rate of delinquencies, defaults or losses on, or prepayments of, any mortgage loans secured by mortgaged properties located in areas

                                                   affected by Hurricane Rita or Hurricane Katrina.

                                                   For additional information regarding the geographic distribution of the mortgage loans in the mortgage pool and in each mortgage loan group, see the applicable table in Schedule A to this prospectus supplement.

POOR PERFORMANCE OF THE MORTGAGE LOANS MAY
   RESULT IN A REDUCTION OF THE RATINGS ON
   YOUR CERTIFICATES........................       The ratings assigned to your certificates may be adversely affected if losses or delinquencies on the mortgage loans in the related mortgage loan group or groups are worse than expected.

THE ABSENCE OF A SECONDARY MARKET MAY
   INTERFERE WITH YOUR ABILITY TO RESELL
   YOUR CERTIFICATES........................       There is currently no secondary market for the certificates, and it is not certain that one will develop. The underwriters may establish a market for the offered certificates, but are not required to do so. A secondary market for any class of
                                                   certificates may not develop. Even if a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. The certificates will not be listed on any securities exchange or quoted in the automatic quotation system of any registered securities organization. Each certificateholder will be provided access to monthly reports pertaining to the certificates. There are a limited number of sources which provide certain
                                                   information about mortgage pass-through certificates in the secondary market, and they may not provide information about the certificates. You should consider the effect of limited
                                                   information on the liquidity of the certificates.

TERRORIST ATTACKS AND MILITARY ACTION MAY
   ADVERSELY IMPACT THE PERFORMANCE OF THE
   MORTGAGE LOANS...........................       The effects that military action by U.S. forces in Iraq or other regions, possible terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects

                                                   on delinquency, default and prepayment experience of the
                                                   mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers
                                                   affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Relief Act, which we refer to as the "Relief Act." State or local
                                                   legislation may grant similar loan payment relief to individuals not otherwise covered under the Relief Act. Interest payable to holders of the senior and subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of the application of the
                                                   Relief Act or similar state or local laws. The servicers and master servicer are not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the certificates.

                                                   See "Description of the Certificates--Distributions on the
                                                   Certificates--Interest" in this prospectus supplement.

IT MAY BE DIFFICULT TO RESELL YOUR
   CERTIFICATES.............................       There is currently no secondary market for the offered
                                                   certificates and there can be no assurance that a secondary market for the offered certificates will develop. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

                                                   The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                                   Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

BANKRUPTCY OR INSOLVENCY OF THE SELLER MAY
   AFFECT THE TIMING AND AMOUNT OF
   DISTRIBUTIONS ON YOUR CERTIFICATES.......       The transfer of the mortgage loans by the seller to the
                                                   depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could
                                                   attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

                                                   If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the
                                                   mortgage loans, with the holders of the certificates entitled to no more than the current principal amounts, if any, of each class of certificates, together with interest thereon, or
                                                   interest on the notional amount, at the applicable pass-through rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of those payments could occur.

THE RESIDUAL CERTIFICATES ARE
   SUBJECT TO SPECIAL RISKS......................  Although the holder of a residual certificate is entitled to receive a distribution of principal (but not interest) as
                                                   described in this prospectus supplement, it is not expected to receive any distribution in respect of its certificate after the first distribution date. In addition, the holder of a residual certificate may have tax liabilities with respect to its
                                                   certificate during the early years of the related REMIC that substantially exceed the principal payable on that certificate.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The statistical information presented in the following paragraphs, in the tables in Schedule A and elsewhere in this prospectus supplement is based upon the characteristics of the pool of mortgage loans as of the November 1, 2005 statistical calculation date except that for purposes of calculating remaining terms to maturity, months to next rate adjustment and in the case of interest only mortgage loans, remaining amortization lock out term, we have used the cut-off date described below. All of the mortgage loans will be acquired by the depositor from the seller and conveyed to the trust on the closing date. The trust will be entitled to all payments of principal and interest in respect of the mortgage loans due on or after the December 1, 2005 cut-off date.

         With respect to the mortgage loans as of the statistical calculation date as to which statistical information is presented herein, some amortization will occur prior to the cut-off date. Moreover, certain mortgage loans included in the mortgage pool as of the statistical calculation date will be removed from the final pool of mortgage loans as a result of the failure to meet eligibility requirements or prepayments in full. As a result of the foregoing, the statistical characteristics as of the closing date for the final pool of mortgage loans will vary somewhat from the statistical characteristics as of the statistical calculation date as presented in this prospectus supplement, although it is not anticipated that such variance will be material.

         The mortgage loans in the aggregate (the "mortgage pool") will consist of approximately 2,212 conventional, hybrid and adjustable rate, first lien, residential mortgage loans, all of which have original terms to maturity from the first due date of the scheduled monthly payment of not more than 40 years and which have an aggregate unpaid principal balance as of the statistical calculation date (after giving effect to scheduled monthly payments due on such date) of approximately $1,458,806,634.

         All of the mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a "mortgaged property") consisting of one- to four-family dwelling units, individual condominium units, individual units in planned unit developments or shares issued by cooperative housing corporations and related leasehold interests.

         The issuer has divided the mortgage loans into four groups. All of the group 1 mortgage loans are adjustable rate loans whose next interest rate adjustment will occur within one year following the closing date or are hybrid mortgage loans whose first interest adjustment date occurs approximately three years following origination. All of the group 2 mortgage loans are hybrid mortgage loans whose first interest adjustment date occurs five years following origination. All of the group 3 mortgage loans are hybrid mortgage loans whose first interest adjustment date occurs seven years following origination. All of the group 4 mortgage loans are hybrid mortgage loans whose first interest adjustment date occurs ten years following origination. All such adjustment dates are as set forth in the related promissory note evidencing the mortgage loan (each a "mortgage note").

         The adjustable rate mortgage loans (and each hybrid mortgage loan once it reaches its initial adjustment date) generally provide for adjustment of the related mortgage rate (the "mortgage rate") monthly, semi-annually or annually, as specified in the related mortgage note, based on the related index, and for corresponding adjustments to the monthly payment amount due on that mortgage loan, in each case on each adjustment date applicable to that mortgage loan (each such date, an "interest adjustment date"). On each interest adjustment date for a mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the applicable index and a fixed percentage amount (the "gross margin") , provided that the mortgage rate on each such mortgage loan generally will not increase or decrease by more than a fixed percentage specified in the related mortgage note (the "periodic cap") on any related interest adjustment date, except in the case of the first such adjustment, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "maximum lifetime mortgage rate") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "minimum lifetime mortgage rate"). The mortgage rate on a mortgage loan generally will not increase or decrease on the first interest adjustment date by more than a fixed percentage specified in the related mortgage note (the "initial cap"). Effective with the first monthly payment due on each mortgage loan after each related interest adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the initial caps, periodic caps and maximum lifetime mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any related interest adjustment date, may be less than the sum of the applicable index and the related gross margin, rounded as described in this prospectus supplement. See "--The Indices on the Mortgage Loans" below.

         Approximately 18.47%, 8.67%, 2.89% and 12.36% of the group 1, group 2, group 3 and group 4 mortgage loans, respectively, were originated under "stated income documentation" or "no ratio documentation" programs pursuant to which no or limited information was obtained regarding borrowers' income or employment. Certain documentation with respect to some mortgage loans, including in some cases, the related mortgage note, mortgage or title insurance policy, is unavailable.

         Pursuant to its terms, each mortgage loan, other than a cooperative loan or a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount, generally, equal to the lower of
(i) the unpaid principal amount thereof or (ii) the greater of (a) the full insurable value of the improvements on the mortgaged property and (b) an amount such that the proceeds of such insurance will be sufficient to prevent the application of a co-insurance clause. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building.

         As of the statistical calculation date, none of the mortgage loans were more than 30 days delinquent.

         The mortgage loans were generally originated in accordance with the underwriting standards of the seller for its correspondent and retail channels described in this prospectus supplement, were acquired in accordance with the seller's standards for bulk purchases and originated in accordance with the underwriting guidelines of the related originator or were originated in accordance with the underwriting standards of First Republic Bank ("First Republic"). We have provided information regarding origination and underwriting of the mortgage loans under "Mortgage Loan Origination" in this prospectus supplement.

         Approximately 64.47% of the mortgage loans were originated by the seller directly or through its correspondent or retail channels (other than mortgage loans originated by First Republic), in each case, in accordance with the seller's underwriting guidelines. Approximately 10.42% of the mortgage loans were originated by First Republic in accordance with First Republic's underwriting guidelines. Of the remainder of the mortgage loans, approximately 12.67% were originated by, and purchased by the seller from, ABN AMRO Mortgage Group, Inc. ("ABN AMRO") and approximately 10.77% were originated by Wells Fargo Bank, N.A. ("Wells Fargo") and purchased from a third party seller. The mortgage loans originated by ABN AMRO or Wells Fargo were originated in accordance with their respective underwriting guidelines. No entity, other than the seller, ABN AMRO, Wells Fargo and First Republic, is the originator with respect to more than 10% of the mortgage loans. The applicable table in Schedule A to this prospectus supplement contains a complete list of the originators of the mortgage loans.

         The mortgage loans are being serviced as described under "The Master Servicer and the Servicers" below. Approximately 51.36%, 12.67%, 10.77% and 11.80% of the mortgage loans are being serviced by the seller, in its capacity as a servicer, ABN AMRO, Wells Fargo and First Republic, respectively. No other entity is the primary servicer with respect to more than 10% of the mortgage loans. We have provided additional information regarding the master servicer and certain of the servicers under "The Master Servicer and the Servicers" in this prospectus supplement. The applicable table in Schedule A to this prospectus supplement contains a complete list of the servicers. We refer to each servicer of the mortgage loans as a "servicer," and to all servicers of the mortgage loans as the "servicers."

INDICES ON THE MORTGAGE LOANS

         The indices applicable to the determination of the mortgage rates for the mortgage loans generally will be a per annum rate equal to either:

         o the average of interbank offered rates for one-month, six-month or one-year, as applicable, U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note ("One-Month LIBOR," "Six-Month LIBOR" and "One-Year LIBOR"), or

         o the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in Statistical Release H.15(519) (the "One-Year U.S. Treasury Index").

         o One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year U.S. Treasury Index are each referred to in this prospectus supplement as an "index" or together as the "indices."

         The related index applied under a mortgage note will be specified in the related mortgage note as the most recently available index as of:

         o the first business day of a specified period of time prior to the relevant interest adjustment date,

         o the first business day of the month preceding the month of that interest adjustment date or

         o the last business day of the second month preceding the month in which that interest adjustment date occurs, as specified in the related mortgage note.

         In the event that any of the indices described above becomes unavailable or is otherwise unpublished, the related servicer or master servicer will select a comparable alternative index (reasonably acceptable to the trustee) over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

                  SPECIAL CHARACTERISTICS OF THE MORTGAGE LOANS

         Interest-Only Mortgage Loans. Approximately 96.98%, 93.25%, 42.04% and 87.01% of the group 1, group 2, group 3 and group 4 mortgage loans, respectively, provide for monthly payments of interest at the mortgage rate, but no payments of principal for the three to ten years after origination of that mortgage loan. Following the applicable period, the monthly payment on each such mortgage loan will be increased to an amount sufficient to fully amortize the outstanding principal balance of the mortgage loan over its remaining term and pay interest at the related mortgage rate.

         High Loan-to-Value Mortgage Loans. Approximately 1.75%, 2.39%, 0.40% and 0.72% of the group 1, group 2, group 3 and group 4 mortgage loans have original loan-to-value ratios in excess of 80%, all of which are additional collateral mortgage loans or are covered by primary mortgage guaranty insurance policies (which generally insure any portion of the unpaid principal balance of a mortgage loan in excess of 75% of the value of the related mortgaged property). Generally, no primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less.

         The "loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of the mortgage loan at the date of determination to
(a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the mortgaged property at the time of the refinance or modification.

         The "effective loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of the mortgage loan at the date of determination less the value of any additional collateral to the appraised value of the mortgaged property.

         Additional Collateral Mortgage Loans. In the case of approximately 0.89% and 0.11% of the group 2 and group 4 mortgage loans, respectively, all of which have loan-to-value ratios in excess of 80%, the related originator required the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to the originator in addition to the mortgaged property or as an alternative to, or to supplement a cash down payment. The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral. None of the mortgage loans with additional collateral have original loan-to-value ratios in excess of 100%, and after giving effect to the pledge of additional collateral, none of the effective loan-to-value ratios are greater than 80%. There are a total of five mortgage loans with additional collateral, all of which were either originated by the seller or acquired by the seller through its correspondent channel, including one which was originated by First Republic Bank.

         Prepayment Penalty Amounts. Approximately 7.26%, 15.17%, 4.79% and 22.01% of the group 1, group 2, group 3 and group 4 mortgage loans, respectively, provide for the payment by the borrower of a prepayment premium (each a "prepayment penalty amount") during the first six months to five years after origination (the "penalty period"). Any prepayment penalty amounts paid by borrowers will be available to be paid to seller as additional servicing compensation. See "Description of the Certificates--Interest."

         Employee Mortgage Loans. Approximately 0.07% of the group 4 mortgage loans were made to employees or directors of Thornburg Mortgage, Inc. or its affiliates. These mortgage loans were originated at lower mortgage rates than the then current mortgage rates for mortgage loans. In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or any of its affiliates, the mortgage rate on his mortgage loan will increase by the amount of the original discount. We refer to this rate increase as the "retained interest rate." Interest at the retained interest rate, or "retained interest," will not be conveyed to, or included in, the trust, but will be retained by the seller. As a result, the trust will continue to receive interest on these mortgage loans at their original discounted rate.

         Modification Option; Purchase Obligations and Options. The mortgage rates on approximately 29.90%, 21.90%, 9.59%, and 9.06% of the group 1, group 2, group 3 and group 4 mortgage loans, respectively, may be modified, at the option of the related borrowers, to another then-available adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan in accordance with the related mortgage note.

         Thornburg Mortgage, Inc. is obligated to purchase any mortgage loan whose mortgage rate has been modified to another then-available adjustable rate or hybrid product in accordance with the terms of the related mortgage note. In addition, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note and, if the seller exercises such option, it will also purchase such mortgage loans from the trust. The purchase price payable by Thornburg Mortgage, Inc. or the seller for any such mortgage loan is equal to 100% of the current outstanding principal balance of the mortgage loan and any interest accrued at the related mortgage rate.

                            MORTGAGE LOAN ORIGINATION

         The information set forth in this section has been provided by the seller or the applicable originator.

THE SELLER

         The seller, Thornburg Mortgage Home Loans, Inc., a Delaware corporation, originated or purchased all of the mortgage loans through its correspondent and retail channels or through its bulk purchase program. The Seller was formed in 1999. The seller is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of Maryland.

         The underwriting criteria under which the mortgage loans were originated are described under "--Underwriting Standards" below. As described under "The Trust, Pooling and Servicing Agreement--Assignment of Mortgage Loans" in this prospectus supplement, Thornburg Mortgage Home Loans, Inc., as seller, will make certain representations and warranties to the depositor regarding the mortgage loans in the mortgage loan purchase agreement and the depositor will assign its rights with respect to these representations and warranties to the trust. In the event of a breach of a representation or warranty that materially and adversely affects the certificateholders, the seller will be obligated either to cure the breach or repurchase or replace each affected mortgage loan.

THE SELLER'S UNDERWRITING STANDARDS

         GENERAL. Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.

         When a mortgage loan is originated, the borrower's credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a "FICO" score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant. The FICO scores for substantially all of the mortgage loans were available and the weighted average FICO score for those mortgage loans was approximately 748 at the time of scoring.

THE SELLER'S UNDERWRITING PROCESS

         General. The underwriting guidelines established by the seller are intended to evaluate the value of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. Generally, the borrowers have FICO scores of 650 or above. With respect to adjustable rate, interest only loans with loan-to-value ratios above 80%, the borrowers are qualified at a mortgage rate 2% in excess of the otherwise applicable rate. With respect to all other interest only loans, the borrowers are qualified based on the seller's regular underwriting guidelines and the interest only payment called for by the mortgage note. On a case-by-case basis, the seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A portion of the mortgage loans represent underwriting exceptions.

         Correspondent and Retail. All of the group 1 and group 2 mortgage loans and approximately 44.04% and 59.09% of the group 3 and group 4 mortgage loans, respectively, were generally originated or acquired in accordance with the seller's underwriting guidelines with respect to its retail and correspondent channels, except in the case of one correspondent, First Republic, which originates in accordance with its own underwriting criteria and guidelines which have been approved by the seller. See "--First Republic's Underwriting Guidelines" below. The seller's underwriting guidelines for its correspondent and retail channels are applied in accordance with a procedure that generally requires

         o one full appraisal report of the mortgage property valued up to $650,000, one full appraisal report and one field review for mortgaged property valued between $650,000 and $1,000,000, and two full appraisal reports for mortgaged property valued at $1,000,000 or more, that satisfy the requirements of Fannie Mae and Freddie Mac and

         o     an internal review by the seller of all appraisal reports.

         The seller's underwriting guidelines generally permit single-family mortgage loans with loan-to-value ratios at origination of up to 95% (or, with respect to mortgage loans with additional collateral, up to 100%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the loan size, the purpose of the loan application and the documentation type. Generally, all loans with loan-to-value ratios greater than 80% must either have primary mortgage guaranty insurance or additional collateral securing the loan.

         Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income and employment history, as well as certain other personal information. A credit report is required on each applicant from at least one credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

         The mortgage loans were originated or acquired consistent with and generally conform to "full/alternate documentation," "stated income documentation," or "no ratio documentation" residential loan programs.

         For "full/alternate documentation" program loans, current employment is verified, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home are required.

         For "stated income documentation" program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets.

         For "no ratio documentation" program loans, current employment is verified and a minimum of two years' history of previous employment and verification of sufficient liquid assets are required.

         Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines.

         The following describes the underwriting standards and guidelines of First Republic which are different from those described above for the retail and correspondent channels.

FIRST REPUBLIC'S UNDERWRITING GUIDELINES

         The information set forth in this section of the prospectus supplement has been provided by First Republic.

         First Republic's mortgage origination business is a retail lending operation. The mortgage loans were originated by relationship managers employed by First Republic generally in accordance with the underwriting criteria described herein. Although the underwriting policies used in originating mortgage loans change from time to time, the policies described herein generally apply to the mortgage loans in all material respects.

         First Republic focuses on originating loans secured by residential mortgage properties located in specific geographic areas where First Republic has relationships with clients. First Republic's loans are of sufficient average size to justify executive management's involvement in many transactions. First Republic's executive loan committee (which consists of the president, the executive vice presidents, chief credit officer and senior credit officers) reviews all loan applications and approves all loan originations. Certain larger loans and loans to borrowers with significant relationships with First Republic are approved by First Republic's director's loan committee or First Republic's board of directors. The majority of all properties are visited by the originating relationship manager, and, generally, an additional visit is made by one of the members of the executive loan committee, prior to loan closing.

         First Republic's strategy includes lending to borrowers who are successful professionals, business executives, or entrepreneurs and who are buying or refinancing homes in supply-constrained, desirable, metropolitan communities. Repeat customers or their direct referrals account for the most important source of the loans originated by First Republic. Many of the borrowers have high liquidity and a substantial net worth and are not first-time homebuyers. Additionally, First Republic offers specific loan programs for first-time homebuyers and borrowers with low- to moderate-incomes. First Republic's single-family loans are secured by single-family detached homes, condominiums, cooperative apartments, and two-to-four unit properties.

         First Republic offers a variety of loan products in addition to home mortgage loans, as well as deposit products, trust services and investment products. Many of First Republic's customers are users of multiple products, currently averaging over eight products per customer. First Republic believes this additional interaction with its customers increases the level of financial information available to First Republic's relationship managers concerning its customers and hence enhances the underwriting process.

         First Republic requires that its relationship managers be involved, along with the collections department staff, in the collection activities relating to any delinquent mortgage loans originated by them. Annually, the relationship managers employed by First Republic enter into an agreement which provides that future origination fees otherwise payable to the relationship manager may be reduced if any loan originated by the relationship manager suffers a loss. First Republic believes that these relationship manager policies contribute to establishing a conservative approach to the underwriting process.

         The underwriting process is intended to assess both the prospective borrower's credit standing and the ability to repay, and the value and adequacy of the mortgaged property as collateral. However, First Republic relies primarily on the borrower's ability to repay the loan. This includes analyzing the borrower's cash flow, verified liquidity, credit-standing, employment history, and overall financial condition. The value of the mortgaged property is considered as a measure of the extent of its recovery in the event of default. To determine the adequacy of the property as collateral for a loan, appraisals are obtained from qualified outside appraisers approved by First Republic. These appraisers are chosen from a small group of appraisers and their qualifications are reviewed at least annually.

         First Republic's appraisal requirements satisfy or exceed the guidelines of Fannie Mae and Freddie Mac and the requirements prescribed in the regulations corresponding with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. First Republic's focus on loans secured by a limited number of property types located in specific geographic areas enables management to maintain a continually updated knowledge of collateral values in the areas in which First Republic lends. The appraiser is instructed to inspect the interior and exterior of the property and to prepare a report that includes a market data analysis based on the estimated current cost of constructing a similar home. In addition, the relationship manager and, in most cases, a member of the executive loan committee performs a drive-by of every property prior to the final lending decision. Both the outside appraiser's report and the internal employee's drive-by provide the basis for the final determination of the collateral value.

         Each prospective borrower submits an application package that includes the applicant's federal income tax returns for at least the last two years (self-employed individuals are required to submit their personal and business tax returns for the past three years, as are individuals seeking larger loan amounts) and information with respect to the applicant's bank and brokerage accounts, assets, liabilities, income, and employment history. In addition, First Republic, with the applicant's permission, obtains credit reports from three credit bureaus, including the applicant's respective credit scores. First Republic verifies the income, employment and liquid assets of the applicant to determine the borrower's ability to make timely payment. In all cases, First Republic obtains the applicant's permission to obtain copies of tax returns directly from the Internal Revenue Service to verify income information. First Republic will generally obtain a verification of mortgage and current mortgage statement for mortgage loans not reported on the credit report. Information relative to significant adverse credit and legal actions must be explained in writing by the applicant and must be acceptable to First Republic. The origination process also requires that adequate title insurance, standard fire and hazard insurance and, where necessary, flood insurance be obtained and maintained.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has (1) sufficient income available to meet both housing and total debt obligations and
(2) sufficient post-loan liquidity to carry the debt in the event of any personal setback or regional economic downturn. The borrower's credit history and track record for accumulation of assets is another important factor in deciding the amount of credit to be extended. The amount of the loan may be limited by these factors, in addition to the established value of the mortgaged property.

         In some cases, First Republic may exceed its standard maximum loan-to-value guidelines and extend additional credit to a qualified borrower if compensating factors exist. In such cases, First Republic may require the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to First Republic. In other cases, First Republic may require a borrower to secure the mortgage loan with additional real estate collateral. The value of the additional collateral must be such that it brings the total collateral value within First Republic's standard loan-to-value guidelines. Securities and certificates of deposit, as additional collateral, are pledged specifically to secure the borrower's loan, are marked to market daily, and cannot be removed from the pledge agreement until the loan amount is within First Republic's conservative, standard loan to value requirements, and only upon First Republic's executive loan committee's express approval. If the market value of the additional collateral declines below specified levels, the related borrower is required to pledge sufficient additional collateral to secure the mortgage loan or to pay down the mortgage loan balance to an acceptable level.

THE SELLER'S BULK PURCHASE PROGRAM

         In connection with its bulk purchase program, the seller conducts a loan documentation review of a portion of the mortgage loans to confirm adherence to the terms of the purchase agreement with the loan seller. Each loan seller represents in the related purchase agreement that the loans were underwritten in accordance with the underwriting standards and guidelines of the respective originator. The reviewed loans are selected for review using an adverse selection process to target potentially higher risk loans based on such features as, but not limited to, loan-to-value ratio, credit scores, payment history, property location, property type, debt-to-income ratio, loan size, employee loans and loan purpose. Generally, certain loans are removed from a pool based upon the loan file reviews. All loans are current in payment as of the purchase date and have good payment histories for at least the last twelve months or since origination, whichever is less.

         Approximately 55.96% of the group 3 mortgage loans were originated by ABN AMRO and purchased in a bulk purchase from ABN AMRO and approximately 19.28% of the group 4 mortgage loans were originated by Wells Fargo and were purchased in a bulk purchase from an unrelated mortgage loan seller. The following describes the underwriting standards and guidelines of ABN AMRO and Wells Fargo.

ABN AMRO'S UNDERWRITING GUIDELINES

         The information set forth in this section of the prospectus supplement has been provided by ABN AMRO.

         ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), a Delaware corporation, is a wholly owned operating subsidiary of LaSalle Bank Midwest National (fka Standard Federal Bank National Association), a subsidiary of LaSalle Bank Corporation. ABN AMRO is engaged primarily in the mortgage banking business, and as such, originates, purchases and sells, and services residential mortgage loans. ABN AMRO originates residential mortgage loans through the branch offices of its affiliated banks, through its e-commerce internet site, and through a nationwide network of mortgage loan brokers and correspondents. ABN AMRO's residential mortgage loans are principally first-lien, conforming and non-conforming, fixed or adjustable rate mortgage loans. ABN AMRO's principal office is located at 6300 InterFirst Drive, Ann Arbor, Michigan 48108.

         ABN AMRO's underwriting standards are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. ABN AMRO expects that each prospective mortgagor will be required to complete an application which will include information about the applicant's assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to apply for a credit report which summarizes the mortgagor's credit history. In order to establish the prospective mortgagor's ability to make timely payments, ABN AMRO will, unless otherwise waived as described below, require evidence regarding the mortgagor's employment, income and assets, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. ABN AMRO may originate or purchase mortgage loans which were originated under a limited mortgage documentation program. However, the mortgagors on these types of loans must have a good credit history and be financially capable of making a larger cash down payment in a purchase, or be willing to finance less of the appraised value in a refinancing, than would otherwise be required by ABN AMRO. Currently, ABN AMRO's underwriting standards provide that under this type of program, only mortgage loans with specified loan-to-value ratios will qualify. If the mortgage loan qualifies, ABN AMRO may waive some of its documentation requirements including eliminating verification of assets, income and employment for the prospective mortgagor.

         ABN AMRO's underwriting standards generally follow guidelines acceptable to Fannie Mae and Freddie Mac. In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. The appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. Alternatively, the appraisal may be conducted by comparing values of similar properties in an automated system or electronic data base, inspecting the exterior of the property or another method described in the underwriting guide. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. ABN AMRO expects that the underwriting standards will require that the underwriters be satisfied that the value of the property being financed supports the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

WELLS FARGO'S UNDERWRITING GUIDELINES

         The information set forth in this section of the prospectus supplement has been provided by Wells Fargo.

         The Wells Fargo Underwriting Guidelines evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The Wells Fargo Underwriting Guidelines represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., generally the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. The Wells Fargo Underwriting Guidelines may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk.

         Wells Fargo supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "mortgage score".

         The portion of the mortgage score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO score" which indicates a level of default probability over a two-year period.

         The mortgage score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions that are determined to be low-risk transactions, based upon the mortgage score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory mortgage score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted greater latitude in the application of borrower total debt-to-income ratio.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying credit score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. Mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo, but the Wells Fargo Underwriting Guidelines require, in most instances, a verbal or written verification of employment to be obtained. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal.

         Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo accepts alternative methods of verification in those instances when verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo to have been underwritten with "full documentation".

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed certain maximum levels. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of such ratios may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In the case of a mortgage loan referred by Wells Fargo's private mortgage banking division, for certain applicants referred by this division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the total debt to income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

         Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" is the ratio, generally expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly-constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio is based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan that is the result of the refinancing of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its originations, Wells Fargo currently obtains appraisals through Value Information Technology, Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party.

         Wells Fargo originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In some cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

         A borrower whose mortgage loan is serviced by Wells Fargo may be eligible for Wells Fargo's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo may permit a refinancing of the mortgage loan to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their total monthly debt obligations in relation to their monthly income level does not exceed a certain ratio; Wells Fargo may not obtain a current credit report for the borrower or apply a new credit score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing mortgage loans that are refinanced under the retention program.

         Wells Fargo may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences when the initial principal balance of the new loan would not exceed 200% of the original principal balance of the previous loan. Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo, as well as a satisfactory FICO score. Wells Fargo may waive verifications of borrower income and assets under this program and may not impose any limitation on a borrower's total debt ratio. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

                      THE MASTER SERVICER AND THE SERVICERS

         The information set forth in the following paragraphs with respect to the master servicer and the servicers has been provided by the respective party. None of the depositor, the seller, the underwriters, the trustee, the Delaware trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

THE MASTER SERVICER

         Wells Fargo Bank, N.A. ("Wells Fargo" or the "master servicer") will act as the master servicer of the mortgage loans pursuant to the agreement. Wells Fargo is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICERS

         Approximately 51.36%, 12.67%, 10.77% and 11.80% of the mortgage loans are being serviced by the seller, in its capacity as a servicer, ABN AMRO, Wells Fargo and First Republic Bank, respectively. The complete list of servicers can be found on the applicable table included in Schedule A hereto.

         The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and, in most instances, enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties, in accordance with the provisions of the servicing agreement either between the seller and the servicer, or among the seller, the servicer and the master servicer. We refer to each such agreement as a "servicing agreement".

         The servicing agreement entered into by the seller, in its capacity as a servicer, provides that it will establish a custodial account in the name of the trust and other trusts to which mortgage loans it services on behalf of the seller will be transferred, and their respective successors and assigns. The servicing agreements entered into by a substantial majority of the other servicers provide that the related servicer may remit payments from borrowers to a general custodial account established in the name of the servicer in trust for the master servicer or the trustee and, in each case, the various owners of the related mortgage loans.

         Each of the trustee and the master servicer is either a party or third-party beneficiary under each of the servicing agreements and can enforce the rights of the seller thereunder. Each servicer's responsibilities will be performed under the supervision of the master servicer in each case in accordance with the provisions of the related servicing agreement. The master servicer is obligated to terminate each servicer for certain events of default pursuant to each servicing agreement, including that the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.

         The information set forth in the following paragraphs has been provided by the seller, ABN AMRO, Wells Fargo and First Republic as the servicers providing primary servicing for a substantial portion of the mortgage loans in the trust.

THORNBURG MORTGAGE HOME LOANS, INC.

         Beginning in the middle of 2000, the seller began originating mortgage loans in which it retained the servicing rights and purchasing servicing rights with respect to certain of the mortgage loans it acquired. Consequently, the seller has limited experience in servicing residential mortgage loans. However, all mortgage loans originated by the seller and those acquired with servicing rights, including certain of the mortgage loans in the trust, have been and will continue to be subserviced by Cenlar FSB on behalf of the seller acting as a servicer, except that Thornburg Mortgage Home Loans, Inc. will administer the management of any REO properties.

         It is anticipated by the seller that as the portfolio of mortgage loans it services becomes larger, the amount of delinquencies, foreclosures and real estate owned properties may increase. Since the seller has only been servicing mortgage loans for a short period of time there can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans will be similar to the recent experience of the seller shown in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. Furthermore, the portfolio of mortgage loans serviced by the seller in the aggregate may differ significantly from the mortgage loans in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. The actual loss and delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

 DELINQUENCY AND FORECLOSURE EXPERIENCE IN THORNBURG MORTGAGE HOME LOAN, INC.'S
           PORTFOLIO OF ONE-TO FOUR-FAMILY, RESIDENTIAL MORTGAGE LOANS
                                 (in thousands)

                                        AS OF                   AS OF                   AS OF                  AS OF
                                  DECEMBER 31, 2002       DECEMBER 31, 2003       DECEMBER 31, 2004      SEPTEMBER 30, 2005
                                  -----------------       -----------------       -----------------      ------------------
                                NUMBER OF   PRINCIPAL   NUMBER OF   PRINCIPAL   NUMBER OF   PRINCIPAL  NUMBER      PRINCIPAL
                                  LOANS      BALANCE      LOANS      BALANCE      LOANS      BALANCE   OF LOANS     BALANCE
                                  -----      -------      -----      -------      -----      -------   --------     -------
Total Portfolio                  4,788     $2,039,148   10,223     $4,740,193    15,598    $7,243,436   17,487     $8,529,676

Period of Delinquency 30
    to 59 days...............        2     $      746        0              0         2    $     2110        2     $    1,030
Percent delinquent...........      0.0%           0.0%     0.0%           0.0%      0.0%          0.0%     0.0%           0.0%
60 to 89 days                        0     $        0        0              0         1    $    5,000        2     $      524
Percent delinquent...........      0.0%           0.0%     0.0%           0.0%      0.0%          0.0%     0.0%           0.0%
90 days or more..............        0     $        0        0              0         3    $    1,755        0     $        0
Percent delinquent...........      0.0%           0.0%     0.0%           0.0%      0.0%          0.0%     0.0%           0.0%

Total Delinquencies..........        2     $      746        0              0         6    $    8,865        4     $    1,554

                                        AS OF                   AS OF                   AS OF                  AS OF
                                  DECEMBER 31, 2002       DECEMBER 31, 2003       DECEMBER 31, 2004      SEPTEMBER 30, 2005
                                  -----------------       -----------------       -----------------      ------------------
                                NUMBER OF   PRINCIPAL   NUMBER OF   PRINCIPAL   NUMBER OF   PRINCIPAL  NUMBER      PRINCIPAL
                                  LOANS      BALANCE      LOANS      BALANCE      LOANS      BALANCE   OF LOANS     BALANCE
                                  -----      -------      -----      -------      -----      -------   --------     -------
Total Delinquencies by
    Percent of Total
    Portfolio .............       0.0%        0.0%        0.0%          0.0%        0.0%        0.1%      0.0%           0.0%

Foreclosures,
    Bankruptcies or Real
    Estate Owned ..........         1      $  167           1           167           2      $  268         9       $  9,214

Percent of Total
    Portfolio in
    Foreclosure,
    Bankruptcy or Real
    Estate Owned ..........       0.0%        0.0%        0.0%          0.0%        0.0%        0.0%      0.1%           0.1%

ABN AMRO MORTGAGE GROUP, INC.

         On June 30, 1999, Standard Federal Bank contributed all of its residential one- to four-family mortgage loan origination and servicing assets to ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), which was formed to consolidate all of the residential one- to four-family mortgage banking operations of Standard Federal Bank and its affiliates into one entity. Before this contribution, ABN AMRO did not hold or service any residential one- to four-family mortgage loans in a loan or servicing portfolio. After this contribution, ABN AMRO began to originate, directly or indirectly, and service residential one- to four-family mortgage loans in its loan and servicing portfolio. On October 5, 2001, Standard Federal Bank was merged with Michigan National Bank and the combined entity was named Standard Federal Bank National Association. At this time the residential one- to four-family mortgage loan assets of Michigan National Bank were consolidated with the assets of Standard Federal Bank and the servicing of these assets were transferred to ABN AMRO. On September 12, 2005, Standard Federal Bank National Association changed its name to LaSalle Bank Midwest National Association.

         At June 30, 2005, ABN AMRO provided servicing for approximately $195.8 billion aggregate principal amount of residential one- to four-unit mortgage loans.

         The table below summarizes the following delinquency and foreclosure experience:

o as of December 31, 2000, on approximately $11.37 billion, in outstanding principal balances on one- to four-family, residential loans originated, directly or indirectly, serviced by Standard Federal Bank; and

o as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004, and June 30, 2005 on approximately $139.1 billion, $178.4 billion, $201.8 billion, $195.2 billion and $195.8 billion, respectively, in outstanding principal balances on one- to four-family, residential loans, serviced by ABN AMRO (including loans serviced for others), and originated in the following manner:

o if originated before June 30, 1999, then originated directly or indirectly by Standard Federal Bank; or

o if originated on or after June 30, 1999, then originated directly or indirectly by ABN AMRO; or

o originated directly or indirectly by LaSalle Bank Midwest National Association (fka Standard Federal Bank National Association), or predecessor entities.

     LASALLE BANK MIDWEST NATIONAL ASSOCIATION/ABN AMRO MORTGAGE GROUP, INC.
                       ONE- TO FOUR-UNIT RESIDENTIAL LOANS

                                                               AS OF DECEMBER 31
                                      -----------------------------------------------------------------------------------------
                                                                                                              SIX MONTHS ENDED
                                                                                                                  JUNE 30,
Delinquent loans at Period End(1)             2000(3)       2001(4)        2002(4)      2003(4)     2004(4)         2005(4)
                                              -------       -------        -------      -------     -------         -------
   30 to 59 days............................. 0.69%          0.61%        0.97%          0.42%         0.45%          0.41%
   60 to 89 days............................. 0.28%          0.24%        0.30%          0.17%         0.17%          0.16%
   90 days and over(2)....................... 0.93%          1.02%        1.28%          1.48%         0.81%          0.71%
                                              -----          -----        -----          -----         -----          -----
Total Delinquencies and
Foreclosures(1).............................. 1.90%           1.87%        2.55%          2.07%         1.43%         1.28%
                                              =====           ====         ====           ====          ====          ====

----------------

         (1) With respect to each period indicated in the table above, other than the periods ended December 31, 2000, December 31, 2004, and June 30, 2005 real estate owned property is included in the delinquency calculations.

         (2) Includes foreclosures.

         (3) As a percentage of the total dollar amount of loans held and serviced by Standard Federal Bank in its loan portfolio and loans held for sale portfolio at period end or loans held and serviced by ABN AMRO, as applicable.

         (4) As a percentage of the aggregate dollar amount of loans originated by ABN AMRO and LaSalle Bank Midwest National Association (fka Standard Federal Bank National Association) and serviced by ABN AMRO.

         The above delinquency and foreclosure statistics represent the total portfolio experience of LaSalle Bank Midwest National Association or ABN AMRO, as applicable, for the indicated periods. There can be no assurance that the delinquency and foreclosure experience with respect to the mortgage loans comprising the mortgage pool will correspond to the delinquency and foreclosure experience of LaSalle Bank Midwest National Association `s or ABN AMRO's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown above represent the delinquency and foreclosure experience for the total residential one- to four-unit mortgage portfolios for each of the periods presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans will depend on the results obtained over the life of the mortgage pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the loans.

WELLS FARGO BANK, N.A.

Wells Fargo Bank, N.A.

         Wells Fargo Bank, N.A. is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office for servicing functions is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

Wells Fargo Delinquency Experience

         The following tables set forth certain information, as reported by Wells Fargo, concerning recent delinquency and foreclosure experience on mortgage loans included in mortgage pools underlying certain series of mortgage pass-through certificates issued by Wells Fargo's affiliate, Wells Fargo Asset Securities Corporation, with respect to which one or more classes of certificates were publicly offered and as to which Wells Fargo acts as servicer. The delinquency and foreclosure experience set forth in the following tables includes mortgage loans with various terms to stated maturity and includes loans having a variety of payment characteristics. In addition, the adjustable-rate loan table includes mortgage loans with various periods until the first interest rate adjustment date and different indices upon which the adjusted interest rate is based. Certain of the adjustable-rate loans also provide for the payment of only interest until the first adjustment date. There can be no assurance that the delinquency and foreclosure experience set forth in the following tables will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

                                   WELLS FARGO
                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                FIXED RATE LOANS

                                           BY DOLLAR                   BY DOLLAR                    BY DOLLAR
                               BY NO.        AMOUNT       BY NO.         AMOUNT         BY NO.        AMOUNT
                              OF LOANS      OF LOANS     OF LOANS       OF LOANS       OF LOANS      OF LOANS
                              --------      --------     --------       --------       --------      --------
   (Dollar Amounts in
       Thousands)             AS OF DECEMBER 31, 2003     AS OF DECEMBER 31, 2004     AS OF SEPTEMBER 30, 2005
                              -----------------------     -----------------------     ------------------------

    Fixed-Rate Loans            27,529     $12,685,318      27,069     $12,321,323        34,036    $15,698,640
                              =========   =============  ==========   =============   ===========  =============
Period of Delinquency(1)
       30-59 Days                   55         $25,106          37         $14,212            94        $38,944
       60-89 Days                   14           5,033          10           3,882            12         $4,648
     90 days or more                 9           3,523           8           2,348            11         $3,447
                              ---------   -------------  ----------   -------------   -----------  -------------

 Total Delinquent Loans             78         $33,662          55         $20,442           117        $47,040
                              =========   =============  ==========   =============   ===========  =============

  Percent of Fixed-Rate
          Loans                  0.28%           0.27%       0.20%           0.17%         0.34%          0.30%

     Foreclosures(2)                28         $11,328          10          $4,366            11         $5,421
  Foreclosure Ratio (3)          0.10%           0.09%       0.04%           0.04%         0.03%          0.03%

                                                        ADJUSTABLE RATE LOANS

                                           BY DOLLAR                   BY DOLLAR                    BY DOLLAR
                               BY NO.        AMOUNT       BY NO.         AMOUNT         BY NO.        AMOUNT
                              OF LOANS      OF LOANS     OF LOANS       OF LOANS       OF LOANS      OF LOANS
                              --------      --------     --------       --------       --------      --------
   (Dollar Amounts in
       Thousands)             AS OF DECEMBER 31, 2003     AS OF DECEMBER 31, 2004     AS OF SEPTEMBER 30, 2005
                              -----------------------     -----------------------     ------------------------

  Adjustable Rate Loans         17,353      $8,733,883      60,470     $27,907,056       100,737    $46,237,417
                              =========   =============  ==========   =============   ===========  =============
Period of Delinquency(1)
       30-59 Days                   19         $10,283          81         $31,289            92        $37,835
       60-89 Days                    4           2,159           7           3,847            14         $6,048
     90 days or more                 3           1,751           5           2,089            12         $4,285
                              ---------   -------------  ----------   -------------   -----------  -------------

 Total Delinquent Loans             26         $14,193          93         $37,224           118        $48,167
                              =========   =============  ==========   =============   ===========  =============

       Percent of
  Adjustable-Rate Loans          0.15%           0.16%       0.15%           0.13%         0.12%          0.10%

     Foreclosures(2)                 5          $2,267           4          $1,600            21         $7,872
  Foreclosure Ratio (3)          0.03%           0.03%       0.01%           0.01%         0.02%          0.02%

--------------

         (1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

         (2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

         (3) Foreclosure as a percentage of loan count or principal balance in the applicable portfolio at the end of each period.

FIRST REPUBLIC BANK

         First Republic is a commercial bank, specializing in real estate lending, private banking, investment management and trust services. First Republic's corporate headquarters are located at One Eleven Pine Street, San Francisco, CA 94111.

         As of September 30, 2005, First Republic's total single family loan servicing portfolio of loans held on its balance sheet and sold to investors contained loans with an aggregate outstanding principal balance of approximately $7.522 billion. The loans contained in First Republic's servicing portfolio include fixed and adjustable rate loans, first and second lien loans and one- to four-family loans, and therefore performance may differ significantly from the mortgage loans. There can be no assurance, and no representation is made, that the delinquency experience with respect to the mortgage loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans.

         First Republic applies its collection policies uniformly to both its portfolio loans and loans serviced for others. It is First Republic's policy to discuss each loan with one or more past due payments at a weekly meeting of all lending personnel. First Republic has polices requiring rapid notification of delinquency and the prompt initiation of collection actions. First Republic primarily utilizes relationship managers, the collections department, credit administration personnel, and senior management in its collection activities in order to maximize attention and efficiency.

         When a borrower fails to make a required payment on a mortgage loan by the end of the 10- or 15-day grace period, the relationship manager who originated the loan is required to establish telephone contact with the borrower. At the same time, the collections department sends the borrower a "friendly" reminder that the mortgage payment is past due. If these early contacts do not prompt the borrower to make the mortgage payment and the loan continues to be delinquent, then the borrower will receive a "Notice of Intent to Foreclose," generally within five days of the end of the grace period. During this period, the relationship manager and collections department maintain regular contact with the borrower to determine the likelihood of serious delinquent status and to formulate recommendations on how to proceed. In most cases, delinquencies are cured promptly. If the mortgage loan is not brought current, a notice of default is filed 45 to 50 days after the due date (thirty days after the grace period), and foreclosure proceedings are commenced according to standard servicing procedures and state law.

         The following table sets forth certain information regarding the delinquency, foreclosure and loss experience of First Republic with respect to all the single family residence mortgage loans originated and serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                                   DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE (1)
                                             DECEMBER 31, 2002                          DECEMBER 31, 2003
                                   --------------------------------------     -------------------------------------
                                                               PERCENT OF                                 PERCENT OF
                                   NUMBER OF       DOLLAR        TOTAL        NUMBER OF       DOLLAR        TOTAL
                                     LOANS         AMOUNT      PORTFOLIO        LOANS         AMOUNT      PORTFOLIO
                                     -----         ------      ---------        -----         ------      ---------
Total Portfolio................      7,299      $4,801,208        100.00%       7,769      $5,618,043       100.00%
Delinquent Loans
   30-59 days delinquent.......          3       $  3,003           0.06%           0       $      0          0.00%
   60-89 days delinquent.......          1            794           0.02            1            425          0.01
   90+ days delinquent.........          1            412           0.01            0              0          0.00
REO............................          0              0           0.00            0              0          0.00
Total..........................          5       $  4,209           0.09%           1         $  425          0.01%
Losses(2)......................          0             $0           0.00%           0             $0          0.00%

                                             DECEMBER 31, 2004                         SEPTEMBER 30, 2005
                                   --------------------------------------     -------------------------------------
                                                               PERCENT OF                                 PERCENT OF
                                   NUMBER OF       DOLLAR        TOTAL        NUMBER OF       DOLLAR        TOTAL
                                     LOANS         AMOUNT      PORTFOLIO        LOANS         AMOUNT      PORTFOLIO
                                     -----         ------      ---------        -----         ------      ---------
Total Portfolio................      8,719        $6,700,829      100.00%       9,432      $7,522,060       100.00%
Delinquent Loans
   30-59 days delinquent.......          1         $      78        0.00%           2        $    3,846       0.05%
   60-89 days delinquent.......          0                 0        0.00            1             2,010       0.03
   90+ days delinquent.........          3             7,322        0.11            2             6,839       0.09
REO............................          0                 0        0.00            0                 0       0.00
Total..........................          4          $  7,400        0.11            5         $  12,695       0.17%
Losses(2)                                0                $0        0.00%           0                $0       0.00%

---------
(1) Percentages in the table are rounded to the nearest 0.01%. Dollar amounts are in the thousands and are rounded to the nearest thousand dollar. The sum in any column may not equal the total indicated due to rounding.

(2)      Losses are shown by year of loan origination.

         The above delinquency, foreclosure and loss statistics represent the recent experience of First Republic. There can be no assurance, however, that the delinquency, foreclosure and loss experience on the mortgage loans serviced by First Republic will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the related mortgage loans. Further, the mortgage loans serviced by First Republic were not chosen from First Republic's portfolio on the basis of any methodology which could or would make them representative of the total pool of mortgage loans in First Republic's portfolio. The actual loss and delinquency experience on the related mortgage loans will depend on, among other things, the value of the real estate and cooperative shares securing such mortgage loans and the ability of the borrowers to make required payments. If First Republic undertakes litigation or retains outside attorneys or investigators, the costs thereof will be borne by the trust or the certificateholders. First Republic will not be required to advance funds for the conduct of such litigation or the hiring of such outside attorneys or investigators if it reasonably believes that such advances will not be promptly reimbursed.

         The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions (either nationally or regionally), may exhibit seasonal variations, and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

SERVICING OF THE MORTGAGE LOANS

         The servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreements.

         Notwithstanding anything to the contrary in the prospectus, the master servicer will not be ultimately responsible for the performance of the servicing activities by a servicer, except as described under "--Monthly Advances" below. If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer is obligated to terminate such servicer and either appoint a successor servicer or become the successor servicer, as provided in the agreement.

         Generally, the transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the agreement and the related servicing agreement, which include, among other things, the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, that each rating agency confirms in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of its then-current ratings of any of the certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The master servicer will be paid a monthly fee (the "master servicing fee") with respect to each mortgage loan calculated as 0.01% annually (the "master servicing fee rate") of the outstanding principal balance of each mortgage loan as of the first day of the related due period. As additional compensation, the master servicer is entitled to retain investment earnings on amounts on deposit in the Distribution Account earned on the business day prior to the distribution of such amounts to certificateholders on the distribution date.

         The "deposit date" is the business day immediately preceding the related distribution date.

         A "servicer remittance date" is the date set forth in the related servicing agreement (generally the 18th day of each month) on which the related servicer will remit to the master servicer, for deposit in the Distribution Account, the required amounts for each related distribution date.

         Each servicer will be paid a monthly fee (a "servicing fee") with respect to each mortgage loan serviced by it calculated at a per annum rate (the "servicing fee rate") of the outstanding principal balance of each mortgage loan as of the first day of the related due period. The servicing fee rates of the servicers are either 0.250% or 0.375% and the weighted average servicing fee as of the cut-off date is approximately 0.266%. With respect to 76.27% of the mortgage loans, after the first adjustment date, the servicing fee rates will increase from 0.250% to 0.375%. Each servicer will also be entitled to receive, to the extent provided in the related servicing agreement, additional compensation in the form of:

         o any interest or other income earned on funds it has deposited in a custodial account pending remittance to the master servicer and

         o certain customary fees and charges paid by borrowers (generally other than prepayment penalty amounts, if the related mortgage loans are subject to prepayment penalties, which to the extent not retained by a primary servicer will be paid to Thornburg Mortgage Home Loans, Inc. as additional servicing compensation).

         The master servicing fees and the servicing fees are subject to reduction as described below under "--Interest Shortfalls." The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

                  INTEREST SHORTFALLS

         When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. In addition, the Relief Act under certain circumstances limits the interest rate required to be paid by a borrower in the military service to 6% per annum, and state or local legislation may provide similar loan payment relief. As a result, interest payable will be reduced for any month in which a prepayment is made on a mortgage loan or for any due period during which the Relief Act or similar state or local laws limit the interest rate with respect to a mortgage loan.

         With respect to any distribution date, the "interest shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net rates) on mortgage loans in the related mortgage loan group resulting from:

         o prepayments in full received during the related prepayment period,

         o partial prepayments received during the related prepayment period to the extent applied prior to the Due Date in the month of the distribution date and

         o interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act or similar state or local laws.

         Any interest shortfalls resulting from a prepayment in full, or in certain cases a partial prepayment, are required to be paid by the applicable servicer, but generally only to the extent that the amount of that interest shortfall does not exceed the aggregate of the servicing fees on the mortgage loans serviced by it for the applicable distribution date. Any interest shortfalls required to be funded but not funded by the applicable servicer are required to be paid by the master servicer, but only to the extent that the applicable unpaid amount does not exceed the aggregate master servicing fee for the applicable distribution date. None of the servicers or the master servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state or local laws.

         We refer to the amount of the master servicing fee and servicing fees used to offset interest shortfalls in this prospectus supplement as "compensating interest payments." We refer to interest shortfalls net of compensating interest payments as "net interest shortfalls."

ADVANCES

         Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans, adjusted to the related mortgage rate less the servicing fee rate, to the extent that these advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer will be obligated to make any such advances if any servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the master servicer fails in its obligation to do so, to the extent provided in the agreement. The master servicer, each servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments on that mortgage loan or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. These reimbursements may result in realized losses.

         The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled payment owed by a borrower or a reduction of the applicable mortgage rate by application of the Relief Act or similar state or local laws.

HAZARD INSURANCE

         To the extent not maintained by the related borrower, the servicers will maintain and keep a hazard insurance policy in full force and effect for each mortgaged property relating to a mortgage loan (other than a loan secured by a cooperative or condominium unit). Any such hazard insurance policy must cover the least of:

         o     the outstanding principal balance of the mortgage loan,

         o either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or

         o such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances of the mortgage loans decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, their basic terms are dictated by state law. These policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Where the mortgaged property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause flood insurance to be maintained with respect to that mortgaged property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of:

         o the outstanding principal balance of the related mortgage loan and

         o the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or in some cases, the full insurable value, or such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which the mortgaged property is located is participating in that program).

         The servicers, on behalf of the trust and certificateholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under these policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the related servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; REPURCHASE OF DELINQUENT
MORTGAGE LOANS

         The servicers will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

         Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan, together with accrued interest thereon at its net rate.

         Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust at the Repurchase Price any mortgage loan which as of the first day of a calendar quarter is, and which is at the time of purchase, delinquent in payment by 90 days or more or which has become REO property. The purchase option terminates on the last day of the related calendar quarter. If the delinquency is subsequently cured and the mortgage loan then again becomes delinquent 90 days or more or becomes REO property as of the first day of a calendar quarter, a purchase option with respect to that mortgage loan will arise for that calendar quarter.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

         The servicers will, to the extent required by the related loan documents and the servicing agreements, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

INSURANCE COVERAGE

         The master servicer and the servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

         The agreement will provide that each year during which the master servicer directly services any of the mortgage loans, as servicer, a firm of independent accountants will furnish a statement to the trustee to the effect that it has examined certain documents and records relating to the servicing of mortgage loans similar to the mortgage loans serviced by the master servicer and that, on the basis of such examination, it is of the opinion that the servicing has been conducted in accordance with the terms of the agreement, except for (1) exceptions that it believes to be immaterial and (2) any other exceptions set forth in the statement.

SERVICER DEFAULT

         If a servicer is in default on its obligations under the applicable servicing agreement (and that default is not cured within any applicable grace period provided for in the related servicing agreement), the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the applicable servicing agreement or succeed to the responsibilities of the terminated servicer pursuant to the related servicing agreement and the agreement.

                        DESCRIPTION OF THE CERTIFICATES

         The following summaries describing certain provisions of the certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the prospectus and the provisions of the agreement relating to the certificates offered by this prospectus supplement.

GENERAL

         The certificates will evidence in the aggregate the entire beneficial ownership interest in the trust. The trust will consist of:

         o     the mortgage loans;

         o such assets as from time to time are identified as deposited in respect of the mortgage loans in the various accounts established for such purpose by the servicers pursuant to the servicing agreements;

         o     the Distribution Account;

         o property acquired by foreclosure of such mortgage loans or by deed in lieu of foreclosure;

         o any applicable primary mortgage insurance policies and all related standard hazard insurance policies;

         o the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

         o the rights of the depositor under the servicing agreements (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement);

         o the pledge agreements or guarantee agreements, as applicable, relating to the additional collateral loans and all additional collateral;

         o     the yield maintenance agreements

         o     the Auction Swap Agreement

         o     the Final Maturity Reserve Trust; and

         o     all proceeds of the foregoing.

BOOK-ENTRY REGISTRATION

         Each class of offered certificates other than the residual certificates ("book-entry certificates," will initially be issued as a single certificate in fully registered form (a "physical certificate,"), with a denomination that equals the initial principal amount or notional amount, as applicable, of each related class of offered certificates and will initially be registered in the name of Cede & Co.

         As a holder of interests in book-entry certificates, or beneficial owner, you may elect to hold your interests in these certificates through DTC in the United States, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if you are a participant of their systems, or indirectly through organizations which are participants in their systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no beneficial owner of the book-entry certificates will be entitled to receive a physical certificate representing its interest in a class of certificates. Unless and until physical certificates are issued, it is anticipated that the only holder of the book-entry certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders as that term is used in the agreement.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Beneficial owners will receive all payments of principal and interest on the book-entry certificates from the securities administrator through DTC and DTC participants. While the book-entry certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the book-entry certificates and is required to receive and transmit payments of principal and interest on the book-entry certificates.

         Participants and indirect participants with whom beneficial owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the DTC rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their interest.

         Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions of principal and interest will be made by the securities administrator to Cede & Co., as nominee for DTC. Payments on book-entry certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of the book-entry certificates may reduce the liquidity of such certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the securities administrator that, unless and until physical certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by certificateholders under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

         Physical certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only upon the events specified in the trust, pooling and servicing agreement. Such events may include the following: (1) the depositor advises the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the book-entry certificates and the depositor is unable to locate a qualified successor within 30 days or (2) after the occurrence of an event of default, certificateholders representing not less than 51% of the aggregate current principal amount or notional amount of the applicable securities advise the securities administrator and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the certificateholders.

         Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the securities administrator is required to request that DTC notify all beneficial owners through its participants of the availability of physical certificates. Upon surrender by DTC of the physical certificates representing the book-entry certificates and receipt of instructions for re-registration, the securities administrator will reissue the book-entry certificates as physical certificates issued in the respective principal or notional amounts owned by individual beneficial owners, and thereafter the securities administrator will recognize them as certificateholders under the agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

         The depositor, the master servicer, the securities administrator, the servicers, the trustee and the Delaware trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

         For additional information regarding DTC, Clearstream, Euroclear and the certificates, see "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

         Upon the issuance of physical certificates registered in the name of persons other than Cede, distributions will be made by the trustee to the persons in whose names such certificates are registered at the close of business on each record date, which will be the last business day of the month preceding the month in which the related distribution date occurs. These distributions will be made by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, provided, however, that the final payment in respect of each class of certificates will be made only upon presentation and surrender of the respective certificates at the office or agency of the trustee specified in the notice to certificateholders of such final payment.

         Physical certificates (including the residual certificates) will be transferable and exchangeable on a certificate register to be maintained by the securities administrator at the office or agency of the securities administrator maintained for that purpose. Physical certificates surrendered to the securities administrator for registration or transfer or exchange must be accompanied by a written instrument or transfer in form satisfactory to the securities administrator. No service charge may be made for any registration of transfer or exchange of physical certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. The office or agency of the securities administrator is currently located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Certain representations will be required in connection with the transfer of a residual certificate. See "Restrictions on Purchase and Transfer of the Residual Certificates" in this prospectus supplement.

         A "business day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the trustee, the securities administrator or the master servicer (or, with respect to servicer remittance dates, the related servicer) is located are obligated by law or executive order to be closed.

         The certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the certificates may experience limited liquidity. See "Risk Factors--The absence of a secondary market may interfere with your ability to resell your certificates" in this prospectus supplement.

AVAILABLE FUNDS

         Available funds for any distribution date will be determined separately with respect to mortgage loan group 1, mortgage loan group 2, mortgage loan group 3 and mortgage loan group 4. We refer to available funds with respect to each mortgage loan group in this prospectus supplement as "Group Available Funds." We refer to available funds from all four mortgage loan groups as "Available Funds."

         In each case, Group Available Funds will be an amount equal to the aggregate of the following (without duplication) with respect to the related mortgage loan group:

         o all previously undistributed payments on account of principal (including the principal portion of monthly payments, principal prepayments and the principal amount of liquidation proceeds, insurance proceeds and Subsequent Recoveries), all previously undistributed payments on account of interest (other than any prepayment penalty amounts received from a borrower) received after the cut-off date and on or prior to the related servicer remittance date,

         o any monthly advances and compensating interest payments by the servicers and the master servicer,

         o the purchase price received in connection with any mortgage loan purchased by the depositor, the seller, a servicer or Thornburg Mortgage, Inc. as permitted or required under the agreement,

         o the amount, if any, by which the aggregate unpaid principal balance of any substitute mortgage loan is less than the aggregate unpaid principal balance of any deleted mortgage loan delivered by the seller or a servicer in connection with the substitution of a mortgage loan,

         o the purchase price of the assets of the trust upon the exercise by Thornburg Mortgage Home Loans, Inc., as servicer, of its optional termination right or by the master servicer of its back-up right;

         o any other miscellaneous amounts remitted by the master servicer or the applicable servicers pursuant to the servicing agreements,

         o any reimbursed amount in connection with losses on investments of deposits in an account; and

         o any other payments made by the master servicer, the servicers, the trustee or the depositor with respect to such distribution date.

         Group Available Funds will not include, with respect to the related mortgage loan group and without duplication:

         o     all payments that were due on or before the cut-off date;

         o all principal prepayments, liquidation proceeds, insurance proceeds, Subsequent Recoveries and proceeds of the purchase of mortgage loans, other than relating to the optional termination right, received after the applicable prepayment period;

         o all payments, other than principal prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related due date;

         o amounts received on particular mortgage loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed monthly advances;

         o     amounts of monthly advances determined to be nonrecoverable;

         o any investment earnings on amounts on deposit in the Distribution Account;

         o amounts required to pay the monthly master servicing fee and the servicing fees or to reimburse any servicer or the master servicer for such amounts as are due under the applicable servicing agreement and the agreement and have not been retained by or paid to such servicer or the master servicer;

         o amounts required to indemnify the securities administrator, the trustee or the Delaware trustee to the extent set forth in the agreement or to reimburse the securities administrator, the trustee, the custodian or the Delaware trustee for amounts due under the agreement with respect to certain expenses of the securities administrator, the trustee, the custodian or the Delaware trustee; and

         o     any retained interest.

DISTRIBUTIONS ON THE CERTIFICATES

         PRIORITY OF DISTRIBUTIONS. On the first distribution date, the securities administrator will distribute $50 from an amount deposited by the seller in the Distribution Account on the closing date to each class of residual certificates in reduction of their respective current principal amounts, in each case, until reduced to zero.

         On each distribution date, the trustee will withdraw Available Funds from the Distribution Account and apply them as follows:

         1. from related Group Available Funds:

         (A) on the distribution date in December 2015 and on each distribution date thereafter, for deposit in the Final Maturity Reserve Account, the Final Maturity Reserve Amount, if any, for the related mortgage loan group.

         (B) to pay to each senior certificate group in the following priority:

                  first, Accrued Certificate Interest for that senior certificate group for that distribution date, pro rata based on the amount of Accrued Certificate Interest due to each class in that senior certificate group; provided, however, that any shortfall in available amounts for the related mortgage loan group will be allocated among the classes of senior certificates relating to such mortgage loan group (other than the Class A-X Certificates) in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; provided, further, that for the purpose of distributions to the Class A-X Certificates, only the portion of their notional amount derived from the mortgage loans in the related mortgage loan group will be used to calculate distributions to the Class A-X Certificates from the related Group Available funds; provided, further, to the extent of the Required Available Funds Cap Reserve Fund Deposit for that distribution date, interest that would otherwise be payable to the Class A-X Certificates will be deposited in the Available Funds Cap Reserve Fund and will not be distributed to that class;

                  second, any Accrued Certificate Interest for that senior certificate group remaining undistributed from previous distribution dates, pro rata based on the amount of Accrued Certificate Interest remaining undistributed from previous distribution dates to each class in that senior certificate group; provided, however, that any shortfall in available amounts for the related mortgage loan group will be allocated among the classes of senior certificates relating to such mortgage loan group (other than the Class A-X Certificates) in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; provided, further, that for the purpose of distributions to the Class A-X Certificates, only the portion of their notional amount derived from the mortgage loans in the related mortgage loan group will be used to calculate distributions to the Class A-X Certificates from the related Group Available Funds; provided, further, to the extent of the Required Available Funds Cap Reserve Fund Deposit for that distribution date, interest that would otherwise be payable to the Class A-X Certificates will be deposited in the Available Funds Cap Reserve Fund and will not be distributed to that class; and

                  third, in reduction of the current principal amount of the senior principal certificates of that senior certificate group, the related Group Senior Optimal Principal Amount for that distribution date, until the current principal amount of the senior principal certificates of that senior certificate group have been reduced to zero.

         The senior certificates may receive additional distributions, which we have described under "--Limited Cross-collateralization" below.

         2. first, from the Yield Maintenance Account, and second, from the Available Funds Cap Reserve Fund, in that order, for distribution to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, any Available Funds Cap Shortfall Amounts remaining unpaid for each such class and such distribution date as described under "--Interest--Available Funds Cap Reserve Fund" and "--The Yield Maintenance Agreements" below; provided that payments derived from a Yield Maintenance Agreement will be used only to cover Available Funds Cap Shortfall Amounts on the related class of Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and any excess therefrom will be distributed to Class A-X Certificates;

         3. except as provided under "--Limited Cross-collateralization" below, on each distribution date on or prior to the cross-over date, an amount equal to the sum of the remaining Group Available Funds relating to all four mortgage loan groups after the distributions in paragraphs 1(A) and 1(B) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order:

         first, the Accrued Certificate Interest on the applicable class for that distribution date;

         second, any Accrued Certificate Interest on that class remaining undistributed from previous distribution dates; and

         third, that class' Allocable Share for that distribution date.

         The "cross-over date" is the distribution date on which the current principal amounts of the subordinate certificates are reduced to zero.

         LIMITED CROSS-COLLATERALIZATION. Application of Available Funds to pay the subordinate certificates as provided in paragraph 3 under "--Priority of Distributions" above will be subject to prior application to make additional distributions to the senior certificates as described below.

         Rapid prepayments in one or more mortgage loan groups. On each distribution date prior to the cross-over date, but after the reduction of the current principal amount of one or more classes of senior principal certificates to zero, the remaining class or classes of senior principal certificates will be entitled to receive in reduction of their current principal amounts, pro rata based upon their current principal amounts immediately prior to that distribution date, in addition to any principal prepayments related to each such remaining senior certificates' respective mortgage loan group allocated to those senior certificates, 100% of the principal prepayments on any mortgage loan in the mortgage loan group relating to the fully repaid class or classes of senior certificates. However, this additional allocation of principal prepayments to the senior principal certificates will not be made if the Subordination Doubling Test and the Delinquency Test have been satisfied for the applicable distribution date.

         The "Subordination Doubling Test" has been satisfied for any distribution date if the Aggregate Subordinate Percentage equals or exceeds on such distribution date twice the Aggregate Subordinate Percentage as of the cut-off date.

         The "Aggregate Subordinate Percentage" at any time will equal the sum of current principal amounts of the subordinate certificates divided by the sum of the scheduled principal balances for all mortgage loans.

         The "Delinquency Test" has been satisfied for any distribution date if, as of the last day of the related due period, (i) the aggregate scheduled principal balance of the mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate current principal amount of the subordinate certificates does not exceed 50%.

         Cross-collateralization due to disproportionate losses in a mortgage loan group. If on any distribution date the aggregate current principal amount of any class or classes of senior principal certificates would be in excess of the aggregate scheduled principal balance of the mortgage loans in its related mortgage loan group and any subordinate certificates are still outstanding, in each case after giving effect to distributions to be made on that distribution date, then:

         o 100% of amounts otherwise allocable to the subordinate certificates in respect of principal will be distributed to that class or those classes of senior principal certificates (pro rata if more than one class of senior principal certificates is so affected, based on the relative amounts of that excess) in reduction of the aggregate current principal amount of that class or those classes, until the aggregate current principal amount of that class or those classes of senior principal certificates is equal to the aggregate scheduled principal balance of the mortgage loans in its related mortgage loan group; and

         o the Accrued Certificate Interest otherwise allocable to the subordinate certificates on that distribution date will be reduced, if necessary, and distributed to that class or those classes of senior certificates (including the senior principal certificates, the Class A-4X Certificates, if applicable, and the portion of the notional amount of the Class A-X Certificates derived from mortgage loans in the related mortgage loan group) in an amount equal to the Accrued Certificate Interest with respect to the senior principal certificates, the Class A-4X Certificates, if applicable, and the portion of the Class A-X Certificates derived from mortgage loans in the related mortgage loan group for that distribution date on the excess of (x) the aggregate current principal amount of that class or those classes of senior principal certificates over (y) the aggregate scheduled principal balance of the mortgage loans in the related mortgage loan group (pro rata if more than one class of senior certificates is so affected, based on the relative amounts of Accrued Certificate Interest for each such group of classes). Any such reduction in the Accrued Certificate Interest or principal of the subordinate certificates will be allocated to the subordinate certificates in reverse order of their numerical designations, commencing with the Class B-6 Certificates.

         If, after distributions have been made pursuant to priorities first and second of paragraph 1(B) under "--Priority of Distributions" above on any distribution date, the remaining Group Available Funds for any senior certificate group are less than the related Group Senior Optimal Principal Amount, that amount will be reduced, and the remaining funds will be distributed on the related senior principal certificates on the basis of that reduced amount.

         DISTRIBUTIONS TO RESIDUAL CERTIFICATES. On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of certificates entitled to those distributions as described above will be distributed to the residual certificates. However, if on any distribution date any Group Available Funds remain after payment of interest and principal to the related class or classes of senior certificates, those amounts will be distributed to the other classes of senior certificates, pro rata, first as interest based on any unpaid interest and then as principal based upon their current principal amounts, until all amounts due to all classes of senior certificates have been paid in full, before any amounts are distributed to the residual certificates. We do not anticipate that there will be any significant amounts remaining for any such distribution to the residual certificates.

INTEREST

         Interest will accrue during the preceding interest accrual period for each class of certificates (other than the residual certificates) at its then applicable pass-through rate on the current principal amount or notional amount of that class immediately preceding the related distribution date. Accrued interest is calculated in the case of the senior principal certificates and the Class A-4X Certificates on the basis of a 360-day year and the actual number of days in the interest accrual period and in the case of the remaining offered certificates (other than the residual certificates) on the basis of a 360-day year consisting of twelve 30-day months.

         The "interest accrual period" for the senior principal certificates and the Class A-4X Certificates will be the period from and including the preceding distribution date (or from the Closing Date with respect to the first distribution date) to and including the day prior to the current distribution date. For each other class of offered certificates (other than the residual certificates), the "interest accrual period" will be the calendar month preceding the month in which the distribution date occurs, beginning in December 2005.

         The "pass-through rates" on the offered certificates (other than the residual certificates, which do not bear interest) are set forth under "Summary of Terms--Pass-Through Rates."

         Except in the case of the senior principal certificates and the Class A-4X Certificates, the effective yield to the holders of certificates will be lower than the yield otherwise produced by the applicable pass-through rate and purchase price, because interest will not be distributed to the certificateholders until the 25th day (or if that day is not a business day, then the next succeeding business day) of the month following the month in which interest accrues on the mortgage loans. See "Yield and Prepayment Considerations" in this prospectus supplement.

         In addition, the amount of interest payable to a certificateholder will be reduced by that certificateholder's share of net interest shortfalls and the interest portion of realized losses.

         Net interest shortfalls (in the case of the senior certificates, for the related mortgage loan group) will be allocated among the certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated to the applicable certificate in the absence of these shortfalls.

         The interest portion of realized losses for the mortgage loans will be allocated sequentially, in the following order, to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, and following the cross-over date, to the classes of senior certificates related to the mortgage loans on which those realized losses occurred.

         No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding current principal amount of that class of certificates has been reduced to zero.

         See "--Allocation of Losses; Subordination" for information regarding allocation of realized losses.

         "Accrued Certificate Interest" for any certificate, for any distribution date, will equal the amount of interest accrued during the related interest accrual period at the applicable pass-through rate on the current principal amount or notional amount of that certificate immediately prior to that distribution date:

         minus

         o (i) in the case of a senior certificate, that certificate's share of any net interest shortfall in respect of the related mortgage loan group, and, after the cross-over date, the interest portion of any realized losses in respect of the related mortgage loan group

               or

         o (ii) in the case of a subordinate certificate, that certificate's share of any net interest shortfall and the interest portion of any realized losses on the mortgage loans.

         If on any distribution date the Group Available Funds for any senior certificate group are less than the Accrued Certificate Interest on those senior certificates for that distribution date prior to reduction for any net interest shortfall and the interest portion of realized losses on the related mortgage loans, the shortfall will be allocated among the holders of the related classes of senior certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated to those holders in the absence of that net interest shortfall and/or realized losses for that distribution date. In addition, the amount of any net interest shortfalls with respect to the mortgage loans in the related mortgage loan group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to those amounts on subsequent distribution dates, to the extent of the related Group Available Funds, after current interest distributions as required in this prospectus supplement. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the servicers or otherwise, except to the extent of applicable compensating interest payments.

AVAILABLE FUNDS CAP SHORTFALL AMOUNTS

         For each of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and any distribution date, the "Available Funds Cap Shortfall Amounts" for each such Class will equal the sum of:

         (i) the excess, if any, of the amount of interest that class of certificates would have been entitled to receive if the pass-through rate for that class were calculated without regard to clause (a)(i) in the definition thereof, over the actual amount of interest such Class is entitled to receive for such distribution date;

         (ii) any excess described in clause (i) above remaining unpaid from prior distribution dates; and

         (iii) interest for the applicable interest accrual period on the amount described in clause (ii) above based on the pass-through rate for that class determined without regard to clause (a)(i) in the definition thereof.

AVAILABLE FUNDS CAP RESERVE FUND

         Pursuant to the terms of the agreement, the securities administrator will establish an account (the "Available Funds Cap Reserve Fund"). The Available Funds Cap Reserve Fund will not be an asset of any REMIC. After Yield Maintenance Amounts have been applied to reduce any Available Funds Cap Shortfall Amounts for the related class of certificates, amounts in the Available Funds Cap Reserve Fund will be used to make payments to the holders of the

Class A-1, Class A-2, Class A-3 and Class A-4 Certificates with respect to any remaining Available Funds Cap Shortfall Amounts on such certificates.

         On each distribution date, the securities administrator will deposit in the Available Funds Cap Reserve Fund interest that would otherwise be distributable with respect to the Class A-X Certificates to the extent of the "Required Available Funds Cap Reserve Fund Deposit" in the manner described below.

         For any distribution date, the "Required Available Funds Cap Reserve Fund Deposit" will be an amount equal to the lesser of (i) the interest entitlement for the Class A-X Certificates for that distribution date and (ii) the amount required to bring the balance on deposit in the Available Funds Cap Reserve Fund up to an amount equal to the excess of the Available Funds Cap Shortfall Amounts for that distribution date with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates over the Yield Maintenance Amounts received for that distribution date.

         On any distribution date for which an unpaid Available Funds Cap Shortfall Amount exists with respect to the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates after application of any Yield Maintenance Amounts received on that date, the securities administrator shall withdraw from the Available Funds Cap Reserve Fund the amount of such unpaid Available Funds Cap Shortfall Amounts for distribution on that Distribution Date and distribute such amount pro rata among such classes based on the remaining amounts due on each such class, as described above under "--Priority of Distributions."

THE YIELD MAINTENANCE AGREEMENTS

         On the closing date, the securities administrator will enter into four yield maintenance agreements (the "Yield Maintenance Agreements" ) with the Yield Maintenance Counterparty (as defined below). The securities administrator will establish an account (the "Yield Maintenance Account"), which will be an asset of the trust. The securities administrator will deposit into the Yield Maintenance Account amounts received by it pursuant to the Yield Maintenance Agreements (the "Yield Maintenance Amounts"). The Yield Maintenance Agreements will relate to (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates,
(iii) the Class A-3 Certificates and (iv) the Class A-4 Certificates (collectively, the "Yield Maintained Certificates"). Each of the Yield Maintained Certificates will be entitled to payments only from the Yield Maintenance Agreement related to such class of certificates.

         On each distribution date, payments under the related Yield Maintenance Agreement for each of the Yield Maintained Certificates will be made based on an amount equal to the product of (i) the excess, if any, of (x) LIBOR over (y) the applicable Strike Rate (as defined below), (ii) the lesser of (a) the related Yield Maintenance Notional Balance (as defined below) and (b) the aggregate current principal amount of the related Yield Maintained Certificates on the first day of the related interest accrual period and (iii) a fraction, the numerator of which is the actual number days in the related interest accrual period and the denominator of which is 360. The aggregate of all payments made on a Distribution Date pursuant to a Yield Maintenance Agreement is referred to in this prospectus supplement as a "Yield Maintenance Payment."

         With respect to each distribution date on which a Yield Maintenance Payment is received under a Yield Maintenance Agreement, the securities administrator will pay to the related certificateholders up to any related Available Funds Cap Shortfall Amounts. Any funds from the Yield Maintenance Payment remaining in the Yield Maintenance Account after payment of Available Funds Cap Shortfall Amounts to the Yield Maintained Certificates will be distributed to the Class A-X Certificates.

         The "Yield Maintenance Notional Balance" and the "Strike Rate" with respect to the Yield Maintenance Agreements for each applicable distribution date are set forth on Schedule I to this prospectus supplement. The Yield Maintenance Notional Balances will be calculated as follows: the initial Yield Maintenance Notional Balance for each class of Yield Maintained Certificates will be equal to the initial current principal amount of such class, and thereafter each such Yield Maintenance Notional Balance will amortize monthly based on a prepayment rate for the related mortgage loans of 15% CPR (as described below under "Yield and Prepayment Considerations--Prepayment Model") and will be based on (a) the assumptions set forth in items (i), (iii) through
(vii), (ix) through (xi), and (xiii) under "Yield and Prepayment Considerations--Decrement Tables," (b) the levels of One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year U.S. Treasury remaining constant at the respective rates in effect at the time of pricing the Yield Maintenance Agreements and (c) the initial principal amounts or notional amounts of the certificates being those set forth in the chart under "Summary of Terms-Offered Certificates" in this prospectus supplement.

         Each Yield Maintenance Agreement is effective with respect to the distribution date in January 2006 and ends on the distribution date in December 2008. After December 2008, each Yield Maintenance Notional Balance will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

         The Yield Maintenance Counterparty. The Royal Bank of Scotland plc (the "Yield Maintenance Counterparty"), will be the counterparty for the yield maintenance agreements. The Yield Maintenance Counterparty is the principal operating subsidiary of The Royal Bank of Scotland Group plc ("RBS Group"), which, together with its subsidiaries, are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. RBS Group's operations are principally centered in the United Kingdom. The short-term unsecured and unguaranteed debt obligations of the Yield Maintenance Counterparty are currently rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch Ratings ("Fitch"). The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Yield Maintenance Counterparty are currently rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch. Except for the information provided in this paragraph (and, solely in the case of The Royal Bank of Scotland plc, the sixth paragraph under the heading "--Mandatory Auction of the Auction Certificates"), neither the Yield Maintenance Counterparty nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus. The Yield Maintenance Counterparty is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

         The Yield Maintenance Agreements are terminable by the trust or the Yield Maintenance Counterparty following the occurrence of certain specified events of default, including failure of the Yield Maintenance Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency--Cross-Border).

CALCULATION OF LIBOR

         On the second LIBOR business day preceding the commencement of each interest accrual period for the senior principal certificates, which date we refer to as an interest determination date, the securities administrator will determine LIBOR ("LIBOR") for such interest accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, LIBOR for the applicable interest accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be the LIBOR applicable to the preceding interest accrual period.

         The "Reference Bank Rate," with respect to any interest accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month.

         "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         o     with an established place of business in London,

         o which have been designated as such by the securities administrator and

         o which are not controlling, controlled by, or under common control with, the depositor, the seller or the master servicer.

         The establishment of LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the certificates shall, in the absence of manifest error, be final and binding.

PRINCIPAL

         GENERAL. The "current principal amount" of any certificate (other than Class A-4X and the Class A-X Certificates) as of any distribution date will equal that certificate's initial principal amount on the closing date, as reduced by:

         o all amounts distributed on previous distribution dates on that certificate on account of principal,

         o the principal portion of all realized losses previously allocated to that certificate (taking account of its applicable Loss Allocation Limitation, which we describe under "--Allocation of Losses; Subordination") and

         o in the case of a subordinate certificate, that certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount, as applicable, for previous distribution dates.

         and increased by any Subsequent Recoveries allocated to that class on previous distribution dates.

         With respect to any class of certificates (other than the Class A-4X, Class A-X and Class I Certificates), the current principal amount of that class will equal the sum of the current principal amounts of all certificates in that class.

         The "notional amount" of the Class A-4X Certificates as of any distribution date is equal to 1% of the current principal amount of the Class A-4 Certificates, and the notional amount of the Class A-X Certificates as of any distribution date is equal to the current principal amount of the senior principal certificates immediately prior to such distribution date. The "notional amount" of each certificate of the Class A-4X or Class A-X Certificates is equal to its percentage interest of the aggregate notional amount of that class.

         As of any distribution date, the "Subordinate Certificate Writedown Amount" will equal the amount by which:

         o the sum of the current principal amounts of all of the certificates (after giving effect to the distribution of principal and the allocation of realized losses in reduction of the current principal amounts of those certificates on that distribution date) exceeds

         o the scheduled principal balances of the mortgage loans on the due date related to that distribution date.

         The Subordinate Certificate Writedown Amount will be allocated to the subordinate certificates in inverse order of their numerical class designations, until the current principal amount of each such class has been reduced to zero.

         Distributions in reduction of the current principal amount of the senior principal certificates of each senior certificate group will be made on each distribution date pursuant to priority third above of paragraph 1(B) under "--Distributions on the Certificates--Priority of Payments." In accordance with that priority third, Group Available Funds remaining after distributions of interest on the related senior certificate group will be allocated to those senior principal certificates in an aggregate amount not to exceed the related Group Senior Optimal Principal Amount for that distribution date.

         Distributions in reduction of the current principal amounts of the subordinate certificates will be made pursuant to paragraph 3 under "--Distributions on the Certificates--Priority of Payments." In accordance with that priority, Available Funds, if any, remaining after distributions of principal and interest on the senior certificates on that distribution date will be allocated to the subordinate certificates in an amount equal to each such class's Allocable Share for that distribution date, provided that no distribution of principal will be made on any such class until any class ranking prior to that class has received distributions of interest and principal, and that class has received distributions of interest, on that distribution date.

         Group Senior Optimal Principal Amount. The "Group Senior Optimal Principal Amount" will be for each of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively, with respect to each distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate current principal amount of such respective class, immediately prior to that distribution date):

                  (i) the applicable Senior Percentage of the principal portion of all monthly payments due on the mortgage loans in the related mortgage loan group on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Group Senior Prepayment Percentage of the scheduled principal balance of each mortgage loan in the related mortgage loan group which was the subject of a prepayment in full received by the master servicer during the applicable prepayment period, together with the applicable Group Senior Prepayment Percentage of all partial prepayments allocated to principal received during the applicable prepayment period;

                  (iii)    the lesser of:

                            o the applicable Group Senior Prepayment Percentage of the sum of:

                               (a) the scheduled principal balance of each mortgage loan in the related mortgage loan group purchased by an insurer from the trust during the related prepayment period pursuant to the related primary mortgage insurance policy, if any, or otherwise, plus

                               (b) all net liquidation proceeds allocable to principal received in respect of each other mortgage loan in the related mortgage loan group which became a liquidated mortgage loan during the related prepayment period, and

                            o  the applicable Senior Percentage of the sum of:

                               (a) the scheduled principal balance of each mortgage loan in the related mortgage loan group that was purchased by an insurer from the trust during the related prepayment period pursuant to the related primary mortgage insurance policy, if any, or otherwise, plus

                               (b) the scheduled principal balance of each other mortgage loan in the related mortgage loan group which became a liquidated mortgage loan during the related prepayment period; and

                  (iv) the applicable Group Senior Prepayment Percentage of the sum of:

                            o the scheduled principal balance of each mortgage loan in the related mortgage loan group which was purchased by Thornburg Mortgage, Inc. or repurchased by or on behalf of the seller during the related prepayment period, and

                            o the excess, if any, of the scheduled principal balance of a mortgage loan in the related mortgage loan group that has been replaced by the seller with a substitute mortgage loan pursuant to the mortgage loan purchase agreement during the related prepayment period over the scheduled principal balance of that substitute mortgage loan.

         The applicable "Senior Percentage" for any senior certificate group on any distribution date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate current principal amount of the senior principal certificates in that senior certificate group immediately preceding that distribution date by the aggregate scheduled principal balance of the mortgage loans in the related mortgage loan group as of the beginning of the related due period.

         The initial Senior Percentage for each senior certificate group will be equal to, in each case, approximately 96.80%.

         The "Group Senior Prepayment Percentage" will, for each of the group 1, group 2, group 3 and group 4 senior certificates, respectively, on any distribution date occurring during the periods set forth below, be as follows:

             Period (dates inclusive)                              Group Senior Prepayment Percentage
             ------------------------                              ----------------------------------

January 2006 - December 2012                        100%

January 2013 - December 2013                        Senior Percentage for the related senior certificate group plus
                                                    70% of the related Subordinate Percentage.

January 2014 - December 2014                        Senior Percentage for the related senior certificate group plus
                                                    60% of the related Subordinate Percentage.

January 2015 - December 2015                        Senior Percentage for the related senior certificate group plus
                                                    40% of the related Subordinate Percentage.

January 2016 - December 2016                        Senior Percentage for the related senior certificate group plus
                                                    20% of the related Subordinate Percentage.

January 2017 and thereafter                         Senior Percentage for the related senior certificate group.

         No reduction of the Group Senior Prepayment Percentage for any senior certificate group will occur on any distribution date unless, as of the last day of the month preceding that distribution date:

         o     the Delinquency Test has been satisfied,

         and

         o cumulative realized losses on the mortgage loans do not exceed, on any distribution date for the periods set forth below, the following percentage of the aggregate current principal amount of the subordinate certificates as of the cut-off date:

                                                         Percentage of Aggregate Initial Current Principal
                       Period (dates inclusive)                Amount of the Subordinate Certificates
                       ------------------------          -------------------------------------------------

                 January 2006 - December 2008                                    20%

                 January 2009 - December 2013                                    30%

                 January 2014 - December 2014                                    35%

                 January 2015 - December 2015                                    40%

                 January 2016 - December 2016                                    45%

                 January, 2017 and thereafter                                    50%

         However, if, on any distribution date:

         o     the Subordination Doubling Test has been satisfied;

         o     the Delinquency Test has been satisfied; and

         o cumulative realized losses on the mortgage loans as percentage of the aggregate initial current principal amount of the subordinate certificates as of the cut-off date do not exceed the percentages set forth above for any distribution date occurring in the periods set forth above, then,

         instead of the percentages set forth above, the applicable Group Senior Prepayment Percentage will be, for any distribution date:

         o on or prior to the distribution date in December 2008, the Senior Percentage for the related senior certificate group plus 50% of the related Subordinate Percentage, and

         o after the distribution date in December 2008, the Senior Percentage for the related senior certificate group.

         Notwithstanding the above, if on any distribution date, the percentage, the numerator of which is the aggregate current principal amount of all of the senior principal certificates immediately preceding that distribution date, and the denominator of which is the aggregate scheduled principal balance of the mortgage loans as of the beginning of the related due period, exceeds that percentage measured as of the cut-off date, then the Group Senior Prepayment Percentages with respect to each senior certificate group for that distribution date will equal 100%.

         On the distribution date on which the current principal amount of a senior principal certificate is reduced to zero, the related Group Senior Prepayment Percentage will be the minimum percentage sufficient to effect that reduction and thereafter will be zero.

         With respect to any mortgage loan and any distribution date, the "prepayment period" is the period from the first day through the last day of the month preceding the month of such distribution date.

         The "Subordinate Percentage" for the subordinate certificates with respect to a mortgage loan group on any distribution date will equal 100% minus the Senior Percentage for the related senior certificate group.

         The "Subordinate Prepayment Percentage" for the subordinate certificates with respect to a mortgage loan group on any distribution date will equal 100% minus the related Group Senior Prepayment Percentage. On any distribution date after the current principal amount of a senior principal certificate has been reduced to zero, the Subordinate Prepayment Percentage for the subordinate certificates with respect to the related mortgage loan group will equal 100%.

         The initial Subordinate Percentage for each mortgage loan group will be equal to, in each case, approximately 3.20%.

         Subordinate Optimal Principal Amount and Allocable Share. The "Subordinate Optimal Principal Amount" for the subordinate certificates with respect to each distribution date will be an amount equal to the sum of the following for each of the mortgage loan groups (but in no event greater than the aggregate current principal amount of the subordinate certificates immediately prior to such distribution date):

                  (i) the applicable Subordinate Percentage of the principal portion of all monthly payments due on each mortgage loan in the related mortgage loan group on the related due date, as specified in the then-applicable amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the applicable Subordinate Prepayment Percentage of the scheduled principal balance of each mortgage loan in the related mortgage loan group which was the subject of a prepayment in full received by the master servicer during the applicable prepayment period, together with the applicable Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable prepayment period for each mortgage loan in the related mortgage loan group;

                  (iii)    the excess, if any, of:

                            o the net liquidation proceeds allocable to principal received during the related prepayment period in respect of each liquidated mortgage loan in the related mortgage loan group over

                            o the sum of the amounts distributable to the holders of the related senior certificates pursuant to clause (iii) of the definition of Group Senior Optimal Principal Amount for the related Senior Certificate Group on that distribution date;

                  (iv) the applicable Subordinate Prepayment Percentage of the sum of:

                            o    the scheduled principal balance of each
                                 mortgage loan in the related mortgage loan group which was purchased by Thornburg Mortgage, Inc. or repurchased by the seller during the related prepayment period and

                            o the difference, if any, between the scheduled principal balance of a mortgage loan in the related mortgage loan group which was replaced by the seller with a substitute mortgage loan pursuant to the mortgage loan purchase agreement during the related prepayment period and the scheduled principal balance of that substitute mortgage loan; and

                  (v) on the distribution date on which the current principal amount of the senior principal certificates in the related senior certificate group has been reduced to zero, 100% of any applicable Senior Optimal Principal Amount.

         The "Allocable Share" with respect to any class of subordinate certificates on any distribution date will generally equal that class's pro rata share (based on the current principal amount of that class as a percentage of the aggregate current principal amount of the subordinate certificates) of the sum of each of the components of the definition of the Subordinate Optimal Principal Amount; provided, that, except as described in the second succeeding paragraph, no class of subordinate certificates (other than the class of subordinate certificates outstanding with the lowest numerical designation) will be entitled on any distribution date to receive distributions pursuant to clauses (ii) and (iv) of the related definition of the Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for that distribution date.

         The "Class Prepayment Distribution Trigger" for a class of subordinate certificates for any distribution date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate current principal amount of such class and each class subordinated thereto, if any, and the denominator of which is the scheduled principal balances of all of the mortgage loans as of the related due date, equals or exceeds such percentage calculated as of the closing date.

         If on any distribution date the current principal amount of any class of subordinate certificates for which the related Class Prepayment Distribution Trigger was satisfied on that distribution date is reduced to zero, any amounts distributable to that class pursuant to clauses (ii) and (iv) of the definition of "Subordinate Optimal Principal Amount," to the extent of that class's remaining Allocable Share, will be distributed to the remaining classes of subordinate certificates in reduction of their respective current principal amounts, sequentially, in the order of their numerical class designations.

         If the Class Prepayment Distribution Trigger is not satisfied for any class of subordinate certificates on any distribution date, this may have the effect of accelerating the amortization of more senior classes of subordinate certificates.

Certain Definitions Relating to the Mortgage Loans

         The "due date" for any distribution date for a mortgage loan is the date in each month on which its monthly payment is due if that due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related servicing agreement.

         The "due period" with respect to any distribution date is the period commencing on the second day of the month preceding the month in which the distribution date occurs and ending at the close of business on the first day of the month in which the distribution date occurs.

         "Insurance proceeds" are amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the borrower pursuant to law or the related mortgage note or applied toward payment of Retained Interest and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

         A "liquidated mortgage loan" is any defaulted mortgage loan as to which the related servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan have been recovered.

         "Liquidation proceeds" are amounts received by the related servicer in connection with the liquidation of a defaulted mortgage loan, whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise, including any proceeds from any related additional collateral or any surety bond relating thereto, together with any net proceeds received on a monthly or other basis with respect to any proceeds acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

         A "monthly payment" with respect to any mortgage loan and any month is the scheduled payment or payments of principal and interest due during such month on that mortgage loan which either is payable by a borrower in that month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure (each such mortgaged property, an "REO property"), would otherwise have been payable under the related mortgage note.

         "Net liquidation proceeds" with respect to a mortgage loan are liquidation proceeds net of unreimbursed advances by the related servicer or the master servicer, monthly advances and expenses incurred by the related servicer in connection with the liquidation of such mortgage loan and the related mortgaged property.

         A "principal prepayment" is any payment or other recovery of principal on a mortgage loan, including insurance proceeds, which is received in advance of its scheduled due date, to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, but excluding liquidation proceeds (including insurance proceeds) received in connection with the liquidation of a defaulted mortgage loan, the purchase price of mortgage loans purchased or repurchased pursuant to the agreement and substitution adjustment amounts paid in connection with the substitution of a mortgage loan pursuant to the agreement.

         A "realized loss" with respect to a mortgage loan is:

         o     a bankruptcy loss or

         o as to any liquidated mortgage loan, the unpaid principal balance of that mortgage loan plus

         accrued and unpaid interest on that principal balance at the mortgage rate through the last day of the month of liquidation minus

         the net liquidation proceeds with respect to that mortgage loan and the related mortgaged property.

         "REO property" is any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure.

         The "scheduled principal balance" of a mortgage loan with respect to a distribution date is:

         o the unpaid principal balance of such mortgage loan as of the close of business on the related due date (i.e., taking account of the principal payment to be made on that due date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating to that mortgage loan (before any adjustment to that amortization schedule by reason of any bankruptcy or similar proceeding occurring after the cut-off date (other than a deficient valuation) or any moratorium or similar waiver or grace period), minus

         o any principal prepayments and the principal portion of any net liquidation proceeds received during or prior to the immediately preceding prepayment period.

         The scheduled principal balance of any liquidated mortgage loan is zero.

         "Bankruptcy losses" consist of:

         o     deficient valuations and

         o     debt service reductions.

         A deficient valuation could occur if, in the personal bankruptcy of a borrower, the bankruptcy court establishes the value of a mortgaged property at an amount less than the principal balance of the related mortgage loan. This could result in the reduction in the principal balance of the mortgage loan to the value of the mortgaged property established by the court. If this occurs, the difference between the principal balance of the mortgage loan and the reduced principal balance is referred to as a "deficient valuation."

         Other modifications of the terms of a mortgage loan could result in the course of a personal bankruptcy proceeding, including a reduction in the amount of the monthly payment owed on that mortgage loan. This type of reduction is referred to as a "debt service reduction."

         The principal portion of debt service reductions will not be allocated in reduction of the current principal amount of any certificate. However, after the cross-over date, the amounts distributable under clause (i) of the definition of Group Senior Optimal Principal Amount will be reduced by the amount of any debt service reductions applicable to the related mortgage loan group.

         Regardless of when they occur, debt service reductions may reduce the amount of Available Funds for a mortgage loan group that would otherwise be available for distribution on a distribution date. As a result of the subordination of the subordinate certificates in right of distribution, any debt service reductions relating to mortgage loans in the related mortgage loan group prior to the cross-over date, will be borne by the subordinate certificates (to the extent then outstanding) in inverse order of priority.

ALLOCATION OF LOSSES; SUBORDINATION

         REALIZED LOSSES. The principal portion of realized losses on the mortgage loans will not be allocated to any senior certificates until the cross-over date. Prior to the cross-over date (or on that date under certain circumstances) any such realized losses will be allocated as follows:

                  first, to the Class B-6 Certificates,

                  second, to the Class B-5 Certificates,

                  third, to the Class B-4 Certificates,

                  fourth, to the Class B-3 Certificates,

                  fifth, to the Class B-2 Certificates, and

                  sixth, to the Class B-1 Certificates.

         Commencing on the cross-over date, the principal portion of realized losses on the group 1, group 2, group 3 and group 4 mortgage loans will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively.

         The interest portion of realized losses will be allocated among the outstanding classes of certificates to the extent described under "--Interest" above.

         All allocations of realized losses will be accomplished on a distribution date by reducing the aggregate current principal amount of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following distribution date.

         No reduction of the current principal amount of any class of senior principal certificates will be made on any distribution date on account of realized losses to the extent that the reduction would have the effect of reducing the aggregate current principal amount of that class of senior certificates to an amount less than the aggregate scheduled principal balance of the mortgage loans in the related mortgage loan group as of the related due date. This limitation is referred to as a "loss allocation limitation."

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to a class of certificates, such recovery, which we refer to in this prospectus supplement as a "Subsequent Recovery," will be distributed as if it were Liquidation Proceeds received with respect to the applicable loan group, in accordance with the priorities described in this prospectus supplement. Additionally, the current principal amount of the most senior class or classes of certificates that had been reduced by the allocation of a realized loss will be increased by the amount of such Subsequent Recovery, but in each case not in excess of any prior reductions which have not been thereafter increased by Subsequent Recoveries on prior distribution dates. Holders of such certificates (and the holders of the Class A-X Certificates and, if applicable, the Class A-4X Certificates) will not be entitled to any payment in respect of interest on the amount of such an increase for an interest accrual period preceding the distribution date on which such increase occurs.

SUBORDINATION

         Priority of Senior Certificates. As of the closing date, (i) the aggregate current principal amounts of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 3.20% of the aggregate current principal amounts of all the classes of certificates and (ii) the aggregate current principal amounts of the Class B-4, Class B-5 and Class B-6 Certificates will equal approximately 0.75% of the aggregate current principal amounts of all the classes of certificates. The rights of the holders of the subordinate certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the holders of the senior certificates and to each class of subordinate certificates having a lower numerical designation than that class. The subordination of a class of subordinate certificates to the senior certificates and the further subordination among the subordinate certificates, are each intended to increase the likelihood of timely receipt by the holders of the certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and to provide those holders with protection against losses resulting from defaults on mortgage loans to the extent described above.

         However, in certain circumstances, the amount of available subordination may be exhausted and shortfalls in distributions on the offered certificates could result. Holders of senior certificates will bear their proportionate share of realized losses in excess of the total subordination amount, as described under the heading "--Allocation of Losses," above.

         In addition, in order to extend the period during which the subordinate certificates remain available as credit enhancement for the senior certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will be allocated to the applicable senior certificates to the extent described under the heading "--Principal" above during the first seven years after the closing date (with such allocation to be subject to reduction over a four year period thereafter as described under that heading), unless the amount of subordination provided to the related group of senior certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This allocation has the effect of accelerating the amortization of the applicable senior certificates while, in the absence of losses in respect of the related mortgage loans, increasing the percentage interest in the principal balance of the related mortgage loans evidenced by the subordinate certificates.

         After the payment of amounts distributable in respect of the senior certificates on each distribution date, the subordinate certificates will be entitled on that date to the remaining portion, if any, of the Available Funds, in an aggregate amount equal to the Accrued Certificate Interest on the subordinate certificates for that date, any remaining undistributed Accrued Certificate Interest from previous distribution dates and the sum of the Allocable Shares of the subordinate certificates. Amounts so distributed to holders of the subordinate certificates will not be available to cover any delinquencies or any realized losses on the mortgage loans for subsequent distribution dates.

         PRIORITY AMONG SUBORDINATE CERTIFICATES. On each distribution date, the holders of a class of subordinate certificates will have a preferential right to receive out of Available Funds the amounts due to them on that distribution date, prior to any distribution being made on that date to any class of certificates subordinated to that class. In addition, except as described in this prospectus supplement, realized losses for the mortgage loans will be allocated, to the extent set forth in this prospectus supplement, in reduction of the current principal amounts of the classes of subordinate certificates in the inverse order of their numerical class designations. The effect of the allocation of realized losses to a class of subordinate certificates will be to reduce future distributions allocable to that class and to increase the relative portion of distributions allocable to more senior classes of subordinate certificates.

         In order to maintain the relative levels of subordination among the classes of subordinate certificates, any prepayments on the mortgage loans and certain other unscheduled recoveries of principal in respect of the mortgage loans (which, except as described in this prospectus supplement, will not be distributable to the subordinate certificates for at least the first seven years after the cut-off date) will not be payable to the holders of any class of subordinate certificates on any distribution date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above under the heading "--Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of subordinate certificates, the amortization of more senior classes of subordinate certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the related mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by those subordinate certificates may increase.

         As a result of the subordination of any class of subordinate certificates, that class of certificates will be more sensitive than more senior classes of certificates to the rate of delinquencies and defaults on the mortgage loans, and under certain circumstances investors in those certificates may not recover their initial investment.

THE FINAL MATURITY RESERVE TRUST

         On the closing date, pursuant to the agreement a separate trust will be established (the "Final Maturity Reserve Trust"), the sole asset of which will be a separate account (the "Final Maturity Reserve Account") and the funds therein. The seller will make an initial deposit of $1,000 into the Final Maturity Reserve Account on the closing date. Beginning on the distribution date in December 2015 and on each distribution date up to and including the earlier of the latest Assumed Final Distribution Date or the termination of the trust, the securities administrator will deposit in the Final Maturity Reserve Account the Final Maturity Reserve Amount (as defined below) for each distribution date and each applicable mortgage loan group from the Group Available Funds as set forth under "--Priority of Distributions."

         On the earlier of the latest Assumed Final Distribution Date and the termination of the trust, all amounts on deposit in the Final Maturity Reserve Account will be distributed to the certificateholders other than the Class A-4, Class A-4X, and Class A-X Certificateholders. It is intended that these amounts together with the other available funds will be sufficient to retire the offered certificates and the Class B-4, Class B-5 and Class B-6 Certificates on the Assumed Final Distribution Date, even though mortgage loans having 40-year terms to maturity may remain outstanding. Any investment earnings on amounts on deposit in the Final Maturity Reserve Account will remain in such account and will be distributed as described below. The Final Maturity Reserve Trust will terminate upon the earlier of (a) the termination of the trust and (b) latest Assumed Final Distribution Date.

         Amounts on deposit in the Final Maturity Reserve Account will constitute an asset of the Final Maturity Reserve Trust but will not be an asset of any REMIC.

         "Final Maturity Reserve Amount" means for each mortgage loan group and each distribution date on and after the distribution date in December 2015 up to and including the earlier of the latest Assumed Final Distribution Date or the termination of the trust, the product of (x) the related Final Maturity Reserve Rate and (y) the balance of the related mortgage loan group on the first day of the related Due Period (not including for this purpose mortgage loans in the related mortgage loan group for which prepayments in full have been received and distributed in the month prior to that distribution date).

         "Final Maturity Reserve Rate" means for the mortgage loans in group 1, group 2 and group 3, an annual rate of 0.030%, 0.009% and 0.006%, respectively, and for the Mortgage Loans in group 4, an annual rate of 0.00%.

         Application of Amounts on Deposit in the Final Maturity Reserve Account. On the earlier of the latest Assumed Final Distribution Date and the termination of the trust, funds on deposit in the Final Maturity Reserve Account will be distributed in the following order of priority:

         1. to the Class A-1, Class A-2 and Class A-3 Certificates, concurrently, in proportion to their respective current principal amounts, after giving effect to principal distributions on such distribution date (as described under "--Priority of Distributions" above), in reduction of their respective current principal amounts, until the current principal amount of each such class has been reduced to zero;

         2. to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order, after giving effect to principal distributions on such distribution date (as described under "--Priority of Distributions" above), in reduction of their respective current principal amounts, until the current principal amount of each such class has been reduced to zero;

         3. to the offered certificates (other than the Class A-4, Class A-4X and Class A-X Certificates) and the Class B-4, Class B-5 and Class B-6 Certificates, any Accrued Certificate Interest for each such Class remaining unpaid on such Distribution Date (as described under "--Priority of Distributions" above);

         4. to the Class A-1, Class A-2 and Class A-3 Certificates, concurrently, in proportion to their respective current principal amounts, any Available Funds Cap Shortfall Amounts remaining for each such class on such distribution date; and

         5. to the extent of the remaining Final Maturity Reserve Amount after payment pursuant to clauses (1) through (4) above, to the Class I Certificates as described in the agreement.

MANDATORY AUCTION OF THE AUCTION CERTIFICATES

         Prior to the Distribution Date in December 2008 (the "Auction Distribution Date"), Wells Fargo Bank, N.A., as securities administrator (in this capacity, the "Auction Administrator"), will auction the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (the "Auction Certificates") to third-party investors.

         ON THE AUCTION DISTRIBUTION DATE, EACH CLASS OF AUCTION CERTIFICATES STILL OUTSTANDING WILL BE TRANSFERRED TO THIRD-PARTY INVESTORS. In the event that the Auction Certificates are held in book-entry form, the Auction Administrator will direct DTC to transfer the Auction Certificates from the holders to the applicable third-party investors. In the event that the Auction Certificates are no longer held in book-entry form, the holders of each class of Auction Certificates will be required to deliver their certificates to the securities administrator for transfer to third-party investors or, if not so delivered, the securities administrator will deem those certificates cancelled and will issue new certificates to the third-party investors. After distribution of the Available Funds by the securities administrator on the Auction Distribution Date under "--Priority of Distributions," including the amount of any Available Funds Cap Shortfall Amounts on any Class A-1, Class A-2, Class A-3 and Class A-4 Certificates payable pursuant to paragraph 2 under "--Priority of Distributions" on the Auction Distribution Date, the Auction Administrator will distribute to the holders of each class of Auction Certificates the Par Price (as defined below) for such certificates (to the extent that amount is received from the third-party investors who purchased that class of certificates at auction and, if applicable, from Greenwich Capital Derivatives, Inc. (the "Auction Swap Counterparty") pursuant to the Auction Swap Agreement (as defined below)). The Par Price due to the holders of any cancelled, but not surrendered Auction Certificates no longer held in book-entry form will be paid only upon surrender of those certificates, without any accrued interest on the Par Price from the Auction Distribution Date.

         On or before the closing date, the Auction Administrator will enter into an auction swap contract (the "Auction Swap Agreement") with the Auction Swap Counterparty, an affiliate of Greenwich Capital Markets, Inc., an underwriter. Pursuant to the Auction Swap Agreement, the Auction Swap Counterparty will be obligated to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction Proceeds for each class of Auction Certificates; and the Auction Administrator will be obligated to pay to the Auction Swap Counterparty or its designee the excess, if any, of the Auction Proceeds over the Par Price for each class of Auction Certificates. A separate auction will be held for each class of Auction Certificates and, therefore, the Auction Proceeds and the Par Price will be calculated separately for each class. In the event that all or a portion of a class of Auction Certificates is not sold in the auction, the Auction Proceeds for such unsold certificates will be deemed to be zero and the Auction Swap Counterparty will pay the Auction Administrator the entire outstanding current principal amount of the unsold certificates, after application of all interest and principal distributions and allocation of realized losses and Subsequent Recoveries on the Auction Distribution Date.

         The "Auction Proceeds" is for each class of Auction Certificates, the proceeds from the sale of such Auction Certificates by the Auction Administrator to third-party investors.

         The "Par Price" is the current principal amount of the applicable Auction Certificates after application of all principal distributions and allocation of realized losses and Subsequent Recoveries on the Auction Distribution Date, plus the amount of any Available Funds Cap Shortfall Amounts remaining outstanding on any Class A-1, Class A-2, Class A-3 and Class A-4 Certificates after application of amounts pursuant to paragraph 2 under "--Priority of Distributions" on the Auction Distribution Date.

         The Auction Swap Counterparty is a corporation organized under the laws of the state of Delaware. The Royal Bank of Scotland plc ("RBS"), an affiliate of the Auction Swap Counterparty, will guarantee the obligations of the Auction Swap Counterparty under the Auction Swap Agreement. As of the date of this prospectus supplement, the short-term unsecured and unguaranteed debt obligations of RBS are currently rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch, and the long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are rated "AA" by S&P, "Aal" by Moody's and "AA+" by Fitch. Each of the Auction Swap Counterparty and RBS is an affiliate of Greenwich Capital Markets, Inc., one of the underwriters. Except for the information provided in this paragraph (and, solely in the case of RBS, the first paragraph under the heading "--The Yield Maintenance Agreements--The Yield Maintenance Counterparty"), neither the Auction Swap Counterparty nor RBS has been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

         The Auction Swap Counterparty and RBS have the right to assign their rights and obligations under the Auction Swap Agreement and the swap guarantee, respectively, provided that the transferee (or the guarantor of the transferee's obligations) has a credit rating that meets the requirements specified in the Auction Swap Agreement.

         If the Auction Swap Counterparty and RBS default on their obligations under the Auction Swap Agreement and the swap guarantee, respectively, holders of Auction Certificates may receive an amount less than the Par Price on the Auction Distribution Date. In addition, if those parties default and not all of a class of Auction Certificates is purchased by third-party investors in the auction, then that class (or the part of that class not purchased by the third party investors in the auction) may not be transferred, in which case holders of that class will not receive proceeds from the auction and will retain their certificates (or the part of their certificates not purchased by third party investors in the auction).

         After the Auction Distribution Date, the "Pass-through Rate" of each class of Auction Certificates on any distribution date will be equal to the available funds cap for that class for that distribution date, as described under "--Interest" above.

OPTIONAL SECURITIES PURCHASE RIGHT

         On any distribution date on or after which the aggregate scheduled principal balance of the mortgage loans is equal to or less than 20% of their aggregate scheduled principal balance as of the cut-off date, Thornburg Mortgage, Inc. will have the option to purchase all outstanding certificates at a purchase price equal to (i) with respect to all certificates other than the residual certificates, the Class A-4X Certificates and the Class A-X Certificates, the aggregate current principal amount of those certificates plus accrued interest, (ii) with respect to the Class A-4X Certificates, $100 in the aggregate for such class, (iii) with respect to the Class A-X certificates, an amount equal to the sum of (x) any Accrued Certificate Interest and interest shortfall due (after taking into account payments made on such date for Accrued Certificate Interest and interest shortfalls for each mortgage loan group and any amount required to be deposited in the available funds cap reserve fund in respect of the Class A-X Certificates) on the Class A-X Certificates and (y) the present value, as of the date of such termination, of the remaining payments scheduled to be made on the Class A-X Certificates (such present value to be based on a discount rate that will approximate the expected yield to maturity of the Class A-X Certificates) and (iv) with respect to the residual certificates, $1 for each class.

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity and weighted average life of each class of certificates will be affected by the amount and timing of principal payments on the mortgage loans in the related mortgage loan group (except under certain circumstances described in this prospectus supplement under "Description of the Certificates--Distributions on the Certificates--Limited Cross-Collateralization"), the allocation of Available Funds to that class of certificates, the applicable pass-through rate for that class of certificates and the purchase price paid for those certificates. In addition, the yields on the certificates will be adversely affected by realized losses and net interest shortfalls. The foregoing factors may affect the various classes of certificates differently, and may have varying effects with respect to any one class of certificates during the life of that class. No representation is made as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of realized losses or net interest shortfalls or as to the anticipated yield to maturity of any class of certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the certificates to their investment objectives. Investors should carefully consider the associated risks discussed below and under the heading "Legal Investment" in this prospectus supplement and under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the prospectus.

         MORTGAGE LOAN PAYMENTS. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Other factors affecting prepayments of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties, optional or obligatory purchases of mortgage loans by the seller or Thornburg Mortgage, Inc. as described in this prospectus supplement and optional termination of the trust also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties to the extent that the mortgage loans contain due-on sale clauses. The mortgage loans may be prepaid at any time, although certain of the mortgage loans provide for payment of a prepayment charge.

         TIMING OF PAYMENTS AND DISTRIBUTIONS. Unlike certain corporate bonds, the timing and amount of principal payments on the certificates are not fixed because they are generally determined by the timing and amount of principal payments on the applicable mortgage loans. The timing of payments on the mortgage loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments that occur at a rate which is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Furthermore, the effective yield to holders of certificates other than the senior principal certificates will be slightly lower than the yield otherwise produced by the applicable pass-through rate and purchase price because, while interest generally will accrue on each such certificate from the first day of the month, the distribution of that interest will not be made earlier than the 25th day of the month following the month of accrual. Moreover, to the extent any net interest shortfall or the interest portion of any realized loss is allocated to a class of certificates, the yield to investors in that class will be reduced.

         DISCOUNTS AND PREMIUMS. In the case of any certificates purchased at a discount, a slower than assumed rate of principal payments on the applicable mortgage loans could result in an actual yield that is lower than the assumed yield. In the case of the Class A-X Certificates and any other certificates purchased at a premium, a faster than assumed rate of principal payments on the applicable mortgage loans could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a certificate will yield its pass-through rate, after giving effect to any payment delay.

         REINVESTMENT RISK. Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

         OTHER FACTORS. We have described certain other factors in this prospectus supplement that may have significant impacts on the yield and weighted average lives of the certificates. You should review these other factors, particularly those described under "Risk Factors--The yield on the certificates may be affected by changes in interest rates," "--Application of the available funds caps and timing of interest rate adjustments may reduce interest," "--Mortgage loans with interest-only payments," "--Changes in mortgage indices may reduce the yields on certain certificates," "--Modification of the mortgage loans may reduce the yields on the related certificates," and "--Geographic concentrations of mortgage loans may have a disproportionate effect on performance."

ASSUMED FINAL DISTRIBUTION DATE

         The "Assumed Final Distribution Date" is, for the Class A-4X and Class A-X Certificates, the distribution date in December 2008, and for each other class of certificates, the distribution date in December 2035. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. In addition, Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, may, at its option, repurchase all the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. See "The Trust, Pooling and Servicing Agreement-Termination" in this prospectus supplement.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of that security will be distributed to the investor or each dollar of notional amount will be reduced to zero. The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount or notional amount of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount or notional amount of such certificate referred to in clause
(a). The weighted average lives of the certificates will be influenced by, among other factors, the rate at which principal is paid on mortgage loans. Principal payments of mortgage loans may be in the form of scheduled amortization, prepayments, liquidations as a result of foreclosure proceedings or otherwise, or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the agreement. Approximately 83.71% of the mortgage loans may be prepaid by the borrowers at any time and without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each class of certificates, in general, will be shortened if the level of such prepayments of principal on the mortgage loans increase.

PREPAYMENT MODEL

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans represents a constant rate of prepayment each month ("CPR") relative to the then outstanding principal balance of a pool of mortgage loans. To assume a 20% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

PRICING ASSUMPTIONS

         The certificates were structured assuming, among other things, a 20% CPR for the certificates. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

DECREMENT TABLES

         The following tables entitled "Percent of Initial Principal Amount or Notional Amount Outstanding" indicate the percentages of the initial principal amount or notional amount of each class of offered certificates (other than the Class A-X Certificates and the residual certificates) that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of such classes of offered certificates.

         The following tables have been prepared based on the assumptions that:

                  (i) the mortgage loans have the characteristics set forth in Schedule B,

                  (ii) the mortgage loans prepay at the specified percentages of CPR,

                  (iii) no defaults in the payment by borrowers of principal of and interest on the mortgage loans are experienced,

                  (iv) scheduled payments on the mortgage loans are received on the first day of each month commencing in January 2006 and are computed prior to giving effect to prepayments received on the last day of the prior month,

                  (v) prepayments are allocated as described in this prospectus supplement assuming the loss and delinquency tests are satisfied,

                  (vi) there are no net interest shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in December 2005,

                  (vii) scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received during the preceding calendar month), mortgage rates and remaining terms to stated maturity (taking into account any remaining interest only periods for mortgage loans assumed to have interest only periods) such that the mortgage loans will fully amortize by their stated maturities,

                  (viii) the levels of One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year U.S. Treasury remain constant at 4.34%, 4.65%, 4.87% and 4.34%, respectively,

                  (ix) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the index (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

                  (x) scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (vii) above,

                  (xi) no mortgage loans are modified to another adjustable or to another hybrid product,

                  (xii) the initial principal amounts or notional amounts of the certificates are as follows:

                                                 INITIAL PRINCIPAL
                           CLASS               AMOUNT/NOTIONAL AMOUNT
                           -----               ----------------------
                           A-1                   $    62,428,000
                           A-2                   $   240,778,000
                           A-3                   $   319,683,000
                           A-4                   $   789,235,000
                           A-4X                  $     7,892,350
                           A-X                   $ 1,412,124,000
                           R-I                   $            50
                           R-II                  $            50
                           R-III                 $            50
                           B-1                   $    18,235,000
                           B-2                   $    11,670,000
                           B-3                   $     5,835,000
                           B-4                   $     4,376,000
                           B-5                   $     3,647,000
                           B-6                   $     2,919,634

                  (xiii) distributions in respect of the certificates are received in cash on the 25th day of each month, commencing in January 2006,

                  (xiv) the offered certificates are purchased on December 22, 2005,

                  (xv) Thornburg Mortgage, Inc. does not exercise its optional securities purchase right and Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer, does not exercise its optional termination right as described under the captions "The Trust, Pooling and Servicing Agreement-Termination" and "--Assumed Final Distribution Date," except with respect to the Weighted Average Life to Optional Termination Date and Weighted Average Life to Securities Purchase Date as described in the tables below,

                  (xvi) there is no mandatory auction call as described under "Description of the Certificates - Mandatory Auction of the Auction Certificates," except with respect to the Weighted Average Life to Auction Distribution Date as described in the tables below,

                  (xvii) the initial Final Maturity Reserve Account deposit is $1,000 and such amount accrues interest at 0.75% per annum, adjusted to reflect the accrual of interest on an actual/360 basis per annum, and

                  (xviii) the funds in the Final Maturity Reserve Trust will be distributed to the certificateholders (other than the Class A-4, Class A-4X, and Class A-X certificateholders) on the Assumed Final Distribution Date in December 2035.

         While it is assumed that each of the mortgage loans prepays at the related specified percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trust and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial current principal amount or notional amount of each such class that would be outstanding after the distribution date in December of each of the years indicated, assuming that the mortgage loans prepay at the percentage of CPR indicated therein. None of percentages of CPR, or any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial current principal amount or notional amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of the CPR.

                 PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING

                                                 CLASS A-1 CERTIFICATES                        CLASS A-2 CERTIFICATES
                                                     CPR PERCENTAGE                                CPR PERCENTAGE
                                        -----------------------------------------      --------------------------------------
DISTRIBUTION DATE                        10%       15%      20%       25%      30%      10%      15%     20%      25%      30%
-----------------                        ---       ---      ---       ---      ---      ---      ---     ---      ---      ---
Initial Percentage....................   100%      100%      100%     100%     100%     100%     100%     100%    100%     100%
December 2006...........................  90        84        79       74       69       90       84       79      74       69
December 2007...........................  80        71        63       55       47       80       71       63      55       47
December 2008...........................  72        60        50       40       33       72       60       49      40       33
December 2009...........................  64        50        39       30       23       64       50       39      30       23
December 2010...........................  57        43        31       23       16       57       43       31      23       16
December 2011...........................  51        36        25       17       11       51       36       25      17       11
December 2012...........................  46        31        20       13        8       46       31       20      13        8
December 2013...........................  41        26        16        9        5       41       26       16       9        5
December 2014...........................  37        22        13        7        4       37       22       13       7        4
December 2015...........................  32        18        10        5        3       32       18       10       5        3
December 2016...........................  28        15         8        4        2       28       15        8       4        2
December 2017...........................  25        12         6        3        1       25       13        6       3        1
December 2018...........................  22        10         5        2        1       22       10        5       2        1
December 2019...........................  19         8         4        1        1       19        8        4       1        1
December 2020...........................  16         7         3        1        *       16        7        3       1        *
December 2021...........................  14         6         2        1        *       14        6        2       1        *
December 2022...........................  12         5         2        1        *       12        5        2       1        *
December 2023...........................  10         4         1        *        *       10        4        1       *        *
December 2024...........................   9         3         1        *        *        9        3        1       *        *
December 2025...........................   7         2         1        *        *        7        2        1       *        *
December 2026...........................   6         2         1        *        *        6        2        1       *        *
December 2027...........................   5         1         *        *        *        5        1        *       *        *
December 2028...........................   4         1         *        *        *        4        1        *       *        *
December 2029...........................   3         1         *        *        *        3        1        *       *        *
December 2030...........................   2         1         *        *        *        2        1        *       *        *
December 2031...........................   2         *         *        *        *        2        *        *       *        *
December 2032...........................   1         *         *        *        *        1        *        *       *        *
December 2033...........................   1         *         *        *        *        1        *        *       *        *
December 2034...........................   *         *         *        *        *        *        *        *       *        *
December 2035...........................   0         0         0        0        0        0        0        0       0        0
Weighted Average Life to
    Maturity (years)**..................  8.09     5.73      4.32     3.40     2.76     8.12     5.74     4.32    3.40     2.75
Weighted Average Life to Auction
    Distribution Date (years)**.........  2.58     2.38      2.19     2.01     1.84     2.57     2.38     2.19    2.01     1.84
Weighted Average Life to Securities
     Purchase Date (years)**............  7.04     4.79      3.53     2.75     2.23     7.05     4.79     3.53    2.75     2.22
Weighted Average Life to Optional
    Termination Date (years)**..........  7.68     5.31      3.96     3.08     2.49      7.7     5.31     3.95    3.08     2.49

--------------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such certificate.

       PERCENT OF INITIAL PRINCIPAL AMOUNT OR NOTIONAL AMOUNT OUTSTANDING

                                               CLASS A-3 CERTIFICATES                  CLASS A-4 AND CLASS A-4X CERTIFICATES
                                                   CPR PERCENTAGE                                 CPR PERCENTAGE
                                        -----------------------------------------      --------------------------------------
DISTRIBUTION DATE                      10%        15%       20%      25%      30%      10%      15%      20%      25%      30%
-----------------                      ---        ---       ---      ---      ---      ---      ---      ---      ---      ---
Initial Percentage.................... 100%       100%      100%     100%     100%     100%     100%     100%     100%     100%
December 2006.........................  89         84        79       74       68       90       84       79       74       69
December 2007.........................  79         70        62       54       47       80       71       63       55       47
December 2008.........................  70         59        48       40       32       72       60       49       40       32
December 2009.........................  62         49        38       29       22       64       50       39       30       23
December 2010.........................  55         41        30       22       15       57       42       31       23       16
December 2011.........................  49         34        24       16       11       51       36       25       17       11
December 2012.........................  43         29        19       12        7       46       31       20       13        8
December 2013.........................  38         24        15        9        5       41       26       16        9        5
December 2014.........................  34         20        12        7        4       37       22       13        7        4
December 2015.........................  30         17         9        5        2       33       19       10        5        3
December 2016.........................  27         14         7        4        2       29       15        8        4        2
December 2017.........................  23         12         6        3        1       25       13        6        3        1
December 2018.........................  20         10         4        2        1       22       10        5        2        1
December 2019.........................  18          8         3        1        1       19        9        4        1        1
December 2020.........................  15          7         3        1        *       17        7        3        1        *
December 2021.........................  13          5         2        1        *       14        6        2        1        *
December 2022.........................  11          4         2        1        *       12        5        2        1        *
December 2023.........................  10          3         1        *        *       11        4        1        *        *
December 2024.........................   8          3         1        *        *        9        3        1        *        *
December 2025.........................   7          2         1        *        *        8        2        1        *        *
December 2026.........................   6          2         *        *        *        6        2        1        *        *
December 2027.........................   5          1         *        *        *        5        1        *        *        *
December 2028.........................   4          1         *        *        *        4        1        *        *        *
December 2029.........................   3          1         *        *        *        3        1        *        *        *
December 2030.........................   2          1         *        *        *        3        1        *        *        *
December 2031.........................   2          *         *        *        *        2        *        *        *        *
December 2032.........................   1          *         *        *        *        1        *        *        *        *
December 2033.........................   1          *         *        *        *        1        *        *        *        *
December 2034.........................   *          *         *        *        *        *        *        *        *        *
December 2035.........................   0          0         0        0        0        0        0        0        0        0
Weighted Average Life to
    Maturity (years)**................  7.81      5.55      4.20     3.32     2.70     8.15     5.75     4.32     3.39     2.75
Weighted Average Life to
    Auction Distribution Date
    (years)**.........................  2.55      2.35      2.17     1.99     1.83     2.57     2.37     2.18     2.01     1.84
Weighted Average Life to
    Securities Purchase Date
    (years)**.........................  6.8       4.66      3.46     2.71     2.20     7.05     4.78     3.53     2.75     2.22
Weighted Average Life to
    Optional Termination Date
    (years)**.......................... 7.41       5.15     3.86     3.02     2.45     7.71     5.31     3.95     3.08     2.49

--------------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount or notional amount of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount or notional amount of such certificate.

                 PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING

                                            CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES
                                                             CPR PERCENTAGE
                                            -----------------------------------------------
DISTRIBUTION DATE                             10%          15%       20%      25%        30%
-----------------                             ---          ---       ---      ---        ---
Initial Percentage..........................  100%          100%     100%     100%       100%
December 2006...............................  100           100      100      100        100
December 2007...............................   99            99       99       99         99
December 2008...............................   99            99       99       91         83
December 2009...............................   99            99       82       68         58
December 2010...............................   98            88       65       51         40
December 2011...............................   98            75       52       38         28
December 2012...............................   93            63       41       28         20
December 2013...............................   83            53       33       21         14
December 2014...............................   75            45       26       16         10
December 2015...............................   67            38       21       12          7
December 2016...............................   58            31       16        9          4
December 2017...............................   51            26       13        6          3
December 2018...............................   45            21       10        5          2
December 2019...............................   39            18        8        3          1
December 2020...............................   34            14        6        2          1
December 2021...............................   29            12        4        2          1
December 2022...............................   25            10        3        1          *
December 2023...............................   21             8        3        1          *
December 2024...............................   18             6        2        1          *
December 2025...............................   15             5        1        *          *
December 2026...............................   13             4        1        *          *
December 2027...............................   10             3        1        *          *
December 2028...............................    8             2        1        *          *
December 2029...............................    7             2        *        *          *
December 2030...............................    5             1        *        *          *
December 2031...............................    4             1        *        *          *
December 2032...............................    3             1        *        *          *
December 2033...............................    2             *        *        *          *
December 2034...............................    1             *        *        *          *
December 2035...............................    0             0        0        0          0
Weighted Average Life to Maturity
    (years)**...............................  13.54         9.80     7.43     6.09       5.24
Weighted Average Life to
    Securities Purchase Date
    (years)**...............................  11.32         7.82     5.79     4.65        3.9
Weighted Average Life to Optional
    Termination Date (years)**..............  12.66         8.89     6.66     5.38       4.57

--------------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such certificate.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS A-4X AND CLASS A-4X CERTIFICATES

         The Class A-4X and the Class A-X Certificates receive only distributions of interest on and prior to the Distribution Date in December 2008. The Class A-4X and the Class A-X Certificates will not receive any distributions following the distribution date in December 2008. The yield to maturity on the Class A-4X Certificates will be extremely sensitive to the level of prepayments on the group 4 mortgage loans, and the yield to maturity on the Class A-X Certificates will be extremely sensitive to the level of prepayments on all of the mortgage loans and the level of LIBOR. The faster that the related mortgage loans prepay and in the case of the A-X Certificates, the more LIBOR increases, the less interest the Class A-4X and the Class A-X Certificates will receive, and the higher the mortgage loan rates on the mortgage loans that prepay, the less interest the Class A-X Certificates will receive. Furthermore, if mortgage loans having higher rates prepay more rapidly than those having lower rates, the rate at which interest accrues on the Class A-X Certificates is also likely to decline. In addition, to the extent amounts otherwise distributable to the Class A-X Certificates are applied to pay Available Funds Cap Shortfall Amounts on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and such amounts have not been paid from amounts received under the Yield Maintenance Agreements, the yield on the Class A-X Certificates will be reduced. Prospective investors should fully consider the risks associated with an investment in the Class A-4X and the Class A-X Certificates, including the possibility that if the rate of prepayments on the mortgage loans is faster than expected, an optional termination of the trust occurs earlier than expected or in the case of the Class A-X Certificates LIBOR increases faster than expected, investors may not fully recover their initial investments.

         To illustrate the significance of different rates of prepayment on the distributions on the Class A-4X and the Class A-X Certificates, the tables below indicate the approximate pre-tax yields to maturity for the Class A-4X and the Class A-X Certificates (on a corporate bond equivalent basis) under the different percentages of CPR indicated.

         Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields to maturity different from those shown in the tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of the yield to maturity to varying percentages of CPR. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

         The following sensitivity tables for the Class A-4X and the Class A-X Certificates are based on the assumptions set forth above under "--Decrement Tables" and the further assumptions that the Class A-4X and the Class A-X Certificates are purchased at the respective purchase price set forth in the applicable table plus in the case of the Class A-X Certificates accrued interest from the cut-off date. Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trust and the characteristics of the mortgage loans assumed in preparing the tables below and there can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the Class A-4X or Class A-X Certificates will be as assumed or that the pre-tax yield to maturity will correspond to any of the pre-tax yields shown in the tables below. The actual prices to be paid on the Class A-4X and Class A-X Certificates has not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase the Class A-4X or Class A-X Certificates.

     PRE TAX YIELD TO MATURITY OF THE CLASS A-4X CERTIFICATES AT AN ASSUMED
                    PURCHASE PRICE OF 8.5298% OF THE INITIAL
                           CLASS A-4X NOTIONAL AMOUNT

                                PERCENTAGE OF CPR
----------------------------------------------------------------------------------------------------------------------
         10%                   15%                20%                 25%                 30%               40%
         ---                   ---                ---                 ---                 ---               ---
        34.16%               27.79%              21.19%              14.36%              7.31%            (7.61)%

 PRE TAX YIELD TO MATURITY OF THE CLASS A-X CERTIFICATES AT AN ASSUMED PURCHASE PRICE OF 1.17657% OF THE INITIAL CLASS A-X NOTIONAL AMOUNT PLUS ACCRUED INTEREST
                             FROM THE CUT-OFF DATE

                                PERCENTAGE OF CPR
----------------------------------------------------------------------------------------------------------------------
         10%                   15%                20%                 25%                 30%               40%
         ---                   ---                ---                 ---                 ---               ---
        34.24%               27.85%              21.24%              14.40%              7.33%            (7.63)%

         Based on a constant prepayment rate of approximately the percentages of CPR set forth below, with respect to the applicable mortgage loans, the assumed purchase prices for the Class A-4X and Class A-X Certificates above plus in the case of the Class A-X Certificates accrued interest from the cut-off date, and the assumptions described above, the pre-tax yield to maturity of the Class A-4X and Class A-X Certificates would be approximately 0%:

                           CLASS                       PERCENTAGE OF CPR
                           -----                       -----------------

                           A-4X                               35%

                            A-X                               35%

         If the actual prepayment rates were to exceed the rates assumed above, even for one month, while equaling those rates for all other months, an investor in the applicable class would not fully recover its initial purchase price.

         The pre-tax yields to maturity shown in the preceding tables were calculated by determining the monthly discount rate (whether positive or negative), which, when applied to the assumed stream of cash flow to be paid on the Class A-4X or Class A-X Certificates, would cause the discounted present value of that assumed stream of cash flow to equal the assumed purchase price, plus in the case of the Class A-X Certificates accrued interest. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-4X or Class A-X Certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

                   THE TRUST, POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the agreement. The agreement provides for the servicing of the mortgage loans by the servicers pursuant to the servicing agreements. Reference is made to the prospectus for important information additional to that set forth herein regarding the terms and conditions of the agreement and the certificates. The depositor will provide to a prospective or actual certificateholder without charge, upon written request, a copy (without exhibits) of the agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

VOTING RIGHTS

         With respect to any date of determination, 95% of the voting rights will be allocated among the classes of certificates (other than the Class A-X, Class A-4X, and Class I Certificates and the residual certificates) based upon their respective current principal amounts; provided that voting rights equal to 1% will be allocated to each of the Class R-I, Class R-II, and Class R-III Certificates and to the Class A-X and Class A-4X Certificates. The voting rights allocation to any class of certificates will be allocated among all holders of each class in proportion to the outstanding current principal amount or percentage interest of such certificates.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest (other than any retained interest) due on or with respect to those mortgage loans after the cut-off date, to be sold to the trust. The mortgage loans in each of the mortgage loan groups will be identified in a schedule appearing as an exhibit to the agreement with each mortgage loan group separately identified. The schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the net rate, the monthly payment, the maturity date of each mortgage note and the loan-to-value ratio.

         In addition, the seller on behalf of the depositor will deposit with the trustee (or its custodian), with respect to each mortgage loan the following:

         o the original mortgage note, (or a lost note affidavit in lieu thereof) endorsed without recourse to the order of the trustee or in blank, on behalf of the trust, and showing to the extent available to the seller an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the trustee, on behalf of the trust;

         o the original Mortgage which shall have been recorded, with evidence of such recording indicated thereon (or, in the case of a cooperative loan, the original security agreement and related documents); or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording;

         o the related assignment (which may be in the form of a blanket assignment) to the trustee, on behalf of the trust, of the Mortgage, with evidence of recording with respect to each mortgage loan in the name of the trustee, on behalf of the trust, thereon (or, in the case of a cooperative loan, an original assignment of security agreement and related documents) or an opinion of counsel with respect to the nonrecordation of assignments of mortgage;

         o all intervening assignments of the Mortgage to the seller, if any, with evidence of recording thereon;

         o the policies of title insurance, if applicable and available, issued with respect to each mortgage loan (other than a cooperative loan);

         o the original or a copy of the policy or certificate of primary mortgage guaranty insurance or electronic notation of the existence of such policy, if any;

         o if provided in accordance with the mortgage loan purchase agreement, originals of all assumption and modification agreements; and

         o any guarantee, security agreement or pledge agreement relating to any additional collateral.

         The documents delivered to the custodian with respect to each mortgage loan are referred to collectively as a "mortgage file."

         The seller on behalf of the depositor will cause the mortgage or deed of trust and all intervening assignments, if any, and the assignment of the mortgage or deed of trust, to the extent required, to be recorded not later than, in most cases, 180 days after the closing date.

         It is expected that the mortgages or assignments of mortgage with respect to many of the mortgage loans will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In those cases, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the trustee and the applicable servicer will be required to take all actions as are necessary to cause the trust to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. In the case of those mortgage loans originated and serviced by Wells Fargo, the second, fourth, fifth and sixth items above will be retained by Wells Fargo, as servicer, on behalf of the trust in accordance with the related servicing agreement, among other mortgage file documents. However, within 60 days of the day on which with respect to Wells Fargo (a) Wells Fargo Bank, N.A. or any successor thereto is no longer the servicer of any of such Mortgage Loans, (b) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by Fitch Ratings, Inc. ("Fitch") or (c) any rating agency requires Wells Fargo to deliver the mortgage file documents retained by it to the trustee (or the custodian), Wells Fargo shall deliver such mortgage file documents to the Trustee (or its custodian) in accordance with the related servicing agreement.

         The trustee (or the custodian on its behalf) will review each item of the mortgage file within 90 days of the closing date (and will review each document permitted to be delivered to the trustee (or the custodian on its behalf) after the closing date, if received by the trustee (or the custodian on its behalf) after the initial 90-day period, promptly after its delivery to the trustee (or the custodian on its behalf)). If, as a result of its review, the trustee (or the custodian on its behalf) determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule, any one of which is referred to as a "material defect," the trustee (or the custodian on its behalf) will notify the seller of that material defect. The seller must correct or cure any such material defect within 90 days from the date of notice of the material defect, and if the seller does not correct or cure such material defect within that period and that defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller must, within 90 days of the date of notice, provide the trustee (or the custodian on its behalf) with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

         The trustee (or the custodian on its behalf) , also will review the mortgage files within 180 days of the closing date. If it discovers a material defect, the custodian will notify the seller of such material defect. The seller must correct or cure any that material defect within 90 days from the date of notice of the material defect, and if the seller does not correct or cure that material defect within that period and that defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller must, within 90 days of the date of notice, provide the custodian with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

         The "Repurchase Price"means, with respect to any mortgage loan required to be repurchased, an amount equal to (i) 100% of the outstanding principal balance of that mortgage loan plus accrued but unpaid interest on the outstanding principal balance at the related mortgage rate through and including the last day of the month of repurchase, (ii) any costs or damages incurred by the trust in connection with the violation by such mortgage loan of any predatory or abusive lending laws, reduced by (iii) any portion of the servicing fee or advances payable to the seller, if applicable, with respect to that mortgage loan.

         As of any time of determination, the "outstanding principal balance" of a mortgage loan is the principal balance of that mortgage loan remaining to be paid by the borrower or, in the case of an REO property, the principal balance of the related mortgage loan remaining to be paid by the borrower at the time that property was acquired by the trust.

REPRESENTATIONS AND WARRANTIES

         In the mortgage loan purchase agreement, pursuant to which the depositor purchased the mortgage loans from the seller, the seller made certain representations and warranties to the depositor concerning the mortgage loans. The trustee, on behalf of the trust, will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties, as well as the remedies provided for breach of such representations and warranties.

         The representations and warranties of the seller with respect to the mortgage loans include the following:

         (a) The information set forth in the mortgage loan schedule was true, complete and correct in all material respects as of the date that representation was made;

         (b) Immediately prior to the sale of the mortgage loans pursuant to the mortgage loan purchase agreement, the seller was the sole owner of record and holder of the mortgage loans. As of the closing date or as of another specified date, the mortgage loans were not assigned or pledged, and the seller had good and marketable title to the mortgage loans and had full right to transfer and sell the mortgage loans free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement; and

         (c) As of the statistical calculation date, none of the mortgage loans were more than 30 days delinquent. As of the statistical calculation date, there was no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration, neither the seller nor any of its respective affiliates had taken any action to waive any default, breach or event of acceleration and no foreclosure action was threatened or has been commenced with respect to the mortgage loan.

         In the case of a breach of any representation or warranty made by the seller which materially and adversely affects the value of the interests of certificateholders or the trust in any of the mortgage loans, within 90 days from the date of discovery or notice from the trustee, the depositor, the securities administrator or the seller, the seller must (i) cure such breach in all material respects, (ii) provide the trust with a substitute mortgage loan (if within two years of the closing date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price.

         The obligations of the seller to cure, purchase or substitute constitute the trustee's sole and exclusive remedy respecting a breach of these representations and warranties.

THE DISTRIBUTION ACCOUNT

         The securities administrator shall establish and maintain in the name of the trustee, for the benefit of the trust and the certificateholders, an account, called the "Distribution Account," into which it will deposit amounts received by it as master servicer from each servicer and advances (to the extent required to make advances) made from the master servicer's own funds (less the master servicer's expenses, as provided in the agreement). All amounts deposited to the Distribution Account will be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the agreement.

         The master servicer will deposit in the Distribution Account, as received, the following amounts:

         (i) Any amounts withdrawn from any accounts established by a servicer pursuant to the related servicing agreement;

         (ii) Any monthly advances and compensating interest payments;

         (iii) Any insurance proceeds or liquidation proceeds received by the master servicer which were not deposited in an account permitted under the applicable servicing agreement or other permitted account;

         (iv) The purchase price with respect to any mortgage loans purchased by the seller or Thornburg Mortgage, Inc. and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

         (v) Any amounts required to be deposited with respect to losses on certain permitted investments; and

         (vi) Any other amounts received by or on behalf of the master servicer, the securities administrator or the trustee and required to be deposited in the Distribution Account pursuant to the agreement.

         The amount at any time credited to the Distribution Account will be in general (i) fully insured by the FDIC to the maximum coverage provided by it or
(ii) invested in the name of the trustee, in such permitted investments selected by Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of the mortgage loans, or deposited in demand deposits with such depository institutions as are selected by Thornburg Mortgage Home Loans, Inc., provided that time deposits of those depository institutions would be a permitted investment. As additional compensation, the master servicer is entitled to retain investment earnings on amounts on deposit in the Distribution Account earned on the business day prior to the distribution of such amounts to certificateholders on each distribution date. Thornburg Mortgage Home Loans, Inc., will be entitled to any other amounts earned with respect to amounts in deposit in the Distribution Account as additional servicing compensation. The master servicer or Thornburg Mortgage Home Loans, Inc. will be liable for any losses on permitted investments in the Distribution Account to the extent provided in the agreement.

         On each distribution date, the securities administrator shall pay the certificateholders in accordance with the provisions set forth under "Description of the Certificates-Distributions on the Certificates."

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The agreement will generally provide that the master servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor has assumed the obligations and duties of the master servicer to the extent required under the agreement. The master servicer, however, has the right, with the written consent of the trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the agreement, provided that the purchaser or transferee accepting that assignment, sale, transfer or delegation is qualified to service mortgage loans for

Fannie Mae or Freddie Mac and satisfies the other requirements listed in the agreement with respect to the qualifications of that purchaser or transferee.

         The agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents will be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the master servicer's duties or by reason of reckless disregard of the master servicer's obligations and duties under the agreement. In addition, the agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The master servicer may, however, with the consent of the trustee, undertake any such action which it may deem necessary or desirable in respect of the agreement and the rights and duties of the parties to the agreement. In that event, the legal expenses and costs of that action and any resulting liability will be expenses, costs and liabilities of the accounts established under the agreement, and the master servicer will be entitled to be reimbursed therefor from the related accounts.

         Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer, will be the successor of the master servicer under the agreement, provided that any such successor to the master servicer must be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT

         "Events of Default" under the agreement consist of:

                  (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the agreement, which failure continues unremedied for three business days after the date upon which written notice of that failure, requiring the same to be remedied, has been given to the master servicer,

                  (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the agreement to be performed by it, which failure continues unremedied for 60 days after the date on which written notice of that failure has been given to the master servicer by the trustee,

                  (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days,

                  (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, or

                  (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

         In each and every such case, so long as such Event of Default with respect to the master servicer has not been remedied, the trustee or the holders of certificates aggregating ownership of not less than 51% of the trust may in each case by notice in writing to the master servicer (and to the trustee if given by such certificateholders), with a copy to each rating agency, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the agreement and in and to the mortgage loans serviced by the master servicer and the proceeds thereof.

         Upon the receipt by the master servicer of that written notice, all authority and power of the master servicer under the agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans) will, subject to the provisions of the agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee. Upon the receipt by the master servicer of a notice of termination or an opinion of counsel to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee will automatically become the successor in all respects to the master servicer in its capacity under the agreement and the transactions set forth or provided for in the agreement and will thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the agreement. Nevertheless, the trustee
(i) will be under no obligation to repurchase any mortgage loan; and (ii) will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of that notice or opinion of counsel. As compensation for its duties as master servicer, the trustee will be entitled to all funds relating to the mortgage loans which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the agreement. Pending appointment of a successor to the master servicer under the agreement, the trustee must act in such capacity as provided under the agreement. In connection with that appointment and assumption, the trustee may make such arrangements for the compensation of the successor out of payments on mortgage loans as it and the successor agree. The successor's compensation may not, however, be in excess of that permitted the trustee as provided above, and the successor must undertake and assume the obligations of the trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the agreement. Notwithstanding the foregoing, in the case of any such appointment and assumption, the trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of the successor master servicer.

         In addition, Thornburg Mortgage Home Loans, Inc., as a servicer of a substantial portion of the mortgage loans will have certain rights, including the option, but not the obligation, to become the successor master servicer and the right to consent to the selection of a new master servicer in the event of a default by Wells Fargo.

MONTHLY ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state or local laws, the applicable servicer will remit to the master servicer on the servicer remittance date an amount equal to that delinquency, net of the servicing fee, except to the extent the servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the mortgage loan for which the advance was made. We refer to these advances as "monthly advances." Subject to the foregoing, these advances will be made by the servicers or related subservicers through final disposition or liquidation of the related mortgaged property, or until a time specified in the related servicing agreement. Failure by the applicable servicer to remit any required advance, which failure goes unremedied for the days specified in the related servicing agreement (or applicable subservicing agreement), would constitute an event of default under such servicing agreement (or applicable subservicing agreement). The master servicer is required to advance any such unpaid monthly advances to the Distribution Account to the extent provided in the agreement. Any failure of the master servicer to make these monthly advances would constitute an Event of Default as discussed under "--Events of Default" above. The trustee, as successor master servicer, will be required to make an advance which the master servicer is required to but fails to make.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the current principal amount or notional amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of certificates and each rating agency via the securities administrator's internet website. The securities administrator's internet website will initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the securities administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way these reports are distributed in order to make the distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

TERMINATION

         The obligations of the trustee, the master servicer , the custodian and the securities administrator created by the agreement will terminate upon:

                  (i) the later of the making of the final payment on or other liquidation of, or any advance with respect to, the last mortgage loan subject to the agreement, or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loan and

                  (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the agreement.

         On any distribution date on which the aggregate scheduled principal balance of the mortgage loans is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date, Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, may repurchase from the trust all mortgage loans remaining outstanding and any REO property remaining in the trust at a purchase price equal to:

                  (i) the unpaid principal balance of the remaining mortgage loans (other than mortgage loans related to REO property), net of the principal portion of any unreimbursed monthly advances made by the purchaser, plus accrued but unpaid interest on the unpaid principal balance at the applicable mortgage rate to, but not including, the first day of the month of repurchase, plus

                  (ii) the appraised value of any REO property, less the good faith estimate of the master servicer of liquidation expenses to be incurred in connection with its disposal (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, from but not including the first day of the month of repurchase).

         If Thornburg Mortgage Home Loans, Inc. does not exercise such option to repurchase the mortgage loans and REO properties, Wells Fargo Bank, N.A., in its capacity as master servicer, may repurchase from the trust all mortgage loans and REO properties remaining in the trust at the purchase price set forth above when the scheduled principal balance of the mortgage loans is less than 5% of their scheduled principal balance on the cut-off date.

         In either case, any such repurchase or purchase, as applicable, will result in the retirement of all or a portion of the certificates. The trust may also be terminated and the certificates retired on any distribution date upon the depositor's determination, based upon an opinion of counsel, that the status of any REMIC has been lost or that a substantial risk exists that REMIC status will be lost for the then current taxable year.

THE TRUSTEE AND THE DELAWARE TRUSTEE

         U.S. Bank National Association will serve as trustee for the trust. The trustee will be compensated by the master servicer for it services rendered under the agreement. The trustee will be entitled to be reimbursed by the trust for certain expenses in connection with the performance of its duties under the agreement, and to indemnification for certain losses, liabilities and expenses sustained in connection with, arising out of or related to the agreement, the certificates, any servicing agreement or the transactions contemplated by those documents or the certificates. On each distribution date, the securities administrator will remit to the trustee the amount of any reimbursable expenses and indemnification from the Distribution Account prior to calculation of Available Funds.

         Wilmington Trust Company will serve as Delaware trustee of the trust (referred to as the "Delaware trustee"). The Delaware trustee will be compensated by the seller for its role as Delaware trustee under the agreement.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement, if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property, or if the credit rating of the trustee falls below certain levels. Upon any such resignation or removal of the trustee, the depositor will be entitled to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the trustee, the compensation of any successor trustee must be paid by the certificateholders to the extent that compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         In certain instances, in the event that the trustee is required under a servicing agreement to give waivers, consents or instructions to the related servicer, the agreement specifies that the trustee shall have the right to seek written directions from the holders of 51% of the ownership interests in the class of subordinate certificates with the highest numerical designation then outstanding. In the absence of any instruction from the requisite applicable certificateholders, the trustee may seek such instruction from the holders of 51% of the aggregate ownership interests in all of the certificates.

         After the cross-over date, the trustee will be entitled to seek this direction from the holders of 51% of the aggregate ownership interests in the senior certificates. In the absence of any such requested instructions, the trustee may refrain from giving any consent or direction to the related servicer, in which event, the related servicer may not be able to take certain actions under the applicable servicing agreement. This inaction may have an adverse effect on the servicing of the related mortgage loans, possibly increasing the amount of realized losses.

THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank, N.A., will be appointed securities administrator under the agreement. The securities administrator will also serve as certificate registrar and paying agent under the agreement. The securities administrator's offices are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for certificate transfer purposes and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045. The securities administrator will be compensated by the master servicer for its services rendered under the agreement. The securities administrator may resign at any time, in which event the trustee will be obligated to appoint a successor securities administrator. The trustee may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon any such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the securities administrator, the compensation of any successor securities administrator must be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the trustee and the securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE CUSTODIAN

         LaSalle Bank National Association will serve as custodian of the mortgage loans on behalf of the trustee. The custodian will be compensated by Thornburg Mortgage Home Loans, Inc. The custodian will not be entitled to any fees from the trust, but will be entitled to be reimbursed for certain expenses in connection with the performance of its duties under the agreement, and to indemnification for certain losses, liabilities and expenses sustained in connection with, arising out of or related to the agreement.

         The custodian may resign at any time, in which event the depositor will be obligated to appoint a successor. The depositor may also remove the custodian if the custodian ceases to be eligible to continue as such under the agreement, if the custodian becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the custodian or its property, or if the credit rating of the custodian falls below certain levels. Upon any such resignation or removal of the custodian, the depositor will be entitled to appoint a successor. Any resignation or removal of the custodian and appointment of a successor will not become effective until acceptance of the appointment by the successor custodian.

AMENDMENTS

         The agreement may be amended by the depositor, the seller, the master servicer, the securities administrator, the Delaware trustee and the trustee without the consent of the holders of the certificates, for certain purposes as set forth in the agreement. In addition, the agreement may be amended by the depositor, the seller, the master servicer, the securities administrator, the Delaware trustee and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

         o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates; or

         o affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66%; or

         o reduce the aforesaid percentages of the aggregate outstanding principal amounts of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The agreement provides that the trust, exclusive of (i) the Available Funds Cap Reserve Fund, (ii) the Yield Maintenance Agreements, (iii) the Final Maturity Reserve Trust and (iv) the Final Maturity Reserve Account, will comprise multiple REMICs in a tiered structure. Each of the REMICs will designate a single class of interests as the residual interest in that REMIC. The Class R-I, Class R-II and Class R-III Certificates will each represent ownership of the residual interests in one of the REMICs. Elections will be made to treat each of the REMICs as a REMIC for federal income tax purposes.

         Upon issuance of the offered certificates, Stroock & Stroock & Lavan LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that each of the Available Funds Cap Reserve Fund and the Final Maturity Reserve Trust is an "outside reserve fund" that is beneficially owned by the beneficial owners of the Class A-X Certificates and the Class I Certificates, respectively.

TAXATION OF REGULAR INTERESTS GENERALLY

         Interest on a REMIC regular interest must be included in income by a beneficial owner under the accrual method of accounting, regardless of the beneficial owner's regular method of accounting. In addition, certain classes of offered certificates may be issued with original issue discount ("OID"). For purposes of the OID rules, if two or more classes of certificates are acquired entirely by one beneficial owner at original issuance, then the classes of certificates owned by such beneficial owner will be aggregated and treated as a single debt instrument. Consequently, if two or more classes of certificates were so aggregated, then the beneficial owner would determine OID and qualified stated interest by reference to the combined cash flows on those classes of certificates. Because various classes of REMIC regular certificates are expected to be issued to one person (which intends to continue to hold the REMIC regular certificates indefinitely and, in any case, for at least 30 days), the securities administrator, on behalf of the trust, intends to determine the existence and amount of any OID as if those classes of REMIC regular certificates acquired entirely by a single beneficial owner were one debt instrument. If two or more classes of REMIC regular certificates are aggregated and treated as one debt instrument for purposes of determining the existence and amount of OID, the stripped bond rules described in Section 1286 of the Code would apply to subsequent purchasers of those REMIC regular certificates (unless the purchaser acquires a pro-rata portion of each such class of REMIC regular certificates). Under those rules, OID, rather than market discount, would be created if the purchase price at the time the REMIC regular certificate is purchased is less (by more than a de minimis amount) than its face amount. Because the amount of OID, if any, created by such a transaction will depend on subsequent transactions, information concerning the accrual of such OID will not be available from the securities administrator or the trustee. All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the OID and stripped bond provisions of the Code and the regulations thereunder on the purchase of the REMIC regular certificates. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 20% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

PAYMENTS FROM THE FINAL MATURITY RESERVE TRUST

         Any certificateholder receiving a principal payment from the Final Maturity Reserve Trust will be treated as selling a portion of its certificate to the Class I Certificateholder and will be treated as receiving the amount of the principal payment from the Class I Certificateholder as proceeds of the sale. The portion treated as having been sold will equal the amount of the corresponding reduction in the current principal amount of such certificate. Accordingly, any principal payment from the Final Maturity Reserve Trust will not be treated as a distribution from any REMIC. Prospective investors should consult their own tax advisors regarding the consequences to them of such a sale. For federal income tax reporting purposes, it will be assumed that no significant consideration will be paid or received by the beneficial owner of a certificate that may receive consideration from the Final Maturity Reserve Trust for the rights acquired or the obligations undertaken with respect to that trust. The Internal Revenue Service could disagree, and if its position were upheld, the holders of these certificates could have income from OID in addition to the stated interest on their certificates or small offsets of premium against that stated interest. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

ADDITIONAL CONSIDERATIONS APPLICABLE TO THE AUCTION CERTIFICATES

         The purchase of an Auction Certificate, for federal income tax purposes, represents (i) the purchase of an undivided beneficial interest in a REMIC regular interest; (ii) the purchase of a beneficial interest in the right to receive payments from the Available Funds Cap Reserve Fund; (iii) the obligation to sell the Auction Certificates on the Auction Distribution Date; and (iv) the acquisition of rights and obligations under the Auction Swap Agreement and the related auction.

         On the Auction Distribution Date, each class of Auction Certificates will be transferred to the third-party investor or investors with the highest bid for that class in the auction conducted by the Auction Administrator, and the holders will be entitled to receive the Par Price. For federal income tax reporting purposes, each beneficial owner of an Auction Certificate will be treated as having entered into a forward contract for the sale of its beneficial ownership interest in the Auction Certificate on the Auction Distribution Date.

         For federal income tax reporting purposes, it will be assumed that no significant consideration will be paid or received by the beneficial owner of an Auction Certificate for the rights acquired or the obligations undertaken with respect to the auction of the Auction Certificates. The Internal Revenue Service could disagree, and if its position were upheld, the holders of the Auction Certificates could have income from OID in addition to the stated interest on their certificates or small offsets of premium against that stated interest. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         The interest of the holders of Auction Certificates in the REMIC regular interest and the applicable auction should be treated as a straddle under Section 1092 of the Code. Treatment as a straddle requires any gain or loss realized upon the sale or exchange of the certificate (including any gain or loss realized in connection with the mandatory transfer of the certificate to a third-party investor on the Auction Distribution Date) to be treated as a short-term gain or loss regardless of how long the certificate is held. Treatment as a straddle also generally requires the certificateholder to capitalize, rather than deduct, any interest and carrying charges allocable to the certificate to the extent those charges exceed the ordinary income from the certificate includible for the taxable year. In addition the Auction Certificates may have to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary income to the extent the holder's yield from the investment is less than 120% of the applicable federal rate. In contrast, under the rule generally applicable to REMIC regular interests, gain on sale is treated as ordinary income to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate.

         The correct treatment of the Auction Certificates is unclear. The Internal Revenue Service might assert that the Auction Certificates represent the debt of, or another interest in, the Auction Swap Counterparty. If such a position were upheld it could affect the timing and character of the income on the Auction Certificates, and the portion of such certificates which we describe above as being REMIC regular interests would not be treated as REMIC regular interests or qualifying assets for purposes of sections 856(c)(4)(A), 7701(a)(19)(C) and 860G(a)(3) of the Code.

         Holders of the Auction Certificates are strongly advised to consult their own tax advisors regarding the treatment of their interests in the Auction Certificates, including the allocation of issue price, timing, character and source of income, gain, deduction and loss resulting from the ownership of their certificates.

AVAILABLE FUNDS CAP SHORTFALL AMOUNTS

         In addition to the rights and obligations described above, each Yield Maintained Certificate will represent a beneficial interest in the right to receive payments in respect of Available Funds Cap Shortfall Amounts. For federal income tax information reporting purposes, the entitlement to such payments will be treated as an interest in interest rate cap contracts written by the Class A-X Certificateholders in favor of the beneficial owners of the Yield Maintained Certificates (the "Interest Rate Cap Agreements"), and, each beneficial owner of a Yield Maintained Certificate and the beneficial owners of the Class A-X Certificates will agree, by virtue of their purchase of such certificates, to adopt a tax reporting position consistent with that characterization. Alternative characterizations of such rights are, however, possible. For instance, the right to receive such payments could be classified for federal income tax purposes as an interest in a partnership formed among the affected Certificateholders to share cash flows from the Available Funds Cap Reserve Fund and the Yield Maintenance Agreements. Such an alternative characterization would result in tax treatment of payments of Available Funds Cap Shortfall Amounts that would differ from that which is described below. Prospective investors in the Yield Maintained Certificates and the Class A-X Certificates should consult their tax advisors regarding the tax treatment of the rights of the beneficial owners of such certificates with respect to payments in respect of Available Funds Cap Shortfall Amounts.

         A beneficial owner of a Yield Maintained Certificate must allocate a portion of its purchase price for such certificate to the Interest Rate Cap Agreement component of the Yield Maintained Certificate. For information reporting purposes, it will be assumed that, with respect to a Yield Maintained Certificate, the Interest Rate Cap Agreement component will have only nominal value relative to the value of the regular interest component. The Internal Revenue Service could argue, however, that the Interest Rate Cap Agreement component has significant value, and if that argument were to be sustained, the regular interest component could have income from OID in addition to its stated interest. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         Upon the sale, exchange, or other disposition of a Yield Maintained Certificate, the beneficial owner must allocate a portion of the amount realized to the Interest Rate Cap Agreement component based on the relative fair market value of that component to the other components of the Yield Maintained Certificate at the time of sale.

         As indicated above, a portion of the purchase price paid by a beneficial owner to acquire a Yield Maintained Certificate will be attributable to the Interest Rate Cap Agreement component of such certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of such Yield Maintained Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Beneficial owners are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of a Yield Maintained Certificate.

         Any payments received by a holder of a Yield Maintained Certificate in respect of Available Funds Cap Shortfall Amounts will be treated as periodic payments received from the Interest Rate Cap Agreement. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreement component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. A beneficial owner's ability to recognize a net deduction with respect to the Interest Rate Cap Agreement component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, REMICs and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly-offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Interest Rate Cap Agreement component in computing the beneficial owner's alternative minimum tax liability.

ADDITIONAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS A-X CERTIFICATES

         For federal income tax purposes, the Class A-X Certificates will represent (i) ownership of a REMIC regular interest, (ii) ownership of the Yield Maintenance Agreements, (iii) ownership of the Available Funds Cap Reserve Fund and (iv) the obligation to make payments on the Interest Rate Cap Agreement components of the Auction Certificates.

TAX CONSIDERATIONS RELATING TO OPTIONAL SECURITIES PURCHASE RIGHT

         The purchase of a certificate, for federal income tax purposes, represents in addition to the other rights and obligations described above, the obligation to sell the certificate if the optional securities purchase right is exercised.

         For federal income tax reporting purposes, it will be assumed that no significant consideration will be received by the beneficial owner of a certificate for the obligations undertaken with respect to the optional securities purchase right. The Internal Revenue Service could disagree, and if its position were upheld, the holders of the certificates could have small offsets of premium against their stated interest or OID, in addition to corresponding income or gain at the time the optional securities purchase right is exercised or lapses unexercised.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

         The residual certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the residual certificates will be treated as residual interests in the REMICs created with respect to the assets in the trust, representing rights to the taxable income or net loss of their respective REMIC. Holders of the residual certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no certificates of any class outstanding, even though a holder of a residual certificate previously may have received full payment of any stated interest and principal. The taxable income of the holder of a residual certificate attributable to such residual certificate may exceed any principal and interest payments received by such certificateholder during the corresponding period, which in many cases is likely to result in a negligible or negative after-tax return. Furthermore, because the tax on income may exceed the cash distributions (which cash distributions are expected to be nominal), the holder of a residual certificate should have other sources of funds sufficient to pay any federal income taxes due as a result of its ownership of such residual certificate.

         An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a residual certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, the fees and other administrative expenses properly allocable to the related REMIC in computing such certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such certificateholder's alternative minimum tax liability. See "Federal Income Tax Consequences--REMICs" and "--REMICS--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in the prospectus.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

         The REMIC regular interest component of the Auction Certificates, the Class A-X Certificates (exclusive of ownership of the Yield Maintenance Agreements and the Available Funds Cap Reserve Fund, and the obligation to make payments on the Interest Rate Cap Agreement components of the Auction Certificates), the Class A-4X Certificates and the Offered Subordinate Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(4)(A) of the Code, subject to the limitations described in "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus. In addition, interest on the offered certificates (or interest derived from the REMIC regular interest components, in the case of the Auction Certificates) will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitations as in the preceding sentence. The Interest Rate Cap Agreement components of the Auction Certificates and the Class A-X's ownership of the Yield Maintenance Agreements and the Available Funds Cap Reserve Fund, and the obligation to make payments on the Interest Rate Cap Agreement components of the Auction Certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Code, as real estate assets under Section 856(c)(4)(A) of the Code or as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. As a result the obligations represented by the Interest Rate Cap Agreement components of the Auction Certificates and the rights and obligations of the Class A-X Certificates described above generally will not be suitable investments for a REMIC.

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose requirements on certain employee benefit plans-- and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds and insurance company general and separate accounts in which plans, accounts or arrangements are invested-- and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as "Plans."

         ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the average maturity (and in the case of the Class A-X Certificates, yield) of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

THE UNDERWRITER'S EXEMPTION

         The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. ("Bear Stearns") prohibited transaction exception ("PTE") 90-30 as most recently amended and restated by PTE 2002-41 (the "Underwriter's Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to

         o the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which Bear Stearns or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent, and

         o the servicing, operation and management of such asset-backed pass-through entities,

         provided that the general conditions and certain other requirements set forth in the Underwriter's Exemption are satisfied. See "ERISA Considerations" in the prospectus.

         It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the offered certificates other than the residual certificates and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met.

         The rating of an offered certificate may change. If a class of offered certificates no longer has a rating of at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Underwriter's Exemption, and consequently may not be purchased by or sold (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it) unless the securities administrator, as certificate registrar, receives:

         o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the securities administrator, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

         o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such certificate are covered under Sections I and III of PTCE 95-60; or

         o an opinion of counsel satisfactory to the securities administrator (upon which the trustee, the master servicer, the securities administrator and the depositor may explicitly rely) that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in non-exempt prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the securities administrator, the trustee, the master servicer, the Delaware trustee or the depositor to any obligation in addition to those undertaken in the agreement.

         Each transferee of a book-entry certificate shall be deemed to have made a representation as required above.

ACQUISITION OF THE RESIDUAL CERTIFICATES

         Because the characteristics of the residual certificate may not meet the requirements of the Underwriter's Exemption discussed above or any other issued exemption under ERISA, the purchase and holding of the residual certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, the initial acquisition and transfer of residual certificates will not be registered by the securities administrator, as certificate registrar, unless the securities administrator, as certificate registrar, receives:

         o a representation from the acquiror or transferee of such certificates to the effect that the transferee is not a Plan or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

         o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and the holding of the such certificate are covered under Sections I and III of PTCE 95-60.

ERISA CONSIDERATIONS WITH RESPECT TO THE AUCTION SWAP AGREEMENT AND THE FINAL MATURITY RESERVE TRUST

         For so long as the swap feature related to each of the Auction Certificates under the Auction Swap Agreement remains outstanding, any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter's Exemption will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the Auction Swap Agreement together with the right to receive such payments. The Underwriter's Exemption may not apply to the right to receive payments from the Auction Swap Agreement by a Plan. The right to receive such payments could also result in a prohibited transaction if the Auction Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. In addition, when the certificates are retired, if payments are made to Certificateholders from the Final Maturity Reserve Trust, for purposes of ERISA and Section 4975 of the Code this may be deemed to be a sale or exchange of property between Certificateholders that are Plans and the Class I Certificateholders, who may be parties in interest with respect to such Plans and consequently may result in a prohibited transaction unless another administrative exemption is available.

         Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate (other than the Class A-4X Certificates) otherwise eligible for the Underwriter's Exemption unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate (other than the Class A-4X Certificates) or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions as required immediately above.

         If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the master servicer, the securities administrator, the seller and the servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

FIDUCIARY CONSIDERATIONS

         The underwriters, the seller and the trustee make no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant ERISA or other legal requirement for investment by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan. Each Plan fiduciary should make its own determination as to the applicability of the Underwriter's Exemption and any other exemptions to the acquisition, holding and disposition of offered certificates and any rights associated with such certificates.

                                LEGAL INVESTMENT

         The senior certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining classes of certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (the "Non-SMMEA Certificates"). The appropriate characterization of the Non- SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the certificates. See "Legal Investment" in the prospectus.

       RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL CERTIFICATES

         The residual certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Federal Income Tax Consequences-REMICS-Possible Pass-Through of Miscellaneous Itemized Deductions--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

         A residual certificate (or interests therein) may not be transferred without the prior express written consent of the holder of such residual certificate who is a "Tax Matters Person" with respect to such class of residual certificates, as defined in the Code, and by the depositor. The depositor will not give its consent to any proposed transfer to a disqualified organization, or any publicly traded partnership. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the related Tax Matters Person, the trustee and the depositor with an affidavit that the proposed transferee is not a disqualified organization or publicly traded partnership (and, unless the related Tax Matters Person and the depositor consent to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the related Tax Matters Person or the depositor may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the trust to tax (or disqualify any REMIC as a REMIC) on the transfer of an interest in such residual certificate to any other person or persons, the related Tax Matters Person and the depositor may, without action on the part of Holders, amend the agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject the holder of the residual certificate to taxation.

Moreover, certain transfers of a residual certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer such residual certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus. Further, unless the related Tax Matters Person and the depositor consent in writing (which consent may be withheld in the related Tax Matters Person's or the depositor's sole discretion), a residual certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S. Person").

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, to be dated the date hereof among the depositor, Bear, Stearns & Co. Inc., Greenwich Capital Markets, Inc. and Lehman Brothers Inc., referred to as the "underwriters," the depositor has agreed to sell to the underwriters, and each underwriter has agreed to purchase, the principal amount of offered certificates set forth opposite its name in the table below:

                                                                 GREENWICH CAPITAL
        CLASS                     BEAR, STEARNS & CO. INC.           MARKETS, INC.       LEHMAN BROTHERS INC.
        -----                     ------------------------           -------------       --------------------
A-1 ............................      $ 20,809,334               $ 20,809,333               $ 20,809,333
A-2 ............................      $ 79,492,668               $ 79,492,666               $ 79,492,666
A-3 ............................      $106,458,000               $106,458,000               $106,458,000
A-4 ............................      $262,527,000               $262,527,000               $262,527,000
A-4X............................      $  2,625,270(1)            $  2,625,270(1)            $  2,625,270(1)
A-X ............................      $469,287,002(1)            $469,287,002(1)            $469,287,002(1)
B-1 ............................      $  6,060,000               $  6,060,000               $  6,060,000
B-2 ............................      $  3,878,334               $  3,878,333               $  3,878,333
B-3 ............................      $  1,939,334               $  1,939,333               $  1,939,333
R-I ............................      $         50               $         --               $         --
R-II............................      $         50               $         --               $         --
R-III...........................      $         50               $         --               $         --

------------------

(1) Notional Amount

         Distribution of the offered certificates will be made by the underwriters from time to time, in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling the offered certificates to or through dealers, which may receive from the underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions and commissions. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by them may be considered underwriting discounts and commissions under the Securities Act.

         Proceeds to the depositor are expected to be approximately 100.54% of the aggregate principal balance of the offered certificates, as of the cut-off date, plus, accrued interest thereon, less expenses payable by the depositor in connection with the offered certificates which are estimated to be approximately $260,000. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments any underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "The Trust, Pooling and Servicing Agreement--Reports to Certificateholders," which will include information as the current principal amount or notional amount of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                  LEGAL MATTERS

         Certain legal matters relating to the certificates will be passed upon for the seller, the depositor and the issuer by Stroock & Stroock & Lavan LLP, New York, New York and for the underwriters by McKee Nelson LLP, Washington, D.C.

                                     RATINGS

         It is a condition to the issuance of each class of offered certificates that it receives at least the rating set forth below from S&P and Moody's:

                                            RATING
                -----              ------------------------
                CLASS              S&P             MOODY'S
                -----              ---             -------
             Class A-1             AAA              Aaa
             Class A-2             AAA              Aaa
             Class A-3             AAA              Aaa

                                             RATING
              -----                 ------------------------
              CLASS                 S&P             MOODY'S
              -----                 ---             -------
            Class A-4                AAA              Aaa
            Class A-4X               AAA              Aaa
            Class A-X                AAA              Aaa
            Class R-I                AAA              Aaa
            Class R-II               AAA              Aaa
            Class R-III              AAA              Aaa
            Class B-1                AA            Not Rated
            Class B-2                 A            Not Rated
            Class B-3                BBB           Not Rated

         The ratings assigned by S&P and Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. S&P's and Moody's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. However, S&P's and Moody's ratings of the certificates do not constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings of S&P and Moody's do not address the possibility that, as a result of principal prepayments or recoveries certificateholders might suffer a lower than anticipated yield. The rating on each residual certificate addresses only the return of its principal balance.

         The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P and Moody's.

         The depositor has not requested a rating of the offered certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, in that event, what rating would be assigned to the offered certificates by that other rating agency. The ratings assigned by that other rating agency to the offered certificates may be lower than the ratings assigned by S&P and Moody's.



70257541

                         INDEX OF PRINCIPAL DEFINITIONS

ABN AMRO.......................................................................................................S-54
Accrued Certificate Interest...................................................................................S-90
Aggregate Subordinate Percentage...............................................................................S-88
Allocable Share...............................................................................................S-101
Assumed Final Distribution Date...............................................................................S-112
Auction Administrator....................................................................................S-8, S-108
Auction Certificates..........................................................................................S-108
Auction Distribution Date.....................................................................................S-108
Auction Proceeds..............................................................................................S-109
Auction Swap Agreement........................................................................................S-108
Auction Swap Counterparty................................................................................S-8, S-108
Available Funds................................................................................................S-84
Available Funds Cap Reserve Fund...............................................................................S-91
Available Funds Cap Shortfall Amounts..........................................................................S-91
Bankruptcy losses.............................................................................................S-103
Bear Stearns..................................................................................................S-141
book-entry certificates........................................................................................S-81
business day...................................................................................................S-84
Class Prepayment Distribution Trigger.........................................................................S-101
Closing Date....................................................................................................S-8
compensating interest payments.................................................................................S-77
CPR...........................................................................................................S-113
cross-over date................................................................................................S-87
current principal amount.......................................................................................S-95
Custodian.......................................................................................................S-8
Cut-off Date....................................................................................................S-8
debt service reduction........................................................................................S-103
deficient valuation...........................................................................................S-103
Delaware trustee..............................................................................................S-132
Delaware Trustee................................................................................................S-8
Delinquency Test...............................................................................................S-88
deposit date...................................................................................................S-75
Depositor.......................................................................................................S-7
Distribution Account..........................................................................................S-126
Distribution Dates..............................................................................................S-8
due date......................................................................................................S-101
due period....................................................................................................S-101
effective loan-to-value ratio..................................................................................S-56
ERISA.........................................................................................................S-140
Events of Default.............................................................................................S-128
FICO...........................................................................................................S-57
Final Maturity Reserve Account................................................................................S-106
Final Maturity Reserve Amount.................................................................................S-107
Final Maturity Reserve Rate...................................................................................S-107

Final Maturity Reserve Trust..................................................................................S-106
First Republic.................................................................................................S-54
gross margin...................................................................................................S-53
group 1 mortgage loans.........................................................................................S-17
Group 1 Senior Certificates....................................................................................S-15
group 2 mortgage loans.........................................................................................S-17
Group 2 Senior Certificates....................................................................................S-15
group 3 mortgage loans.........................................................................................S-17
Group 3 Senior Certificates....................................................................................S-15
group 4 mortgage loans.........................................................................................S-17
Group 4 Senior Certificates....................................................................................S-15
Group Available Funds..........................................................................................S-84
Group Senior Optimal Principal Amount..........................................................................S-96
Group Senior Prepayment Percentage.............................................................................S-97
Hybrid mortgage loans..........................................................................................S-16
index..........................................................................................................S-55
indices........................................................................................................S-55
initial cap....................................................................................................S-53
Insurance proceeds............................................................................................S-101
interest accrual period........................................................................................S-90
interest adjustment date.......................................................................................S-53
Interest Rate Cap Agreements..................................................................................S-137
interest shortfall.............................................................................................S-76
Issuer..........................................................................................................S-7
LIBOR..........................................................................................................S-94
LIBOR business day.............................................................................................S-94
liquidated mortgage loan......................................................................................S-102
Liquidation proceeds..........................................................................................S-102
loan-to-value ratio............................................................................................S-55
loss allocation limitation....................................................................................S-104
Master Servicer.................................................................................................S-7
master servicing fee...........................................................................................S-75
master servicing fee rate......................................................................................S-75
material defect...............................................................................................S-125
maximum lifetime mortgage rate.................................................................................S-53
minimum lifetime mortgage rate.................................................................................S-53
monthly advances..............................................................................................S-130
monthly payment...............................................................................................S-102
Moody's........................................................................................................S-30
mortgage file.................................................................................................S-124
mortgage loan groups...........................................................................................S-17
mortgage note..................................................................................................S-52
mortgage pool..................................................................................................S-52
mortgage rate..................................................................................................S-53
mortgage related securities...................................................................................S-145

mortgaged property.............................................................................................S-52
net interest shortfalls........................................................................................S-77
Net liquidation proceeds......................................................................................S-102
net rate.......................................................................................................S-13
non-economic residual interest................................................................................S-146
Non-SMMEA Certificates........................................................................................S-145
notional amount................................................................................................S-95
Offered Certificates............................................................................................S-9
Offered Subordinate Certificates...............................................................................S-15
One-Month LIBOR................................................................................................S-54
One-Year LIBOR.................................................................................................S-54
One-Year U.S. Treasury Index...................................................................................S-54
optional securities purchase date..............................................................................S-28
optional securities purchase right.............................................................................S-28
optional termination date......................................................................................S-28
optional termination right.....................................................................................S-27
other certificates..............................................................................................S-9
outstanding principal balance.................................................................................S-125
Par Price.....................................................................................................S-109
Pass-through Rate.............................................................................................S-110
pass-through rates.............................................................................................S-90
penalty period.................................................................................................S-56
periodic cap...................................................................................................S-53
physical certificate...........................................................................................S-81
prepayment penalty amount......................................................................................S-56
prepayment period..............................................................................................S-99
principal prepayment..........................................................................................S-102
PTE...........................................................................................................S-141
rating agency..................................................................................................S-30
RBS...........................................................................................................S-109
RBS Group......................................................................................................S-93
realized loss.................................................................................................S-102
record date....................................................................................................S-14
Reference Bank Rate............................................................................................S-94
Reference Banks................................................................................................S-94
Regular Certificates...........................................................................................S-15
Relief Act.....................................................................................................S-50
REO property..................................................................................................S-103
Repurchase Price..............................................................................................S-125
Required Available Funds Cap Reserve Fund Deposit..............................................................S-92
retained interest..............................................................................................S-56
retained interest rate.........................................................................................S-56
S&P............................................................................................................S-30
scheduled principal balance...................................................................................S-103
Securities Act................................................................................................S-147

Securities Administrator........................................................................................S-8
Seller..........................................................................................................S-7
Senior Certificate Group.......................................................................................S-15
Senior Certificate Group 1.....................................................................................S-15
Senior Certificate Group 2.....................................................................................S-15
Senior Certificate Group 3.....................................................................................S-15
Senior Certificate Group 4.....................................................................................S-15
senior certificates............................................................................................S-21
Senior Percentage..............................................................................................S-97
senior principal certificates..................................................................................S-10
servicer.......................................................................................................S-27
servicer remittance date.......................................................................................S-76
Servicers.......................................................................................................S-7
servicing agreement............................................................................................S-67
servicing fee..................................................................................................S-76
servicing fee rate.............................................................................................S-76
Six-Month LIBOR................................................................................................S-54
SMMEA.........................................................................................................S-145
Statistical Calculation Date....................................................................................S-8
Strike Rate....................................................................................................S-93
Subordinate Certificate Writedown Amount.......................................................................S-95
Subordinate Certificates.......................................................................................S-15
Subordinate Optimal Principal Amount...........................................................................S-99
Subordinate Percentage.........................................................................................S-99
Subordinate Prepayment Percentage..............................................................................S-99
Subordination Doubling Test....................................................................................S-88
Subsequent Recovery...........................................................................................S-105
Tax Matters Person............................................................................................S-145
trust...........................................................................................................S-7
Trustee.........................................................................................................S-8
U.S. Person...................................................................................................S-146
Underwriter's Exemption.......................................................................................S-141
underwriters..................................................................................................S-146
Wells Fargo....................................................................................................S-54
Yield Maintained Certificates..................................................................................S-92
Yield Maintenance Account......................................................................................S-92
Yield Maintenance Agreements...................................................................................S-92
Yield Maintenance Amounts......................................................................................S-92
Yield Maintenance Counterparty............................................................................S-8, S-93
Yield Maintenance Notional Balance.............................................................................S-93
Yield Maintenance Payment......................................................................................S-92

                    SCHEDULE I: YIELD MAINTENANCE AGREEMENTS

              YIELD MAINTENANCE NOTIONAL BALANCES AND STRIKE RATES

                             CLASS A-1 CERTIFICATES

----------------------------------------------------------------------------------------------------------------------
                                          YIELD MAINTENANCE NOTIONAL BALANCE
       DISTRIBUTION DATE                                             ($)(1)                            STRIKE RATE (%)
----------------------------------------------------------------------------------------------------------------------
January 2006                                                        62,428,000                                   5.00
----------------------------------------------------------------------------------------------------------------------
February 2006                                                       61,558,443                                   5.05
----------------------------------------------------------------------------------------------------------------------
March 2006                                                          60,700,604                                   5.63
----------------------------------------------------------------------------------------------------------------------
April 2006                                                          59,854,323                                   5.06
----------------------------------------------------------------------------------------------------------------------
May 2006                                                            59,019,445                                   5.24
----------------------------------------------------------------------------------------------------------------------
June 2006                                                           58,195,818                                   5.06
----------------------------------------------------------------------------------------------------------------------
July 2006                                                           57,383,288                                   5.24
----------------------------------------------------------------------------------------------------------------------
August 2006                                                         56,581,708                                   5.07
----------------------------------------------------------------------------------------------------------------------
September 2006                                                      55,790,929                                   5.07
----------------------------------------------------------------------------------------------------------------------
October 2006                                                        55,010,806                                   5.25
----------------------------------------------------------------------------------------------------------------------
November 2006                                                       54,241,195                                   5.07
----------------------------------------------------------------------------------------------------------------------
December 2006                                                       53,481,956                                   5.25
----------------------------------------------------------------------------------------------------------------------
January 2007                                                        52,732,947                                   5.07
----------------------------------------------------------------------------------------------------------------------
February 2007                                                       51,994,033                                   5.07
----------------------------------------------------------------------------------------------------------------------
March 2007                                                          51,265,076                                   5.64
----------------------------------------------------------------------------------------------------------------------
April 2007                                                          50,545,942                                   5.07
----------------------------------------------------------------------------------------------------------------------
May 2007                                                            49,836,500                                   5.25
----------------------------------------------------------------------------------------------------------------------
June 2007                                                           49,136,618                                   5.07
----------------------------------------------------------------------------------------------------------------------
July 2007                                                           48,446,168                                   5.25
----------------------------------------------------------------------------------------------------------------------
August 2007                                                         47,765,024                                   5.09
----------------------------------------------------------------------------------------------------------------------
September 2007                                                      47,093,059                                   5.09
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
October 2007                                                        46,430,150                                   5.26
----------------------------------------------------------------------------------------------------------------------
November 2007                                                       45,776,175                                   5.09
----------------------------------------------------------------------------------------------------------------------
December 2007                                                       45,131,014                                   5.26
----------------------------------------------------------------------------------------------------------------------
January 2008                                                        44,494,548                                   5.09
----------------------------------------------------------------------------------------------------------------------
February 2008                                                       43,866,660                                   5.09
----------------------------------------------------------------------------------------------------------------------
March 2008                                                          43,247,235                                   5.45
----------------------------------------------------------------------------------------------------------------------
April 2008                                                          42,636,158                                   5.09
----------------------------------------------------------------------------------------------------------------------
May 2008                                                            42,033,317                                   5.42
----------------------------------------------------------------------------------------------------------------------
June 2008                                                           41,438,602                                   5.24
----------------------------------------------------------------------------------------------------------------------
July 2008                                                           40,851,902                                   5.42
----------------------------------------------------------------------------------------------------------------------
August 2008                                                         40,273,110                                   5.24
----------------------------------------------------------------------------------------------------------------------
September 2008                                                      39,702,120                                   5.24
----------------------------------------------------------------------------------------------------------------------
October 2008                                                        39,138,825                                   6.34
----------------------------------------------------------------------------------------------------------------------
November 2008                                                       38,583,124                                   8.13
----------------------------------------------------------------------------------------------------------------------
December 2008                                                       38,029,557                                   9.13
----------------------------------------------------------------------------------------------------------------------
January 2009 and thereafter                                                  0                                   0.00
----------------------------------------------------------------------------------------------------------------------

(1) For each distribution date, any Yield Maintenance Payment will be calculated based on an amount equal to the lesser of (i) the Yield Maintenance Notional Balance set forth above for such distribution date and (ii) the aggregate current principal amount of the Class A-1 Certificates.

              YIELD MAINTENANCE NOTIONAL BALANCES AND STRIKE RATES

                             CLASS A-2 CERTIFICATES

----------------------------------------------------------------------------------------------------------------------
                                            YIELD MAINTENANCE NOTIONAL BALANCE
      DISTRIBUTION DATE                                              ($)(1)                             STRIKE RATE (%)
----------------------------------------------------------------------------------------------------------------------
January 2006                                                       238,478,000                                   5.00
----------------------------------------------------------------------------------------------------------------------
February 2006                                                      235,145,948                                   5.00
----------------------------------------------------------------------------------------------------------------------
March 2006                                                         231,858,897                                   5.55
----------------------------------------------------------------------------------------------------------------------
April 2006                                                         228,616,240                                   5.00
----------------------------------------------------------------------------------------------------------------------
May 2006                                                           225,417,379                                   5.17
----------------------------------------------------------------------------------------------------------------------
June 2006                                                          222,261,724                                   5.00
----------------------------------------------------------------------------------------------------------------------
July 2006                                                          219,148,690                                   5.17
----------------------------------------------------------------------------------------------------------------------
August 2006                                                        216,077,705                                   5.00
----------------------------------------------------------------------------------------------------------------------
September 2006                                                     213,048,200                                   5.00
----------------------------------------------------------------------------------------------------------------------
October 2006                                                       210,059,617                                   5.17
----------------------------------------------------------------------------------------------------------------------
November 2006                                                      207,111,403                                   5.00
----------------------------------------------------------------------------------------------------------------------
December 2006                                                      204,202,716                                   5.17
----------------------------------------------------------------------------------------------------------------------
January 2007                                                       201,333,323                                   5.00
----------------------------------------------------------------------------------------------------------------------
February 2007                                                      198,502,696                                   5.00
----------------------------------------------------------------------------------------------------------------------
March 2007                                                         195,710,310                                   5.55
----------------------------------------------------------------------------------------------------------------------
April 2007                                                         192,955,652                                   5.00
----------------------------------------------------------------------------------------------------------------------
May 2007                                                           190,238,211                                   5.17
----------------------------------------------------------------------------------------------------------------------
June 2007                                                          187,557,485                                   5.00
----------------------------------------------------------------------------------------------------------------------
July 2007                                                          184,912,981                                   5.17
----------------------------------------------------------------------------------------------------------------------
August 2007                                                        182,304,208                                   5.00
----------------------------------------------------------------------------------------------------------------------
September 2007                                                     179,730,685                                   5.00
----------------------------------------------------------------------------------------------------------------------
October 2007                                                       177,191,938                                   5.17
----------------------------------------------------------------------------------------------------------------------
November 2007                                                      174,687,496                                   5.00
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
December 2007                                                      172,216,896                                   5.17
----------------------------------------------------------------------------------------------------------------------
January 2008                                                       169,779,684                                   5.00
----------------------------------------------------------------------------------------------------------------------
February 2008                                                      167,375,407                                   5.00
----------------------------------------------------------------------------------------------------------------------
March 2008                                                         165,003,623                                   5.36
----------------------------------------------------------------------------------------------------------------------
April 2008                                                         162,663,892                                   5.00
----------------------------------------------------------------------------------------------------------------------
May 2008                                                           160,355,782                                   5.17
----------------------------------------------------------------------------------------------------------------------
June 2008                                                          158,078,867                                   5.00
----------------------------------------------------------------------------------------------------------------------
July 2008                                                          155,832,726                                   5.17
----------------------------------------------------------------------------------------------------------------------
August 2008                                                        153,616,944                                   5.00
----------------------------------------------------------------------------------------------------------------------
September 2008                                                     151,431,111                                   5.00
----------------------------------------------------------------------------------------------------------------------
October 2008                                                       149,274,824                                   5.17
----------------------------------------------------------------------------------------------------------------------
November 2008                                                      147,147,684                                   5.00
----------------------------------------------------------------------------------------------------------------------
December 2008                                                      145,049,297                                   5.17
----------------------------------------------------------------------------------------------------------------------
January 2009 and thereafter                                                  0                                   0.00
----------------------------------------------------------------------------------------------------------------------

(1) For each distribution date, any Yield Maintenance Payment will be calculated based on an amount equal to the lesser of (i) the Yield Maintenance Notional Balance set forth above for such distribution date and (ii) the aggregate current principal amount of the Class A-2 Certificates.

              YIELD MAINTENANCE NOTIONAL BALANCES AND STRIKE RATES

                             CLASS A-3 CERTIFICATES

----------------------------------------------------------------------------------------------------------------------
                                         YIELD MAINTENANCE NOTIONAL BALANCE
        DISTRIBUTION DATE                            ($)(1)                                            STRIKE RATE (%)
----------------------------------------------------------------------------------------------------------------------
January 2006                                                       319,374,000                                   5.00
----------------------------------------------------------------------------------------------------------------------
February 2006                                                      314,730,701                                   4.85
----------------------------------------------------------------------------------------------------------------------
March 2006                                                         310,151,888                                   5.40
----------------------------------------------------------------------------------------------------------------------
April 2006                                                         305,636,676                                   4.86
----------------------------------------------------------------------------------------------------------------------
May 2006                                                           301,184,194                                   5.02
----------------------------------------------------------------------------------------------------------------------
June 2006                                                          296,793,583                                   4.86
----------------------------------------------------------------------------------------------------------------------
July 2006                                                          292,463,992                                   5.03
----------------------------------------------------------------------------------------------------------------------
August 2006                                                        288,194,587                                   4.86
----------------------------------------------------------------------------------------------------------------------
September 2006                                                     283,984,541                                   4.86
----------------------------------------------------------------------------------------------------------------------
October 2006                                                       279,833,040                                   5.03
----------------------------------------------------------------------------------------------------------------------
November 2006                                                      275,739,282                                   4.86
----------------------------------------------------------------------------------------------------------------------
December 2006                                                      271,702,474                                   5.03
----------------------------------------------------------------------------------------------------------------------
January 2007                                                       267,721,836                                   4.86
----------------------------------------------------------------------------------------------------------------------
February 2007                                                      263,796,596                                   4.86
----------------------------------------------------------------------------------------------------------------------
March 2007                                                         259,925,995                                   5.40
----------------------------------------------------------------------------------------------------------------------
April 2007                                                         256,109,283                                   4.86
----------------------------------------------------------------------------------------------------------------------
May 2007                                                           252,345,720                                   5.03
----------------------------------------------------------------------------------------------------------------------
June 2007                                                          248,634,577                                   4.86
----------------------------------------------------------------------------------------------------------------------
July 2007                                                          244,975,135                                   5.03
----------------------------------------------------------------------------------------------------------------------
August 2007                                                        241,366,684                                   4.86
----------------------------------------------------------------------------------------------------------------------
September 2007                                                     237,808,524                                   4.86
----------------------------------------------------------------------------------------------------------------------
October 2007                                                       234,299,964                                   5.03
----------------------------------------------------------------------------------------------------------------------
November 2007                                                      230,840,324                                   4.86
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
December 2007                                                      227,428,932                                   5.03
----------------------------------------------------------------------------------------------------------------------
January 2008                                                       224,065,126                                   4.86
----------------------------------------------------------------------------------------------------------------------
February 2008                                                      220,748,252                                   4.86
----------------------------------------------------------------------------------------------------------------------
March 2008                                                         217,477,665                                   5.21
----------------------------------------------------------------------------------------------------------------------
April 2008                                                         214,252,729                                   4.86
----------------------------------------------------------------------------------------------------------------------
May 2008                                                           211,072,819                                   5.03
----------------------------------------------------------------------------------------------------------------------
June 2008                                                          207,937,314                                   4.86
----------------------------------------------------------------------------------------------------------------------
July 2008                                                          204,845,605                                   5.03
----------------------------------------------------------------------------------------------------------------------
August 2008                                                        201,797,091                                   4.86
----------------------------------------------------------------------------------------------------------------------
September 2008                                                     198,791,178                                   4.86
----------------------------------------------------------------------------------------------------------------------
October 2008                                                       195,827,279                                   5.03
----------------------------------------------------------------------------------------------------------------------
November 2008                                                      192,904,819                                   4.86
----------------------------------------------------------------------------------------------------------------------
December 2008                                                      190,023,227                                   5.03
----------------------------------------------------------------------------------------------------------------------
January 2009 and thereafter                                                  0                                   0.00
----------------------------------------------------------------------------------------------------------------------

(1) For each distribution date, any Yield Maintenance Payment will be calculated based on an amount equal to the lesser of (i) the Yield Maintenance Notional Balance set forth above for such distribution date and (ii) the aggregate current principal amount of the Class A-3 Certificates.

              YIELD MAINTENANCE NOTIONAL BALANCES AND STRIKE RATES

                             CLASS A-4 CERTIFICATES

----------------------------------------------------------------------------------------------------------------------
                                          YIELD MAINTENANCE NOTIONAL BALANCE
      DISTRIBUTION DATE                              ($)(1)                                            STRIKE RATE (%)
----------------------------------------------------------------------------------------------------------------------
January 2006                                                       787,581,000                                   5.00
----------------------------------------------------------------------------------------------------------------------
February 2006                                                      776,527,124                                   5.00
----------------------------------------------------------------------------------------------------------------------
March 2006                                                         765,623,007                                   5.56
----------------------------------------------------------------------------------------------------------------------
April 2006                                                         754,866,626                                   5.00
----------------------------------------------------------------------------------------------------------------------
May 2006                                                           744,255,986                                   5.17
----------------------------------------------------------------------------------------------------------------------
June 2006                                                          733,789,117                                   5.00
----------------------------------------------------------------------------------------------------------------------
July 2006                                                          723,464,077                                   5.17
----------------------------------------------------------------------------------------------------------------------
August 2006                                                        713,278,950                                   5.00
----------------------------------------------------------------------------------------------------------------------
September 2006                                                     703,231,847                                   5.00
----------------------------------------------------------------------------------------------------------------------
October 2006                                                       693,320,902                                   5.17
----------------------------------------------------------------------------------------------------------------------
November 2006                                                      683,544,275                                   5.00
----------------------------------------------------------------------------------------------------------------------
December 2006                                                      673,900,153                                   5.17
----------------------------------------------------------------------------------------------------------------------
January 2007                                                       664,386,744                                   5.00
----------------------------------------------------------------------------------------------------------------------
February 2007                                                      655,002,283                                   5.00
----------------------------------------------------------------------------------------------------------------------
March 2007                                                         645,745,027                                   5.56
----------------------------------------------------------------------------------------------------------------------
April 2007                                                         636,613,258                                   5.00
----------------------------------------------------------------------------------------------------------------------
May 2007                                                           627,605,280                                   5.17
----------------------------------------------------------------------------------------------------------------------
June 2007                                                          618,719,421                                   5.00
----------------------------------------------------------------------------------------------------------------------
July 2007                                                          609,954,029                                   5.17
----------------------------------------------------------------------------------------------------------------------
August 2007                                                        601,307,479                                   5.00
----------------------------------------------------------------------------------------------------------------------
September 2007                                                     592,778,162                                   5.00
----------------------------------------------------------------------------------------------------------------------
October 2007                                                       584,364,497                                   5.17
----------------------------------------------------------------------------------------------------------------------
November 2007                                                      576,064,918                                   5.00
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
December 2007                                                      567,877,886                                   5.17
----------------------------------------------------------------------------------------------------------------------
January 2008                                                       559,801,879                                   5.00
----------------------------------------------------------------------------------------------------------------------
February 2008                                                      551,835,396                                   5.00
----------------------------------------------------------------------------------------------------------------------
March 2008                                                         543,976,957                                   5.36
----------------------------------------------------------------------------------------------------------------------
April 2008                                                         536,225,103                                   5.00
----------------------------------------------------------------------------------------------------------------------
May 2008                                                           528,578,392                                   5.17
----------------------------------------------------------------------------------------------------------------------
June 2008                                                          521,035,404                                   5.00
----------------------------------------------------------------------------------------------------------------------
July 2008                                                          513,594,737                                   5.17
----------------------------------------------------------------------------------------------------------------------
August 2008                                                        506,255,007                                   5.00
----------------------------------------------------------------------------------------------------------------------
September 2008                                                     499,014,852                                   5.00
----------------------------------------------------------------------------------------------------------------------
October 2008                                                       491,872,924                                   5.17
----------------------------------------------------------------------------------------------------------------------
November 2008                                                      484,827,896                                   5.00
----------------------------------------------------------------------------------------------------------------------
December 2008                                                      477,878,458                                   5.17
----------------------------------------------------------------------------------------------------------------------
January 2009 and thereafter                                                  0                                   0.00
----------------------------------------------------------------------------------------------------------------------

(1) For each distribution date, any Yield Maintenance Payment will be calculated based on an amount equal to the lesser of (i) the Yield Maintenance Notional Balance set forth above for such distribution date and (ii) the aggregate current principal amount of the Class A-4 Certificates.

                                   SCHEDULE A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The description herein of the mortgage loans is based upon estimates of the composition thereof as of the November 1, 2005 statistical calculation date, as adjusted to reflect the scheduled principal balances as of the statistical calculation date; provided that for purposes of calculating remaining terms to maturity, months to next rate adjustment and, in the case of interest only mortgage loans, remaining amortization lock out term, we have used the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed as a result of (i) principal payments thereof in full prior to December 1, 2005, or (ii) their failure to meet eligibility requirements. We explain in this prospectus supplement under "Description of the Mortgage Loans--General" how the statistical mortgage loans may vary from the mortgage loans to be delivered on the closing date. The mortgage loans will have a statistical calculation date of November 1, 2005, although approximately 34.31% of the mortgage loans have a first payment date of December 1, 2005. The depositor believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the certificates are issued, although certain characteristics of the mortgage loans may vary.

                      [This page intentionally left blank]

  STATISTICAL CALCULATION DATE PRINCIPAL BALANCES OF THE MORTGAGE LOAN GROUPS

                                                      GROUP 1                                      GROUP 2
                                ----------------------------------------------      -------------------------------------------
                                                                    % of                       Aggregate       % of
                                                  Aggregate       Aggregate                    Principal      Aggregate
                                                  Principal       Principal                     Balance       Principal
                                                   Balance         Balance                   Outstanding        Balance
                                                Outstanding as  Outstanding as                  as of        Outstanding as
                                 Number of      of Statistical  of Statistical   Number of    Statistical   of Statistical
     Range of                     Mortgage      Calculation      Calculation     Mortgage    Calculation      Calculation
  Principal Balances ($)          Loans            Date              Date         Loans         Date             Date
----------------------------    -----------     --------------- ---------------  --------  ---------------  -------------------
        0  -    100,000                4       $      347,000        0.54%          5      $      451,200          0.18%
  100,001  -    200,000                9            1,337,311        2.07          72          11,215,379          4.51
  200,001  -    300,000               15            3,622,115        5.62          70          17,783,136          7.15
  300,001  -    400,000               11            3,685,104        5.71          67          23,313,242          9.37
  400,001  -    500,000               19            8,394,522       13.02          46          20,559,333          8.27
  500,001  -    600,000                9            5,031,050        7.80          33          18,264,147          7.34
  600,001  -    700,000                6            3,973,200        6.16          21          13,581,878          5.46
  700,001  -    800,000                1              780,000        1.21          13           9,735,600          3.91
  800,001  -    900,000                3            2,574,822        3.99          10           8,318,141          3.34
  900,001  -  1,000,000                3            2,920,027        4.53          21          20,517,888          8.25
1,000,001  -  1,250,000                3            3,238,048        5.02          18          20,686,907          8.32
1,250,001  -  1,500,000                4            5,580,000        8.65          13          17,803,143          7.16
1,500,001  -  1,750,000                1            1,730,000        2.68           9          14,618,100          5.88
1,750,001  -  2,000,000                2            3,885,926        6.03          12          22,822,626          9.18
2,000,001  -  2,500,000                -                    -           -           5          11,232,500          4.52
2,500,001  -  2,999,999                2            5,512,500        8.55           1           2,589,630          1.04
3,000,000  or greater                  3           11,879,990       18.42           3          15,245,000          6.13
                                -----------     --------------     -------        ---      ---------------  -------------------
  Total                               95        $  64,491,615      100.00%        419      $   248,737,851       100.00%
                                ===========     ==============     =======        ===      ===============  ===================



                                                     GROUP 3
                                 -------------------------------------------------------------
                                                     Aggregate               % of Aggregate
                                                   Principal Balance        Principal Balance
                                   Number of       Outstanding as of        Outstanding as of
     Range of                       Mortgage          Statistical               Statistical
  Principal Balances ($)             Loans         Calculation Date          Calculation Date
----------------------------     ------------    --------------------     --------------------
        0  -    100,000               5          $       461,016                0.14%
  100,001  -    200,000              19                2,884,454                0.87
  200,001  -    300,000              26                6,586,205                1.99
  300,001  -    400,000              33               11,804,724                3.57
  400,001  -    500,000             183               82,691,611               25.04
  500,001  -    600,000             111               60,497,614               18.32
  600,001  -    700,000              56               36,066,026               10.92
  700,001  -    800,000              24               18,137,903                5.49
  800,001  -    900,000              18               15,263,649                4.62
  900,001  -  1,000,000              24               23,616,348                7.15
1,000,001  -  1,250,000               6                7,035,750                2.13
1,250,001  -  1,500,000              11               15,128,860                4.58
1,500,001  -  1,750,000               4                6,861,519                2.08
1,750,001  -  2,000,000               5                9,713,750                2.94
2,000,001  -  2,500,000               6               13,903,500                4.21
2,500,001  -  2,999,999               1                2,988,000                0.90
3,000,000  or greater                 4               16,610,499                5.03
                                 ---------        ---------------             -------
  Total                             536           $  330,251,429              100.00%
                                 =========        ===============             =======

                                                GROUP 4                                           TOTAL
                             ----------------------------------------------------  ------------------------------------------------
                                              Aggregate          % of Aggregate                 Aggregate         % of Aggregate
                                          Principal Balance    Principal Balance             Principal Balance    Principal Balance
                              Number of    Outstanding as of    Outstanding as of  Number of Outstanding as of   Outstanding as of
          Range of             Mortgage        Statistical          Statistical     Mortgage     Statistical        Statistical
    Principal Balances ($)      Loans      Calculation Date      Calculation Date    Loans   Calculation Date    Calculation Date
---------------------------  -----------  -------------------  ------------------  --------  -----------------   ------------------
          0  -  100,000            12       $       959,686           0.12%             26   $      2,218,901           0.15%
    100,001  -  200,000            83            13,198,422           1.62             183         28,635,567           1.96
    200,001  -  300,000            92            23,491,611           2.88             203         51,483,067           3.53
    300,001  -  400,000           107            39,016,581           4.79             218         77,819,651           5.33
    400,001  -  500,000           196            89,606,617          10.99             444        201,252,083          13.80
    500,001  -  600,000           176            98,159,772          12.04             329        181,952,584          12.47
    600,001  -  700,000           124            81,257,554           9.97             207        134,878,658           9.25
    700,001  -  800,000            80            60,480,012           7.42             118         89,133,515           6.11
    800,001  -  900,000            40            34,346,216           4.21              71         60,502,828           4.15
    900,001  -  1,000,000          73            71,724,007           8.80             121        118,778,269           8.14
  1,000,001  -  1,250,000          47            53,290,050           6.54              74         84,250,755           5.78
  1,250,001  -  1,500,000          47            65,105,806           7.99              75        103,617,810           7.10
  1,500,001  -  1,750,000          20            32,214,904           3.95              34         55,424,523           3.80
  1,750,001  -  2,000,000          32            62,041,925           7.61              51         98,464,228           6.75
  2,000,001  -  2,500,000          18            42,307,249           5.19              29         67,443,249           4.62
  2,500,001  -  2,999,999           6            15,924,329           1.95              10         27,014,459           1.85
  3,000,000  or greater             9            32,201,000           3.95              19         75,936,489           5.21
                             ---------    -----------------    ------------------    -----    ----------------     -----------
    Total                       1,162      $   815,325,739          100.00%          2,212    $ 1,458,806,634         100.00%
                             =========    =================    ==================    =====    ================     ===========


Average Statistical Calculation Date Principal Balance for Group 1:                 $678,859
Average Statistical Calculation Date Principal Balance for Group 2:                 $593,646
Average Statistical Calculation Date Principal Balance for Group 3:                 $616,141
Average Statistical Calculation Date Principal Balance for Group 4:                 $701,657
Average Statistical Calculation Date Principal Balance for Total Groups:            $659,497

                   MORTGAGE RATES OF THE MORTGAGE LOAN GROUPS

                                         GROUP 1                                            GROUP 2
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
                      Number of        as of              as of          Number of        as of              as of
     Range of         Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
 Mortgage Rate (%)     Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
  4.250 - 4.499               2            378,150               0.59%           -   $              -                  -%
  4.500 - 4.749               -                  -                  -            1          1,350,000               0.54
  4.750 - 4.999               -                  -                  -            4          3,433,574               1.38
  5.000 - 5.249               6          2,295,500               3.56           21         21,981,589               8.84
  5.250 - 5.499              23         17,074,193              26.48           80         53,020,480              21.32
  5.500 - 5.749              30         19,763,170              30.64          132         68,512,184              27.54
  5.750 - 5.999              18         14,518,526              22.51          117         62,511,822              25.13
  6.000 - 6.249              13          8,820,475              13.68           43         17,931,379               7.21
  6.250 - 6.499               2          1,121,600               1.74           16         12,391,523               4.98
  6.500 - 6.749               1            520,000               0.81            5          7,605,300               3.06
  6.750 - 6.999               -                  -                  -            -                  -                  -
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
Total                        95   $     64,491,615             100.00%         419   $    248,737,851             100.00%
                     ==========   ================   ================   ==========   ================   ================

                                         GROUP 3
                     ------------------------------------------------
                                                           % of
                                     Aggregate          Aggregate
                                     Principal          Principal
                                      Balance            Balance
                                    Outstanding        Outstanding
                      Number of        as of              as of
     Range of         Mortgage      Statistical        Statistical
 Mortgage Rate (%)     Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------
  4.250 - 4.499               1   $        673,258               0.20%
  4.500 - 4.749               2          1,251,983               0.38
  4.750 - 4.999               8          6,421,583               1.94
  5.000 - 5.249              43         24,419,449               7.39
  5.250 - 5.499             123         74,269,063              22.49
  5.500 - 5.749             163        100,880,333              30.55
  5.750 - 5.999             140         81,707,675              24.74
  6.000 - 6.249              41         31,561,388               9.56
  6.250 - 6.499              13          8,358,697               2.53
  6.500 - 6.749               2            708,000               0.21
  6.750 - 6.999               -                  -                  -
                     ----------   ----------------   ----------------
Total                       536   $    330,251,429             100.00%
                     ==========   ================   ================


                                         GROUP 4                                             TOTAL
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
                      Number of        as of              as of          Number of        as of              as of
     Range of         Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
 Mortgage Rate (%)     Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
  4.250 - 4.499               2   $     609,400.00               0.07%           3   $      1,282,658               0.09%
  4.500 - 4.749               2            522,232               0.06            5          3,124,215               0.21
  4.750 - 4.999               9          7,846,099               0.96           23         18,079,406               1.24
  5.000 - 5.249              38         31,455,423               3.86          108         80,151,961               5.49
  5.250 - 5.499             148        117,035,248              14.35          374        261,398,984              17.92
  5.500 - 5.749             349        253,724,063              31.12          674        442,879,750              30.36
  5.750 - 5.999             416        275,186,437              33.75          691        433,924,460              29.75
  6.000 - 6.249             138         84,045,587              10.31          235        142,358,829               9.76
  6.250 - 6.499              44         32,821,271               4.03           75         54,693,091               3.75
  6.500 - 6.749              15         11,797,822               1.45           23         20,631,122               1.41
  6.750 - 6.999               1            282,157               0.03            1            282,157               0.02
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
Total                     1,162   $    815,325,739             100.00%       2,212   $  1,458,806,634             100.00%
                     ==========   ================   ================   ==========   ================   ================

    Weighted average Mortgage Rate for Group 1 (per annum):              5.621%
    Weighted average Mortgage Rate for Group 2 (per annum):              5.626%
    Weighted average Mortgage Rate for Group 3 (per annum):              5.584%
    Weighted average Mortgage Rate for Group 4 (per annum):              5.683%
    Weighted average Mortgage Rate for Total Groups(per annum):          5.648%

            ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOAN GROUPS

                                         GROUP 1                                            GROUP 2
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
 Range of Original    Number of        as of              as of          Number of        as of              as of
  Loan-to-Value       Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
   Ratios (%)          Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
      0 - 30.00               4   $        625,051               0.97%           2   $        412,000               0.17%
  30.01 - 40.00               -                  -                  -           12          8,166,687               3.28
  40.01 - 50.00               2          2,045,000               3.17           25         23,037,436               9.26
  50.01 - 55.00               4          2,944,662               4.57           11         15,638,350               6.29
  55.01 - 60.00               5         14,977,695              23.22           18         15,235,754               6.13
  60.01 - 65.00               3          6,717,500              10.42           21         17,144,209               6.89
  65.01 - 70.00              13         10,657,121              16.52           41         35,308,256              14.19
  70.01 - 75.00              10          4,042,142               6.27           58         41,450,925              16.66
  75.01 - 80.00              49         21,354,177              33.11          214         86,388,263              34.73
  80.01 - 85.00               1            106,250               0.16            2            506,000               0.20
  85.01 - 90.00               3            879,516               1.36            8          1,883,340               0.76
  90.01 - 95.00               1            142,500               0.22            3            948,957               0.38
  95.01 - 100.00              -                  -                  -            4          2,617,674               1.05
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
Total                        95   $     64,491,615             100.00%         419   $    248,737,851             100.00%
                     ==========   ================   ================   ==========   ================   ================


                                         GROUP 3
                     ------------------------------------------------
                                                          % of
                                    Aggregate          Aggregate
                                    Principal          Principal
                                     Balance            Balance
                                   Outstanding        Outstanding
 Range of Original   Number of        as of              as of
  Loan-to-Value      Mortgage      Statistical        Statistical
   Ratios (%)         Loans      Calculation Date   Calculation Date
 -----------------  ----------   ----------------   ----------------
      0 - 30.00               4   $      3,849,000               1.17%
  30.01 - 40.00               2          1,595,000               0.48
  40.01 - 50.00              12          7,221,680               2.19
  50.01 - 55.00               9          7,018,480               2.13
  55.01 - 60.00              22         22,603,259               6.84
  60.01 - 65.00              40         32,166,266               9.74
  65.01 - 70.00              84         65,354,850              19.79
  70.01 - 75.00              62         41,419,765              12.54
  75.01 - 80.00             298        147,687,726              44.72
  80.01 - 85.00               1            470,900               0.14
  85.01 - 90.00               2            864,503               0.26
  90.01 - 95.00               -                  -                  -
  95.01 - 100.00              -                  -                  -
                     ----------   ----------------   ----------------
Total                       536   $    330,251,429             100.00%
                     ==========   ================   ================

                                         GROUP 4                                              TOTAL
                     ------------------------------------------------   ------------------------------------------------


                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
 Range of Original    Number of        as of              as of          Number of        as of              as of
  Loan-to-Value       Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
   Ratios (%)          Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
 -----------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
      0 - 30.00              37   $     20,735,195               2.54%          47   $     25,621,246               1.76%
  30.01 - 40.00              40         30,571,861               3.75           54         40,333,548               2.76
  40.01 - 50.00              98         80,088,072               9.82          137        112,392,187               7.70
  50.01 - 55.00              74         61,678,260               7.56           98         87,279,751               5.98
  55.01 - 60.00              85         76,449,339               9.38          130        129,266,047               8.86
  60.01 - 65.00              89         73,980,096               9.07          153        130,008,071               8.91
  65.01 - 70.00             146        129,090,588              15.83          284        240,410,814              16.48
  70.01 - 75.00             148        111,741,601              13.71          278        198,654,434              13.62
  75.01 - 80.00             429        225,083,034              27.61          990        480,513,201              32.94
  80.01 - 85.00               4       2,104,961.00               0.26            8          3,188,111               0.22
  85.01 - 90.00               8       2,606,541.00               0.32           21          6,233,900               0.43
  90.01 - 95.00               3         731,191.00               0.09            7          1,822,649               0.12
  95.01 - 100.00              1            465,000               0.06            5          3,082,674               0.21
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
Total                     1,162   $    815,325,739             100.00%       2,212   $  1,458,806,634             100.00%
                     ==========   ================   ================   ==========   ================   ================

    Weighted average Original Loan-to-Value for Group 1 :                68.35%
    Weighted average Original Loan-to-Value for Group 2 :                68.79%
    Weighted average Original Loan-to-Value for Group 3 :                71.55%
    Weighted average Original Loan-to-Value for Group 4 :                64.96%
    Weighted average Original Loan-to-Value for Total Groups:            67.26%

       ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOAN GROUPS

                                         GROUP 1                                            GROUP 2
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
 Range of Original                  Outstanding        Outstanding                     Outstanding        Outstanding
    Effective         Number of        as of              as of          Number of        as of              as of
  Loan-to-Value       Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
   Ratios (%)          Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
 -----------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
   0.00 - 30.00               4   $        625,051               0.97%           2   $        412,000               0.17%
  30.01 - 40.00               -                  -                  -           12          8,166,687               3.28
  40.01 - 50.00               2          2,045,000               3.17           25         23,037,436               9.26
  50.01 - 55.00               4          2,944,662               4.57           11         15,638,350               6.29
  55.01 - 60.00               5         14,977,695              23.22           18         15,235,754               6.13
  60.01 - 65.00               3          6,717,500              10.42           21         17,144,209               6.89
  65.01 - 70.00              13         10,657,121              16.52           42         35,597,256              14.31
  70.01 - 75.00              10          4,042,142               6.27           58         41,450,925              16.66
  75.01 - 80.00              49         21,354,177              33.11          214         87,202,502              35.06
  80.01 - 85.00               1            106,250               0.16            4          1,626,261               0.65
  85.01 - 90.00               3            879,516               1.36            8          1,883,340               0.76
  90.01 - 95.00               1            142,500               0.22            3            948,957               0.38
  95.01 - 100.00              -                  -                  -            1            394,174               0.16
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
Total                        95   $     64,491,615             100.00%         419   $    248,737,851             100.00%
                     ==========   ================   ================   ==========   ================   ================

                                         GROUP 3
                     ------------------------------------------------
                                                            % of
                                     Aggregate          Aggregate
                                     Principal          Principal
                                      Balance            Balance
 Range of Original                  Outstanding        Outstanding
    Effective         Number of        as of              as of
  Loan-to-Value       Mortgage      Statistical        Statistical
   Ratios (%)          Loans      Calculation Date   Calculation Date
 -----------------   ----------   ----------------   ----------------
   0.00 - 30.00               4   $      3,849,000               1.17%
  30.01 - 40.00               2          1,595,000               0.48
  40.01 - 50.00              12          7,221,680               2.19
  50.01 - 55.00               9          7,018,480               2.13
  55.01 - 60.00              22         22,603,259               6.84
  60.01 - 65.00              40         32,166,266               9.74
  65.01 - 70.00              84         65,354,850              19.79
  70.01 - 75.00              62         41,419,765              12.54
  75.01 - 80.00             298        147,687,726              44.72
  80.01 - 85.00               1            470,900               0.14
  85.01 - 90.00               2            864,503               0.26
  90.01 - 95.00               -                  -                  -
  95.01 - 100.00              -                  -                  -
                     ----------   ----------------   ----------------
Total                       536   $    330,251,429             100.00%
                     ==========   ================   ================


                                         GROUP 4                                              TOTAL
                     ------------------------------------------------   ------------------------------------------------
                                                          % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
 Range of Original                  Outstanding        Outstanding                     Outstanding        Outstanding
    Effective         Number of        as of              as of          Number of        as of              as of
  Loan-to-Value       Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
   Ratios (%)          Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
 -----------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
   0.00 - 30.00              37   $     20,735,195               2.54%          47   $     25,621,246               1.76%
  30.01 - 40.00              41         31,021,861               3.80           55         40,783,548               2.80
  40.01 - 50.00              96         79,288,072               9.72          135        111,592,187               7.65
  50.01 - 55.00              75         62,028,260               7.61           99         87,629,751               6.01
  55.01 - 60.00              85         76,449,339               9.38          130        129,266,047               8.86
  60.01 - 65.00              89         73,980,096               9.07          153        130,008,071               8.91
  65.01 - 70.00             146        129,090,588              15.83          285        240,699,814              16.50
  70.01 - 75.00             148        111,741,601              13.71          278        198,654,434              13.62
  75.01 - 80.00             427        223,343,171              27.39          988        479,587,577              32.88
  80.01 - 85.00               7          4,309,824               0.53           13          6,513,235               0.45
  85.01 - 90.00               8          2,606,541               0.32           21          6,233,900               0.43
  90.01 - 95.00               3            731,191               0.09            7          1,822,649               0.12
  95.01 - 100.00              -                  -                  -            1            394,174               0.03
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
Total                     1,162   $    815,325,739             100.00%       2,212   $  1,458,806,634             100.00%
                     ==========   ================   ================   ==========   ================   ================

    Weighted average Original Effective Loan-to-Value for Group 1 :      68.35%
    Weighted average Original Effective Loan-to-Value for Group 2 :      68.60%
    Weighted average Original Effective Loan-to-Value for Group 3 :      71.55%
    Weighted average Original Effective Loan-to-Value for Group 4 :      64.95%
    Weighted average Original Effective Loan-to-Value for Total Groups : 67.21%

          ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOAN GROUPS

                                         GROUP 1                                            GROUP 2
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
 Range of Original    Number of        as of              as of          Number of        as of              as of
     Maturities       Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
      (months)         Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------

  300 - 359                   -   $              -                  -%           1   $     109,388.00               0.04%
  360 - 360                  93         63,638,115              98.68          417        247,668,463              99.57
  361 or greater              2            853,500               1.32            1            960,000               0.39
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
Total                        95   $     64,491,615             100.00%         419   $    248,737,851             100.00%
                     ==========   ================   ================   ==========   ================   ================

                                         GROUP 3
                     ------------------------------------------------
                                                           % of
                                     Aggregate          Aggregate
                                     Principal          Principal
                                      Balance            Balance
                                    Outstanding        Outstanding
 Range of Original    Number of        as of              as of
     Maturities       Mortgage      Statistical        Statistical
      (months)         Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------

  300 - 359                   -   $              -                  -%
  360 - 360                 535        329,435,429              99.75
  361 or greater              1            816,000               0.25
                     ----------   ----------------   ----------------
Total                       536   $    330,251,429             100.00%
                     ==========   ================   ================

                                         GROUP 4                                              TOTAL
                     ------------------------------------------------   ------------------------------------------------
                                                            % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
 Range of Original    Number of        as of              as of          Number of        as of              as of
     Maturities       Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
      (months)         Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------

  300 - 359                   -   $              -                  -%           1   $        109,388               0.01%
  360 - 360               1,162        815,325,739             100.00        2,207      1,456,067,746              99.81
  361 or greater              -                  -                  -            4          2,629,500               0.18
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
Total                     1,162   $    815,325,739             100.00%       2,212   $  1,458,806,634             100.00%
                     ==========   ================   ================   ==========   ================   ================

    Weighted average Original Terms to Stated Maturity for Group 1 :       362   Months
    Weighted average Original Terms to Stated Maturity for Group 2 :       360   Months
    Weighted average Original Terms to Stated Maturity for Group 3 :       360   Months
    Weighted average Original Terms to Stated Maturity for Group 4 :       360   Months
    Weighted average Original Terms to Stated Maturity for Total Groups  : 360   Months

         REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOAN GROUPS

                                         GROUP 1                                            GROUP 2
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
 Range of Remaining   Number of        as of              as of          Number of        as of              as of
     Maturities       Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
      (months)         Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------

  240 - 299                   -   $              -                  -%           1   $     109,388.00               0.04%
  300 - 359                  87         61,540,215              95.42          394        235,154,313              94.54
  360 - 360                   6          2,097,900               3.25           23         12,514,150               5.03
  361 or greater              2            853,500               1.32            1            960,000               0.39
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
Total                        95   $     64,491,615             100.00%         419   $    248,737,851             100.00%
                     ==========   ================   ================   ==========   ================   ================

                                         GROUP 3
                     ------------------------------------------------
                                                           % of
                                     Aggregate          Aggregate
                                     Principal          Principal
                                      Balance            Balance
                                    Outstanding        Outstanding
 Range of Remaining   Number of        as of              as of
     Maturities       Mortgage      Statistical        Statistical
      (months)         Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------

  240 - 299                   -   $              -                  -%
  300 - 359                 526        324,602,929              98.29
  360 - 360                   9          4,832,500               1.46
  361 or greater              1            816,000               0.25
                     ----------   ----------------   ----------------
Total                       536   $    330,251,429             100.00%
                     ==========   ================   ================

                                         GROUP 4                                              TOTAL
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
 Range of Remaining   Number of        as of              as of          Number of        as of              as of
     Maturities       Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
      (months)         Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
  240 - 299                   -   $              -                  -%           1   $        109,388               0.01%
  300 - 359               1,113        779,285,359              95.58        2,120      1,400,582,816              96.01
  360 - 360                  49         36,040,380               4.42           87         55,484,930               3.80
  361 or greater              -                  0                  -            4          2,629,500               0.18
Total                     1,162   $    815,325,739             100.00%       2,212   $  1,458,806,634             100.00%

    Weighted average Remaining Terms to Stated Maturity for Group 1:        352   Months
    Weighted average Remaining Terms to Stated Maturity for Group 2:        356   Months
    Weighted average Remaining Terms to Stated Maturity for Group 3:        357   Months
    Weighted average Remaining Terms to Stated Maturity for Group 4:        357   Months
    Weighted average Remaining Terms to Stated Maturity for Total Groups:   357   Months

             NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Next Rate Adjustment Date    Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
  January 1, 2006                  1  $           780,000               1.21%         -  $                 -                  -%
     July 1, 2006                  1              402,000               0.62          -                    -                  -
September 1, 2007                  1            1,100,000               1.71          -                    -                  -
     June 1, 2008                  3            1,817,400               2.82          -                    -                  -
   August 1, 2008                  5            3,336,850               5.17          -                    -                  -
September 1, 2008                 21           15,706,191              24.35          -                    -                  -
  October 1, 2008                 29           12,955,258              20.09          -                    -                  -
 November 1, 2008                 28           26,296,015              40.77          -                    -                  -
 December 1, 2008                  6            2,097,900               3.25          -                    -                  -
  January 1, 2010                  -                    -                  -          1            1,279,993               0.51
      May 1, 2010                  -                    -                  -          1              508,000               0.20
     June 1, 2010                  -                    -                  -          2              615,500               0.25
     July 1, 2010                  -                    -                  -          7            2,851,473               1.15
   August 1, 2010                  -                    -                  -         14            5,725,472               2.30
September 1, 2010                  -                    -                  -         94           41,986,551              16.88
  October 1, 2010                  -                    -                  -        155           95,100,921              38.23
 November 1, 2010                  -                    -                  -        122           88,155,790              35.44
 December 1, 2010                  -                    -                  -         23           12,514,150               5.03
  January 1, 2012                  -                    -                  -          -                    -                  -
 February 1, 2012                  -                    -                  -          -                    -                  -
    April 1, 2012                  -                    -                  -          -                    -                  -
      May 1, 2012                  -                    -                  -          -                    -                  -
     June 1, 2012                  -                    -                  -          -                    -                  -
     July 1, 2012                  -                    -                  -          -                    -                  -
   August 1, 2012                  -                    -                  -          -                    -                  -
September 1, 2012                  -                    -                  -          -                    -                  -
  October 1, 2012                  -                    -                  -          -                    -                  -
 November 1, 2012                  -                    -                  -          -                    -                  -
 December 1, 2012                  -                    -                  -          -                    -                  -
 February 1, 2015                  -                    -                  -          -                    -                  -
    April 1, 2015                  -                    -                  -          -                    -                  -
      May 1, 2015                  -                    -                  -          -                    -                  -
     June 1, 2015                  -                    -                  -          -                    -                  -
     July 1, 2015                  -                    -                  -          -                    -                  -
   August 1, 2015                  -                    -                  -          -                    -                  -
September 1, 2015                  -                    -                  -          -                    -                  -
  October 1, 2015                  -                    -                  -          -                    -                  -
 November 1, 2015                  -                    -                  -          -                    -                  -
 December 1, 2015                  -                    -                  -          -                    -                  -
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
          Total                   95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
Next Rate Adjustment Date    Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
  January 1, 2006                  -  $                 -                  -%
     July 1, 2006                  -                    -                  -
September 1, 2007                  -                    -                  -
     June 1, 2008                  -                    -                  -
   August 1, 2008                  -                    -                  -
September 1, 2008                  -                    -                  -
  October 1, 2008                  -                    -                  -
 November 1, 2008                  -                    -                  -
 December 1, 2008
  January 1, 2010
      May 1, 2010
     June 1, 2010
     July 1, 2010
   August 1, 2010
September 1, 2010
  October 1, 2010                  -                    -                  -
 November 1, 2010                  -                    -                  -
 December 1, 2010                  -                    -                  -
  January 1, 2012                  1              474,385               0.14
 February 1, 2012                  1              435,000               0.13
    April 1, 2012                  1              420,000               0.13
      May 1, 2012                  1              658,692               0.20
     June 1, 2012                  3            3,303,840               1.00
     July 1, 2012                 33           19,044,819               5.77
   August 1, 2012                 91           48,091,361              14.56
September 1, 2012                101           61,944,153              18.76
  October 1, 2012                162          100,248,222              30.36
 November 1, 2012                133           90,798,457              27.49
 December 1, 2012                  9            4,832,500               1.46
 February 1, 2015                  -                    -                  -
    April 1, 2015                  -                    -                  -
      May 1, 2015                  -                    -                  -
     June 1, 2015                  -                    -                  -
     July 1, 2015                  -                    -                  -
   August 1, 2015                  -                    -                  -
September 1, 2015                  -                    -                  -
  October 1, 2015                  -                    -                  -
 November 1, 2015                  -                    -                  -
 December 1, 2015                  -                    -                  -
                           ---------  -------------------  -----------------
          Total                  536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Next Rate Adjustment Date    Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
  January 1, 2006                  -  $                 -                  -%         1  $           780,000               0.05%
     July 1, 2006                  -                    -                  -          1              402,000               0.03
September 1, 2007                  -                    -                  -          1            1,100,000               0.08
     June 1, 2008                  -                    -                  -          3            1,817,400               0.12
   August 1, 2008                  -                    -                  -          5            3,336,850               0.23
September 1, 2008                  -                    -                  -         21           15,706,191               1.08
  October 1, 2008                  -                    -                  -         29           12,955,258               0.89
 November 1, 2008                  -                    -                  -         28           26,296,015               1.80
 December 1, 2008                  -                    -                  -          6            2,097,900               0.14
  January 1, 2010                  -                    -                  -          1            1,279,993               0.09
      May 1, 2010                  -                    -                  -          1              508,000               0.03
     June 1, 2010                  -                    -                  -          2              615,500               0.04
     July 1, 2010                  -                    -                  -          7            2,851,473               0.20
   August 1, 2010                  -                    -                  -         14            5,725,472               0.39
September 1, 2010                  -                    -                  -         94           41,986,551               2.88
  October 1, 2010                  -                    -                  -        155           95,100,921               6.52
 November 1, 2010                  -                    -                  -        122           88,155,790               6.04
 December 1, 2010                  -                    -                  -         23           12,514,150               0.86
  January 1, 2012                  -                    -                  -          1              474,385               0.03
 February 1, 2012                  -                    -                  -          1              435,000               0.03
    April 1, 2012                  -                    -                  -          1              420,000               0.03
      May 1, 2012                  -                    -                  -          1              658,692               0.05
     June 1, 2012                  -                    -                  -          3            3,303,840               0.23
     July 1, 2012                  -                    -                  -         33           19,044,819               1.31
   August 1, 2012                  -                    -                  -         91           48,091,361               3.30
September 1, 2012                  -                    -                  -        101           61,944,153               4.25
  October 1, 2012                  -                    -                  -        162          100,248,222               6.87
 November 1, 2012                  -                    -                  -        133           90,798,457               6.22
 December 1, 2012                  -                    -                  -          9            4,832,500               0.33
 February 1, 2015                  1              595,302               0.07          1              595,302               0.04
    April 1, 2015                  2            1,533,223               0.19          2            1,533,223               0.11
      May 1, 2015                  1              215,888               0.03          1              215,888               0.01
     June 1, 2015                 10            5,408,155               0.66         10            5,408,155               0.37
     July 1, 2015                 11            7,256,106               0.89         11            7,256,106               0.50
   August 1, 2015                 21           14,009,560               1.72         21           14,009,560               0.96
September 1, 2015                157           91,583,811              11.23        157           91,583,811               6.28
  October 1, 2015                526          363,432,660              44.58        526          363,432,660              24.91
 November 1, 2015                384          295,250,656              36.21        384          295,250,656              20.24
 December 1, 2015                 49           36,040,380               4.42         49           36,040,380               2.47
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
          Total                1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
 Geographic Distribution     Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Alabama                            2  $           567,200               0.88%         7  $         1,860,557               0.75%
Arizona                            1              524,000               0.81         16            7,100,372               2.85
Arkansas                           1              271,900               0.42          -                    -                  -
California                        11           10,854,366              16.83         73           63,294,901              25.45
Colorado                           8           14,980,902              23.23         34           23,833,212               9.58
Connecticut                        1              575,000               0.89          5            2,708,549               1.09
Delaware                           -                    -                  -          -                    -                  -
District of Columbia               -                    -                  -          -                    -                  -
Florida                           15            9,268,874              14.37         56           29,782,176              11.97
Georgia                            5            2,457,282               3.81         33           12,887,475               5.18
Hawaii                             1              100,000               0.16          1              132,000               0.05
Idaho                              -                    -                  -          -                    -                  -
Illinois                           2              779,300               1.21         11            5,113,172               2.06
Indiana                            -                    -                  -          -                    -                  -
Iowa                               -                    -                  -          -                    -                  -
Kansas                             -                    -                  -          -                    -                  -
Kentucky                           -                    -                  -          1              360,000               0.14
Louisiana                          -                    -                  -          1               99,200               0.04
Maine                              -                    -                  -          1              920,000               0.37
Maryland                           2            1,041,800               1.62          9            3,582,395               1.44
Massachusetts                      -                    -                  -          6            4,407,646               1.77
Michigan                           -                    -                  -          1              423,000               0.17
Minnesota                          6            1,608,350               2.49          6            2,186,020               0.88
Missouri                           -                    -                  -          4            1,951,612               0.78
Montana                            -                    -                  -          -                    -                  -
Nebraska                           -                    -                  -          -                    -                  -
Nevada                             2            1,550,000               2.40         15            4,681,345               1.88
New Hampshire                      -                    -                  -          -                    -                  -
New Jersey                         2              853,900               1.32         16            8,128,016               3.27
New Mexico                         2              348,100               0.54          7            1,663,288               0.67
New York                           5            4,636,272               7.19         22           19,873,506               7.99
North Carolina                     3              993,900               1.54         22           14,528,912               5.84
Ohio                               -                    -                  -          2              506,000               0.20
Oregon                             2              621,500               0.96          6            3,155,727               1.27
Pennsylvania                       4            3,514,483               5.45         10            6,796,090               2.73
Rhode Island                       -                    -                  -          -                    -                  -
South Carolina                     5            1,868,625               2.90         19            9,169,304               3.69
Tennessee                          3            1,480,512               2.30          3              774,556               0.31
Texas                              1              450,000               0.70          3            2,866,417               1.15
Utah                               1            1,350,000               2.09          7            4,428,250               1.78
Vermont                            1              135,200               0.21          1              491,200               0.20
Virginia                           5            1,709,749               2.65          8            3,303,755               1.33
Washington                         4            1,950,400               3.02         11            6,411,750               2.58
West Virginia                      -                    -                  -          -                    -                  -
Wisconsin                          -                    -                  -          2            1,317,447               0.53
Wyoming                            -                    -                  -          -                    -                  -
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total                  95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
 Geographic Distribution     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
Alabama                            5  $         3,730,225               1.13%
Arizona                           21           11,102,324               3.36
Arkansas                           1              428,988               0.13
California                       125           88,694,070              26.86
Colorado                          24           24,574,287               7.44
Connecticut                        6            6,095,950               1.85
Delaware                           1              589,000               0.18
District of Columbia               1              352,000               0.11
Florida                           27           15,077,851               4.57
Georgia                           32           16,248,576               4.92
Hawaii                             3            1,608,083               0.49
Idaho                              -                    -                  -
Illinois                          47           27,384,502               8.29
Indiana                            -                    -                  -
Iowa                               2            1,008,366               0.31
Kansas                             1              673,258               0.20
Kentucky                           4            1,994,259               0.60
Louisiana                          -                    -                  -
Maine                              -                    -                  -
Maryland                          12            7,497,465               2.27
Massachusetts                      9            7,706,030               2.33
Michigan                           4            2,052,114               0.62
Minnesota                         11            5,408,810               1.64
Missouri                           7            4,546,440               1.38
Montana                            1              630,500               0.19
Nebraska                           -                    -                  -
Nevada                             8            3,315,290               1.00
New Hampshire                      -                    -                  -
New Jersey                        11            9,270,466               2.81
New Mexico                         4            1,437,185               0.44
New York                          30           21,793,894               6.60
North Carolina                    13            6,734,599               2.04
Ohio                              11            5,923,074               1.79
Oregon                             7            2,908,956               0.88
Pennsylvania                       7            3,012,801               0.91
Rhode Island                       1              396,000               0.12
South Carolina                     7            2,617,414               0.79
Tennessee                          7            3,657,893               1.11
Texas                             11            4,134,771               1.25
Utah                               2            1,037,000               0.31
Vermont                            -                    -                  -
Virginia                          44           23,054,143               6.98
Washington                        27           12,795,854               3.87
West Virginia                      1              243,873               0.07
Wisconsin                          1              515,114               0.16
Wyoming                            -                    -                  -
                           ---------  -------------------  -----------------
           Total                 536  $       330,251,429             100.00%
                           =========  ===================  =================

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOAN GROUPS

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
  Geography Distribution     Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Alabama                            1  $           350,000               0.04%        15  $         6,507,983               0.45%
Arizona                           13           10,097,738               1.24         51           28,824,434               1.98
Arkansas                           1              130,258               0.02          3              831,146               0.06
California                       425          340,464,255              41.76        634          503,307,592              34.50
Colorado                          65           52,704,687               6.46        131          116,093,087               7.96
Connecticut                       19           18,194,576               2.23         31           27,574,075               1.89
Delaware                           3            1,786,318               0.22          4            2,375,318               0.16
District of Columbia               8            4,741,378               0.58          9            5,093,378               0.35
Florida                           52           27,066,373               3.32        150           81,195,274               5.57
Georgia                           40           22,583,883               2.77        110           54,177,217               3.71
Hawaii                            11            9,902,593               1.21         16           11,742,677               0.80
Idaho                              3              363,300               0.04          3              363,300               0.02
Illinois                          37           23,736,036               2.91         97           57,013,010               3.91
Indiana                            2            1,152,684               0.14          2            1,152,684               0.08
Iowa                               2              851,159               0.10          4            1,859,525               0.13
Kansas                             1              174,297               0.02          2              847,555               0.06
Kentucky                           -                    -                  -          5            2,354,259               0.16
Louisiana                          2              420,000               0.05          3              519,200               0.04
Maine                              2            2,306,853               0.28          3            3,226,853               0.22
Maryland                          29           17,711,245               2.17         52           29,832,904               2.05
Massachusetts                     23           19,443,045               2.38         38           31,556,721               2.16
Michigan                           6            3,382,491               0.41         11            5,857,605               0.40
Minnesota                         30           18,447,478               2.26         53           27,650,659               1.90
Missouri                          11            6,389,959               0.78         22           12,888,011               0.88
Montana                            2            2,629,500               0.32          3            3,260,000               0.22
Nebraska                           3            2,229,138               0.27          3            2,229,138               0.15
Nevada                            18            9,818,033               1.20         43           19,364,667               1.33
New Hampshire                      1            1,000,000               0.12          1            1,000,000               0.07
New Jersey                        39           30,551,105               3.75         68           48,803,488               3.35
New Mexico                        18            9,861,063               1.21         31           13,309,637               0.91
New York                          70           65,368,280               8.02        127          111,671,951               7.66
North Carolina                    25           13,335,374               1.64         63           35,592,785               2.44
Ohio                               7            1,917,561               0.24         20            8,346,635               0.57
Oregon                             9            3,479,519               0.43         24           10,165,702               0.70
Pennsylvania                      29           14,211,109               1.74         50           27,534,483               1.89
Rhode Island                       1              550,000               0.07          2              946,000               0.06
South Carolina                    24           11,227,251               1.38         55           24,882,594               1.71
Tennessee                          4              563,368               0.07         17            6,476,328               0.44
Texas                             13            7,071,021               0.87         28           14,522,210               1.00
Utah                              12            8,987,779               1.10         22           15,803,029               1.08
Vermont                            1              250,000               0.03          3              876,400               0.06
Virginia                          50           24,013,432               2.95        107           52,081,079               3.57
Washington                        43           22,317,466               2.74         85           43,475,471               2.98
West Virginia                      -                    -                  -          1              243,873               0.02
Wisconsin                          6            3,054,134               0.37          9            4,886,695               0.33
Wyoming                            1              490,000               0.06          1              490,000               0.03
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total               1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

                    PROPERTY TYPE OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
      Property Type          Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Two-to-Four Family                 1  $         1,330,000               2.06%        14  $         7,420,406               2.98%
Cooperative                        1              994,116               1.54          4            2,278,238               0.92
Condominium                       20            8,545,821              13.25         90           43,807,953              17.61
PUD                               31           21,741,588              33.71        121           62,784,687              25.24
Single Family                     42           31,880,090              49.43        190          132,446,567              53.25
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total                  95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
      Property Type          Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
Two-to-Four Family                 3  $         1,485,090               0.45%
Cooperative                        5            4,546,975               1.38
Condominium                       58           30,243,471               9.16
PUD                              161           92,094,815              27.89
Single Family                    309          201,881,077              61.13
                           ---------  -------------------  -----------------
           Total                 536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
      Property Type          Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Two-to-Four Family                22  $        18,082,465               2.22%        40  $        28,317,962               1.94%
Cooperative                       19           15,060,932               1.85         29           22,880,261               1.57
Condominium                      148           92,476,092              11.34        316          175,073,338              12.00
PUD                              191          120,353,118              14.76        504          296,974,208              20.36
Single Family                    782          569,353,132              69.83      1,323          935,560,866              64.13
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total               1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

                 LOAN DOCUMENTATION OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
    Loan Documentation       Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Full/Alternative                  83  $        52,579,689              81.53%       388  $    227,015,388.00              91.27%
No Ratio                           -                    -                  -          3            1,763,712               0.71
Stated Income                     12           11,911,926              18.47         27           19,798,450               7.96
Streamline                         -                    -                  -          1              160,301               0.06
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total                  95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
    Loan Documentation       Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
Full/Alternative                 526  $       320,712,679              97.11%
No Ratio                           1              760,000               0.23
Stated Income                      9            8,778,750               2.66
Streamline                         -                    -                  -
                           ---------  -------------------  -----------------
           Total                 536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
    Loan Documentation       Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Full/Alternative               1,014  $       714,557,322              87.64%     2,011  $     1,314,865,078              90.13%
No Ratio                          81           47,959,204               5.88         85           50,482,916               3.46
Stated Income                     67           52,809,213               6.48        115           93,298,339               6.40
Streamline                         -                    -                  -          1              160,301               0.01
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total               1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

                    LOAN PURPOSE OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
        Loan Purpose         Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Cashout Refinance                 18  $        14,187,022              22.00%       104  $        61,669,760              24.79%
Purchase                          62           42,945,281              66.59        265          148,764,711              59.81
Rate/Term Refinance               15            7,359,311              11.41         50           38,303,380              15.40
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total                  95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
        Loan Purpose         Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
Cashout Refinance                121  $        85,360,706              25.85%
Purchase                         307          184,200,976              55.78
Rate/Term Refinance              108           60,689,747              18.38
                           ---------  -------------------  -----------------
           Total                 536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
        Loan Purpose         Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Cashout Refinance                309  $       210,322,012              25.80%       552  $       371,539,500              25.47%
Purchase                         623          437,772,140              53.69      1,257          813,683,107              55.78
Rate/Term Refinance              230          167,231,588              20.51        403          273,584,027              18.75
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total               1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

          ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
   Original Prepayment      Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
      Penalty Term           Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
None                              90  $        59,809,275              92.74%       382  $       211,009,429              84.83%
6                                  1           994,116.00               1.54          1            1,339,000               0.54
12                                 3            2,288,224               3.55          9           10,209,527               4.10
24                                 1            1,400,000               2.17          -                    -                  -
36                                 -                    -                  -         13            9,520,375               3.83
48                                 -                    -                  -          9           12,566,381               5.05
60                                 -                    -                  -          5            4,093,139               1.65
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total                  95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
   Original Prepayment      Mortgage   as of Statistical      Statistical
      Penalty Term           Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
None                             520  $       314,447,439              95.21%
6                                  -                    -                  -
12                                 6            7,707,990               2.33
24
36                                 4            3,102,000               0.94
48                                 -                    -                  -
60                                 6            4,994,000               1.51
                           ---------  -------------------  -----------------
           Total                 536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
   Original Prepayment      Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
      Penalty Term           Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
None                             963  $       635,836,218              77.99%     1,955  $     1,221,102,360               83.71%
6                                  2            3,059,000               0.38          4            5,392,116                0.37
12                                54           34,517,096               4.23         72           54,722,838                3.75
24                                 2          2,900,000.0               0.36          3            4,300,000                0.29
36                                71         60,274,439.0               7.39         88           72,896,814                5.00
48                                 -                    -                  -          9           12,566,381                0.86
60                                70         78,738,986.0               9.66         81           87,826,125                6.02
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total               1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634              100.00%
                           =========  ===================  =================  =========  ===================  =================

                  OCCUPANCY STATUS OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
    Occupancy Status         Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Investment                        28  $        13,808,675              21.41%       126  $        41,768,395              16.79%
Primary Home                      53           37,518,650              58.18        231          163,933,139              65.91
Second Home                       14           13,164,290              20.41         62           43,036,317              17.30
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total                  95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
    Occupancy Status         Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
Investment                        41  $        11,591,761               3.51%
Primary Home                     460          287,541,293              87.07
Second Home                       35           31,118,375               9.42
                           ---------  -------------------  -----------------
           Total                 536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
      Occupancy Status       Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Investment                       101  $        45,340,268               5.56%       296  $       112,509,100               7.71%
Primary Home                     924          662,150,245              81.21      1,668        1,151,143,326              78.91
Second Home                      137          107,835,226              13.23        248          195,154,209              13.38
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total               1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

                    MAXIMUM RATES OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Range of Maximum Rate (%)    Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
    9.75 or Less                   1  $           106,250               0.16%         -  $                 -                  -%
   9.751 - 10.000                  2              558,400               0.87          3            3,754,993               1.51
  10.001 - 10.250                 10            4,011,621               6.22         25           15,584,303               6.27
  10.251 - 10.500                 34           26,160,842              40.56        128           68,009,474              27.34
  10.501 - 10.750                 20           15,718,726              24.37        113           61,182,736              24.60
  10.751 - 11.000                 19           13,049,900              20.24         86           46,492,096              18.69
  11.001 - 11.250                  7            4,144,275               6.43         49           39,835,199              16.01
  11.251 - 11.500                  1              221,600               0.34         14            7,679,050               3.09
  11.501 - 11.750                  1              520,000               0.81          1            6,200,000               2.49
  11.751 - 12.750                  -                    -                  -          -                    -                  -
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
Total                             95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
Range of Maximum Rate (%)    Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
    9.75 or Less                   6  $         4,276,725               1.29%
   9.751 - 10.000                 17            9,597,012               2.91
  10.001 - 10.250                 75           42,159,130              12.77
  10.251 - 10.500                147           88,647,708              26.84
  10.501 - 10.750                163          104,213,783              31.56
  10.751 - 11.000                 91           58,007,397              17.56
  11.001 - 11.250                 27           17,539,154               5.31
  11.251 - 11.500                  9            5,710,520               1.73
  11.501 - 11.750                  1              100,000               0.03
  11.751 - 12.750                  -                    -                  -
                           ---------  -------------------  -----------------
Total                            536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                         TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Range of Maximum Rate (%)    Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
    9.75 or Less                   6  $         1,418,503               0.17%        13  $         5,801,479               0.40%
   9.751 - 10.000                 16           12,516,479               1.54         38           26,426,884               1.81
  10.001 - 10.250                 47           34,539,539               4.24        157           96,294,593               6.60
  10.251 - 10.500                202          139,088,262              17.06        511          321,906,286              22.07
  10.501 - 10.750                397          263,565,623              32.33        693          444,680,868              30.48
  10.751 - 11.000                274          176,689,189              21.67        470          294,238,582              20.17
  11.001 - 11.250                 90           66,548,280               8.16        173          128,066,908               8.78
  11.251 - 11.500                 82           80,646,988               9.89        106           94,258,159               6.46
  11.501 - 11.750                 44           36,484,877               4.47         47           43,304,877               2.97
  11.751 - 12.750                  4            3,828,000               0.47          4            3,828,000               0.26
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
Total                          1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

    Weighted average Mortgage Rate for Group 1 (per annum):              10.641%
    Weighted average Mortgage Rate for Group 2 (per annum):              10.746%
    Weighted average Mortgage Rate for Group 3 (per annum):              10.598%
    Weighted average Mortgage Rate for Group 4 (per annum):              10.828%
    Weighted average Mortgage Rate for Total Groups(per annum):          10.754%

                    MINIMUM RATES OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Range of Minimum Rate (%)    Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
0.000 - 1.500                      1  $           106,250               0.16%         -  $                 -                  -%
1.501 - 2.000                     88           62,905,340              97.54        365          196,059,558              78.82
2.001 - 2.500                      6            1,480,025               2.29         50           48,328,391              19.43
2.501 - 3.000                      -                    -                  -          3            2,049,902               0.82
3.001 or greater                   -                    -                  -          1            2,300,000               0.92
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
Total                             95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
Range of Minimum Rate (%)    Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
0.000 - 1.500                      -  $                 -                  -%
1.501 - 2.000                    183          124,007,191              37.55
2.001 - 2.500                    352          204,744,237              62.00
2.501 - 3.000                      1            1,500,000               0.45
3.001 or greater                   -                    -                  -
z                           ---------  -------------------  -----------------
Total                            536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                         TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Range of Minimum Rate (%)    Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
0.000 - 1.500                      2  $           438,879               0.05%         3  $           545,129               0.04%
1.501 - 2.000                    449          339,879,497              41.69      1,085          722,851,587              49.55
2.001 - 2.500                    429          317,164,047              38.90        837          571,716,700              39.19
2.501 - 3.000                    282          157,843,316              19.36        286          161,393,218              11.06
3.001 or greater                   -                    -                  -          1            2,300,000               0.16
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
Total                          1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

    Weighted average Minimum Rate for Group 1 (per annum):              1.888%
    Weighted average Minimum Rate for Group 2 (per annum):              2.007%
    Weighted average Minimum Rate for Group 3 (per annum):              2.120%
    Weighted average Minimum Rate for Group 4 (per annum):              2.229%
    Weighted average Minimum Rate for Total Groups(per annum):          2.152%

                   GROSS MARGINS OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Range of Gross Margins (%)  Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
0.000 - 1.500                      1  $           106,250               0.16%         -  $                 -                  -%
1.501 - 2.000                     88        62,905,340.00              97.54        365          196,059,558              78.82
2.001 - 2.500                      6         1,480,025.00               2.29         50           48,328,391              19.43
2.501 - 3.000                      -                    -                  -          3            2,049,902               0.82
3.001 or greater                   -                    -                  -          1            2,300,000               0.92
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
Total                             95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================


                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
Range of Gross Margins (%)   Loans     Calculation Date    Calculation Date
-------------------------- ---------  -------------------  -----------------
0.000 - 1.500                     -   $                 -                  -%
1.501 - 2.000                    183          124,007,191              37.55
2.001 - 2.500                    352          204,744,237              62.00
2.501 - 3.000                      1            1,500,000               0.45
3.001 or greater                   -                    -                  -
                           ---------  -------------------  -----------------
Total                            536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                         TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Range of Gross Margins (%)   Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------- ---------  -------------------  -----------------  ---------  -------------------  -----------------
0.000 - 1.500                      2  $           438,879               0.05%         3            $ 545,129               0.04%
1.501 - 2.000                    449          339,879,497              41.69      1,085          722,851,587              49.55
2.001 - 2.500                    429          317,164,047              38.90        837          571,716,700              39.19
2.501 - 3.000                    282          157,843,316              19.36        286          161,393,218              11.06
3.001 or greater                   -                    -                  -          1            2,300,000               0.16
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
Total                          1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

    Weighted average Gross Margins for Group 1 (per annum):              1.888%
    Weighted average Gross Margins for Group 2 (per annum):              2.007%
    Weighted average Gross Margins for Group 3 (per annum):              2.120%
    Weighted average Gross Margins for Group 4 (per annum):              2.229%
    Weighted average Gross Margins for Total Groups(per annum):          2.152%

                       INDICES OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
           Index             Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
One-Year CMT                       1  $           219,300               0.34%        39  $     38,821,203.00              15.61%
One-Month LIBOR                    1              780,000               1.21          1            1,200,000               0.48
One-Year LIBOR                    88           56,806,915              88.08        349          182,962,016              73.56
Six-Month LIBOR                    5            6,685,400              10.37         30           25,754,632              10.35
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total                  95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
           Index             Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
One-Year CMT                      12  $        11,298,819               3.42%
One-Month LIBOR                    -                    -                  -
One-Year LIBOR                   509          307,358,660              93.07
Six-Month LIBOR                   15           11,593,950               3.51
                           ---------  -------------------  -----------------
           Total                 536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                             TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
           Index             Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
One-Year CMT                     408  $       287,112,262              35.21%       460  $       337,451,584              23.13%
One-Month LIBOR                    1            1,100,000               0.13          3            3,080,000               0.21
One-Year LIBOR                   726          507,605,427              62.26      1,672        1,054,733,018              72.30
Six-Month LIBOR                   27           19,508,050               2.39         77           63,542,032               4.36
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
           Total               1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

                INITIAL PERIODIC CAP OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Initial Periodic Cap (%)     Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
2.000                              4  $         1,889,600               2.93%         -  $                 -                  -%
4.000                             85           56,920,665              88.26          -                    -                  -
5.000                              6            5,681,350               8.81        402          228,718,598              91.95
6.000                              -                    -                  -         17           20,019,253               8.05
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
         Total                    95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =========  ===================  =================  =========  ===================  =================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
Initial Periodic Cap (%)     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
2.000                              -  $                 -                  -%
4.000                              -                    -                  -
5.000                            529          324,358,429              98.22
6.000                              7            5,893,000               1.78
                           ---------  -------------------  -----------------
         Total                   536  $       330,251,429             100.00%
                           =========  ===================  =================

                                                GROUP 4                                             TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Initial Periodic Cap (%)     Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
2.000                              -  $                 -                  -%         4  $         1,889,600               0.13%
4.000                              1            1,299,000               0.16         86           58,219,665               3.99
5.000                          1,075          728,063,464              89.30      2,012        1,286,821,841              88.21
6.000                             86           85,963,275              10.54        110          111,875,528               7.67
                           ---------  -------------------  -----------------  ---------  -------------------  -----------------
Total                          1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =========  ===================  =================  =========  ===================  =================

 Weighted average Initial Periodic Cap for Group 1 (per annum) :                              4.029%
 Weighted average Initial Periodic Cap for Group 2 (per annum) :                              5.080%
 Weighted average Initial Periodic Cap for Group 3 (per annum) :                              5.018%
 Weighted average Initial Periodic Cap for Group 4 (per annum) :                              5.104%
 Weighted average Initial Periodic Cap for Total Groups (per annum) :                         5.033%

               SUBSEQUENT PERIODIC CAP OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Subsequent Periodic Cap(%)   Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
1.000                              5  $         6,685,400              10.37%        29  $        25,306,632              10.17%
2.000                             90           57,806,215              89.63        390       223,431,219.00              89.83
5.000                              -                    -                  -          -                    -                  -
                           -------------------------------------------------  -------------------------------------------------
         Total                    95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =================================================  =================================================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
Subsequent Periodic Cap(%)   Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
1.000                             15  $        11,593,950               3.51%
2.000                            521          318,657,479              96.49
5.000                              -                    -                  -
                           -------------------------------------------------
         Total                   536  $       330,251,429             100.00%
                           =================================================

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Subsequent Periodic Cap(%)   Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
1.000                             28  $        21,008,050               2.58%        77  $        64,594,032               4.43%
2.000                          1,133          793,469,690              97.32      2,134        1,393,364,602              95.51
5.000                              1              848,000               0.10          1              848,000               0.06
                           -------------------------------------------------  -------------------------------------------------
         Total                 1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =================================================  =================================================

Weighted average Subsequent Periodic Cap for Group 1 (per annum) :        1.896%
Weighted average Subsequent Periodic Cap for Group 2 (per annum) :        1.898%
Weighted average Subsequent Periodic Cap for Group 3 (per annum) :        1.965%
Weighted average Subsequent Periodic Cap for Group 4 (per annum) :        1.977%
Weighted average Subsequent Periodic Cap for Total Groups (per annum) :   1.957%

             RATE ADJUSTMENT FREQUENCIES OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Rate Adjustment Frequency    Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Monthly                            1  $           780,000               1.21%         1  $      1,200,000.00               0.48%
Semi-Annual                        5            6,685,400              10.37         30           25,754,632              10.35
Annual                            89           57,026,215              88.42        388          221,783,219              89.16
                           -------------------------------------------------  -------------------------------------------------
         Total                    95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =================================================  =================================================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
Rate Adjustment Frequency    Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
Monthly                            -  $                 -                  -%
Semi-Annual                       15           11,593,950               3.51
Annual                           521          318,657,479              96.49
                           -------------------------------------------------
         Total                   536  $       330,251,429             100.00%
                           =================================================

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
Rate Adjustment Frequency    Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Monthly                            1  $         1,100,000               0.13%         3  $         3,080,000               0.21%
Semi-Annual                       27           19,508,050               2.39         77           63,542,032               4.36
Annual                         1,134          794,717,690              97.47      2,132        1,392,184,602              95.43
                           -------------------------------------------------  -------------------------------------------------
         Total                 1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =================================================  =================================================

                     FICO SCORES OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
  Fico Scores                Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
None                               1  $           106,250               0.16%         1  $         2,199,500               0.88%
 550 - 574                         -                    -                  -          -                    -                  -
 620 - 639                         1              402,000               0.62          2            2,060,400               0.83
 640 - 659                         2            1,439,400               2.23         10            4,143,679               1.67
 660 - 679                         8            6,836,191              10.60         22           17,270,851               6.94
 680 - 699                         7            5,697,626               8.83         38           25,609,463              10.30
 700 - 719                        11           11,326,152              17.56         41           24,620,757               9.90
 720 - 739                         5            2,303,422               3.57         44           23,007,328               9.25
 740 - 759                        18           12,574,173              19.50         75           49,706,513              19.98
 760 - 779                        22           15,975,879              24.77         70           40,627,484              16.33
 780 - 799                        13            6,306,857               9.78         86           41,729,258              16.78
 800 - 819                         6            1,466,665               2.27         30           17,762,619               7.14
 820 - 839                         1               57,000               0.09          -                    -                  -
                           -------------------------------------------------  -------------------------------------------------
Total                             95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =================================================  =================================================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
  Fico Scores                Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
None                               1  $           352,000               0.11%
 550 - 574                         1            1,300,000               0.39
 620 - 639                         1              752,000               0.23
 640 - 659                         5            2,763,740               0.84
 660 - 679                        11            7,211,123               2.18
 680 - 699                        55           33,582,478              10.17
 700 - 719                        46           34,440,832              10.43
 720 - 739                        74           44,706,970              13.54
 740 - 759                        83           47,779,592              14.47
 760 - 779                       107           73,964,779              22.40
 780 - 799                       114           60,670,909              18.37
 800 - 819                        38           22,727,005               6.88
 820 - 839                         -                    -                  -
                           -------------------------------------------------
Total                            536  $       330,251,429             100.00%
                           =================================================

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
  Fico Scores                Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
None                               1  $         1,000,000               0.12%         4  $         3,657,750               0.25%
 550 - 574                         -                    -                  -          1            1,300,000               0.09
 620 - 639                         4            3,235,000               0.40          8            6,449,400               0.44
 640 - 659                         6            6,204,211               0.76         23           14,551,031               1.00
 660 - 679                        27           27,514,756               3.37         68           58,832,921               4.03
 680 - 699                        90           53,569,196               6.57        190          118,458,764               8.12
 700 - 719                       159          104,602,932              12.83        257          174,990,673              12.00
 720 - 739                       150           96,153,222              11.79        273          166,170,942              11.39
 740 - 759                       185          125,621,102              15.41        361          235,681,380              16.16
 760 - 779                       242          174,087,985              21.35        441          304,656,126              20.88
 780 - 799                       208          154,070,169              18.90        421          262,777,193              18.01
 800 - 819                        85           62,962,166               7.72        159          104,918,455               7.19
 820 - 839                         5            6,305,000               0.77          6            6,362,000               0.44
                           -------------------------------------------------  -------------------------------------------------
Total                          1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =================================================  =================================================

Weighted average Fico score for Group 1 (per annum) :                   735
Weighted average Fico score for Group 2 (per annum) :                   743
Weighted average Fico score for Group 3 (per annum) :                   748
Weighted average Fico score for Group 4 (per annum) :                   751
Weighted average Fico score for Total Groups (per annum) :              748

                ORIGINATION CHANNELS OF THE MORTGAGE LOAN GROUPS

                                                GROUP 1                                            GROUP 2
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
   Origination Channel       Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Bulk Purchase                      -  $                 -                  -%         -  $                 -                  -%
Correspondent                     81           59,905,715              92.89        383          231,625,293              93.12
Retail                            14            4,585,900               7.11         36           17,112,559               6.88
                           -------------------------------------------------  -------------------------------------------------
         Total                    95  $        64,491,615             100.00%       419  $       248,737,851             100.00%
                           =================================================  =================================================

                                                GROUP 3
                           -------------------------------------------------
                                                             % of Aggregate
                                      Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical
   Origination Channel       Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------
Bulk Purchase                    334  $       184,809,194              55.96%
Correspondent                    185          136,504,344              41.33
Retail                            17            8,937,891               2.71
                           -------------------------------------------------
         Total                   536  $       330,251,429             100.00%
                           =================================================

                                                GROUP 4                                            TOTAL
                           -------------------------------------------------  -------------------------------------------------
                                                             % of Aggregate                                     % of Aggregate
                                      Aggregate Principal  Principal Balance             Aggregate Principal  Principal Balance
                           Number of  Balance Outstanding  Outstanding as of  Number of  Balance Outstanding  Outstanding as of
                            Mortgage   as of Statistical      Statistical      Mortgage   as of Statistical      Statistical
   Origination Channel       Loans     Calculation Date    Calculation Date     Loans     Calculation Date    Calculation Date
-------------------------  ---------  -------------------  -----------------  ---------  -------------------  -----------------
Bulk Purchase                    573  $       333,510,717              40.91%       907  $       518,319,910              35.53%
Correspondent                    520          450,748,599              55.28      1,169          878,783,951              60.24
Retail                            69           31,066,424               3.81        136           61,702,773              4.23
                           -------------------------------------------------  -------------------------------------------------
         Total                 1,162  $       815,325,739             100.00%     2,212  $     1,458,806,634             100.00%
                           =================================================  =================================================

                      SERVICERS OF THE MORTGAGE LOAN GROUP

                                           GROUP 1                                            GROUP 2
                         ------------------------------------------------   ------------------------------------------------
                                                              % of                                              % of
                                         Aggregate          Aggregate                       Aggregate          Aggregate
                                         Principal          Principal                       Principal          Principal
                                          Balance            Balance                         Balance            Balance
                                        Outstanding        Outstanding                     Outstanding        Outstanding
                          Number of        as of              as of          Number of        as of              as of
                          Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
     Servicer              Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
----------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
Colonial Savings, F.A             3   $      2,203,500              3.42%            9   $      5,270,500               2.12%
Thornburg Mortgage
 Home Loans, Inc.                 91        61,796,115              95.82          370        209,421,048              84.19
WELLS FARGO BANK, N.A             -                  -                  -            -                  -                  -
ABN AMRO                          -                  -                  -            -                  -                  -
Bank of America                   -                  -                  -            -                  -                  -
CHL                               -                  -                  -            -                  -                  -
First Republic Bank               1            492,000               0.76           40         34,046,303              13.69
                         ----------   ----------------   ----------------   ----------   ----------------   ----------------
     Total                       95   $     64,491,615             100.00%         419   $    248,737,851             100.00%
                         ==========   ================   ================   ==========   ================   ================

                                         GROUP 3
                         ------------------------------------------------
                                                              % of
                                         Aggregate          Aggregate
                                         Principal          Principal
                                          Balance            Balance
                                        Outstanding        Outstanding
                          Number of        as of              as of
                          Mortgage      Statistical        Statistical
     Servicer              Loans      Calculation Date   Calculation Date
----------------------   ----------   ----------------   ----------------
Colonial Savings, F.A             2   $      1,405,000               0.43%
Thornburg Mortgage
 Home Loans, Inc.               187        132,320,065              40.07
WELLS FARGO BANK, N.A.            -                  -                  -
ABN AMRO                        334        184,809,194              55.96
Bank of America                   -                  -                  -
CHL                               -                  -                  -
First Republic Bank              13         11,717,170               3.55
                         ----------   ----------------   ----------------
     Total                      536   $    330,251,429             100.00%
                         ==========   ================   ================

                                         GROUP 4                                              TOTAL
                         ------------------------------------------------   ------------------------------------------------
                                                              % of                                              % of
                                         Aggregate          Aggregate                       Aggregate          Aggregate
                                         Principal          Principal                       Principal          Principal
                                          Balance            Balance                         Balance            Balance
                                        Outstanding        Outstanding                     Outstanding        Outstanding
                          Number of        as of              as of          Number of        as of              as of
                          Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
     Servicer              Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
----------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
Colonial Savings, F.A             8   $     10,750,146               1.32%          22   $     19,629,146               1.35%
Thornburg Mortgage
  Home Loans, Inc.              456        345,700,984              42.40        1,104        749,238,212              51.36
WELLS FARGO BANK, N.A           280        157,176,116              19.28          280        157,176,116              10.77
ABN AMRO                          -                  -                  -          334        184,809,194              12.67
Bank of America                 134         77,409,665               9.49          134         77,409,665               5.31
CHL                             158         98,364,803              12.06          158         98,364,803               6.74
First Republic Bank             126        125,924,025              15.44          180        172,179,498              11.80
                         ----------   ----------------   ----------------   ----------   ----------------   ----------------
     Total                    1,162   $    815,325,739             100.00%       2,212      1,458,806,634             100.00%
                         ==========   ================   ================   ==========   ================   ================

               INTEREST ONLY FEATURES OF THE MORTGAGE LOAN GROUPS

                                         GROUP 1                                            GROUP 2
                         ------------------------------------------------   ------------------------------------------------
                                                              % of                                              % of
                                         Aggregate          Aggregate                       Aggregate          Aggregate
                                         Principal          Principal                       Principal          Principal
                                          Balance            Balance                         Balance            Balance
                                        Outstanding        Outstanding                     Outstanding        Outstanding
                          Number of        as of              as of          Number of        as of              as of
    Interest only         Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
   Feature (Months)        Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
----------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
        None                      8   $      1,946,986               3.02%          27   $     16,782,203               6.75%
         36                      15         10,145,565              15.73            1            273,100               0.11
         60                       -                  -                  -           57         46,368,214              18.64
         84                       -                  -                  -            -                  -                  -
        120                      72         52,399,064              81.25          334        185,314,335              74.50
                         ----------   ----------------   ----------------   ----------   ----------------   ----------------
           Total                 95   $     64,491,615             100.00%         419   $    248,737,851             100.00%
                         ==========   ================   ================   ==========   ================   ================

                                         GROUP 3
                         ------------------------------------------------
                                                              % of
                                         Aggregate          Aggregate
                                         Principal          Principal
                                          Balance            Balance
                                        Outstanding        Outstanding
                          Number of        as of              as of
    Interest only         Mortgage      Statistical        Statistical
   Feature (Months)        Loans      Calculation Date   Calculation Date
----------------------   ----------   ----------------   ----------------
        None                    350   $    191,422,257              57.96%
         36                       -                  -                  -
         60                       1            415,000               0.13
         84                      19         15,610,326               4.73
        120                     166        122,803,846              37.18
                         ----------   ----------------   ----------------
           Total                536   $    330,251,429             100.00%
                         ==========   ================   ================

                                         GROUP 4                                              TOTAL
                         ------------------------------------------------   ------------------------------------------------
                                                              % of                                              % of
                                         Aggregate          Aggregate                       Aggregate          Aggregate
                                         Principal          Principal                       Principal          Principal
                                          Balance            Balance                         Balance            Balance
                                        Outstanding        Outstanding                     Outstanding        Outstanding
                          Number of        as of              as of          Number of        as of              as of
    Interest only         Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
   Feature (Months)        Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
----------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
        None                    171   $    105,902,642              12.99%         556   $    316,054,087              21.67%
         36                       -                  -                  -           16         10,418,665               0.71
         60                       -                  -                  -           58         46,783,214               3.21
         84                       -                  -                  -           19         15,610,326               1.07
        120                     991        709,423,097              87.01        1,563      1,069,940,342              73.34
                         ----------   ----------------   ----------------   ----------   ----------------   ----------------
          Total               1,162   $    815,325,739             100.00%       2,212   $  1,458,806,634             100.00%
                         ==========   ================   ================   ==========   ================   ================

                     ORIGINATORS OF THE MORTGAGE LOAN GROUPS

                                                     GROUP 1                                       GROUP 2
                                     --------------------------------------------  --------------------------------------------
                                                   Aggregate      % of Aggregate                 Aggregate      % of Aggregate
                                                   Principal         Principal                   Principal         Principal
                                                    Balance           Balance                     Balance           Balance
                                      Number      Outstanding       Outstanding     Number      Outstanding       Outstanding
                                        of           as of             as of          of           as of             as of
                                     Mortgage     Statistical       Statistical    Mortgage     Statistical       Statistical
        Originators                   Loans    Calculation Date  Calculation Date   Loans    Calculation Date  Calculation Date
-----------------------------------  --------  ----------------  ----------------  --------  ----------------  ----------------
ABN AMRO                                    -  $              -                 -%        -  $              -                 -%
WELLS FARGO BANK, N.A.                      -                 -                 -         -                 -                 -
First Republic Bank                         -                 -                 -        26        27,196,903             10.93
CHL                                         -                 -                 -         -                 -                 -
Bank of America                             -                 -                 -         -                 -                 -
Thornburg Mortgage Home Loans, Inc         14         4,585,900              7.11        36        17,112,559              6.88
Metrocities Mortgage, LLC                   1           994,116              1.54        13        10,718,017              4.31
ACF Partners DBA Americorp Funding          -                 -                 -         -                 -                 -
Luxury Mortgage Corporation                 4         5,462,500              8.47         4         5,072,000              2.04
Wall Street Mortgage                        3         4,003,977              6.21         9         7,484,941              3.01
Affiliated Financial                        -                 -                 -         4         4,467,600              1.80
Arlington Capital Mortgage Corp.            -                 -                 -         -                 -                 -
First Horizon Home Loan Corporation         3         2,294,095              3.56        19        12,137,115              4.88
Eagle Home Mortage, Inc.                    5         2,050,400              3.18        10         4,951,178              1.99
BancMortgage Financial Corp.                3         2,548,272              3.95        17         8,867,144              3.56
Colonial Savings, F.A.                      3         2,203,500              3.42         9         5,270,500              2.12
Universal American Mortgage                 7         2,688,950              4.17        38        12,213,255              4.91
Platinum Capital Group                      -                 -                 -         -                 -                 -
Sterling National Mortgage                  -                 -                 -         3         2,846,480              1.14
West Star Bank                              2         6,130,000              9.51         -                 -                 -
American National Bank                      1         3,999,990              6.20         2         3,230,000              1.30
Mortgage Access Corp                        -                 -                 -         8         3,060,572              1.23
New York Mortgage Company                   -                 -                 -         6         3,502,174              1.41
American Mortgage Network                   -                 -                 -         9         9,852,000              3.96
Financial Resource Group                    2           982,700              1.52         9         4,327,500              1.74
Trident Mortgage Company                    2         1,248,778              1.94         9         4,118,877              1.66
First Capital Group, L.P.                   1           900,000              1.40         -                 -                 -
Synovus Mortgage Corp                       4           942,700              1.46         7         3,052,257              1.23
Megastar Financial Corp.                    -                 -                 -         5         2,583,580              1.04
Alpha Mortgage                              -                 -                 -         7         5,217,000              2.10
Intermountain Mortgage Company              -                 -                 -         4         3,556,250              1.43
First City Funding                          1         4,500,000              6.98         -                 -                 -
Franklin Financial                          -                 -                 -         3         3,535,600              1.42
Guardhill Financial Corp                    -                 -                 -         -                 -                 -
Whitney National Bank                       4         2,284,500              3.54         -                 -                 -
First Citizens Bank of Hendersonvil         2           790,300              1.23         4         2,697,500              1.08
North Shore Community Bank & Trust          -                 -                 -         5         4,375,447              1.76
Guaranty Bank and  Trust Company            2         1,116,112              1.73         -                 -                 -
Alpine Bank                                 1           850,000              1.32         -                 -                 -
Cherry Creek Mortgage                       -                 -                 -         4         2,760,400              1.11
Coastal States Bank                         3         1,054,225              1.63         -                 -                 -
Coats & Co. Inc.                            1           691,200              1.07         -                 -                 -
Plaza Home Mortgage, Inc.                   -                 -                 -         7         2,545,638              1.02
Savannah Bank                               -                 -                 -         3         2,985,222              1.20
Lender Live Network, Inc.                   1         1,028,000              1.59         -                 -                 -
Resource Mortgage Banking                   -                 -                 -         1         2,589,630              1.04
American Home Mortgage Corp                 1           650,000              1.01         -                 -                 -
W.R. Starkey Mortgage, LLP                  1         1,500,000              2.33         -                 -                 -
Meridian Residential Capital, LLC           1         1,330,000              2.06         -                 -                 -
Originators less than 1%                   22         7,661,400             11.88       138        66,410,511             26.70
                                     --------  ----------------  ----------------  --------  ----------------  ----------------
           Total                           95  $     64,491,615            100.00%      419  $    248,737,851            100.00%
                                     ========  ================  ================  ========  ================  ================

                                                     GROUP 3
                                     --------------------------------------------
                                                   Aggregate      % of Aggregate
                                                   Principal         Principal
                                                    Balance           Balance
                                      Number      Outstanding       Outstanding
                                        of           as of             as of
                                     Mortgage     Statistical       Statistical
        Originators                   Loans    Calculation Date  Calculation Date
-----------------------------------  --------  ----------------  ----------------
ABN AMRO                                  334  $    184,809,194            55.96 %
WELLS FARGO BANK, N.A.                      -                 -                -
First Republic Bank                         8         6,893,000             2.09
CHL                                         -                 -                -
Bank of America                             -                 -                -
Thornburg Mortgage Home Loans, Inc         17         8,937,891             2.71
Metrocities Mortgage, LLC                   7        10,971,500             3.32
ACF Partners DBA Americorp Funding          2         3,341,000             1.01
Luxury Mortgage Corporation                 6         8,636,225             2.62
Wall Street Mortgage                        -                 -                -
Affiliated Financial                        2         6,210,000             1.88
Arlington Capital Mortgage Corp.            8         7,173,000             2.17
First Horizon Home Loan Corporation        13         7,212,147             2.18
Eagle Home Mortage, Inc.                    -                 -                -
BancMortgage Financial Corp.                -                 -                -
Colonial Savings, F.A.                      -                 -                -
Universal American Mortgage                 -                 -                -
Platinum Capital Group                      -                 -                -
Sterling National Mortgage                  2         3,529,500             1.07
West Star Bank                              -                 -                -
American National Bank                      1         3,450,499             1.04
Mortgage Access Corp                        -                 -                -
New York Mortgage Company                   -                 -                -
American Mortgage Network                   -                 -                -
Financial Resource Group                    -                 -                -
Trident Mortgage Company                    -                 -                -
First Capital Group, L.P.                   -                 -                -
Synovus Mortgage Corp                       -                 -                -
Megastar Financial Corp.                    -                 -                -
Alpha Mortgage                              -                 -                -
Intermountain Mortgage Company              -                 -                -
First City Funding                          -                 -                -
Franklin Financial                          -                 -                -
Guardhill Financial Corp                    2         3,569,920             1.08
Whitney National Bank                       -                 -                -
First Citizens Bank of Hendersonvil         -                 -                -
North Shore Community Bank & Trust          -                 -                -
Guaranty Bank and  Trust Company            -                 -                -
Alpine Bank                                 -                 -                -
Cherry Creek Mortgage                       -                 -                -
Coastal States Bank                         -                 -                -
Coats & Co. Inc.                            -                 -                -
Plaza Home Mortgage, Inc.                   -                 -                -
Savannah Bank                               -                 -                -
Lender Live Network, Inc.                   -                 -                -
Resource Mortgage Banking                   -                 -                -
American Home Mortgage Corp                 -                 -                -
W.R. Starkey Mortgage, LLP                  -                 -                -
Meridian Residential Capital, LLC           -                 -                -
Originators less than 1%                  134        75,517,552            22.87
                                     --------  ----------------  ----------------
           Total                          536  $    330,251,429           100.00 %
                                     ========  ================  ================

                                                     GROUP 4                                        TOTAL
                                     --------------------------------------------  --------------------------------------------
                                                   Aggregate      % of Aggregate                 Aggregate      % of Aggregate
                                                   Principal         Principal                   Principal         Principal
                                                    Balance           Balance                     Balance           Balance
                                      Number      Outstanding       Outstanding     Number      Outstanding       Outstanding
                                        of           as of             as of          of           as of             as of
                                     Mortgage     Statistical       Statistical    Mortgage     Statistical       Statistical
        Originators                   Loans    Calculation Date  Calculation Date   Loans    Calculation Date  Calculation Date
-----------------------------------  --------  ----------------  ----------------  --------  ----------------  ----------------
ABN AMRO                                    -  $              -                 -%      334  $    184,809,194             12.67%
WELLS FARGO BANK, N.A.                    280       157,176,116             19.28       280       157,176,116             10.77
First Republic Bank                       117       117,909,775             14.46       151       151,999,678             10.42
CHL                                       158        98,364,803             12.06       158        98,364,803              6.74
Bank of America                           134        77,409,665              9.49       134        77,409,665              5.31
Thornburg Mortgage Home Loans, Inc         70        31,626,556              3.88       137        62,262,905              4.27
Metrocities Mortgage, LLC                  11        15,861,000              1.95        32        38,544,632              2.64
ACF Partners DBA Americorp Funding         14        26,106,800              3.20        17        30,546,538              2.09
Luxury Mortgage Corporation                 8        11,143,750              1.37        22        30,314,475              2.08
Wall Street Mortgage                       13        15,476,619              1.90        28        29,805,537              2.04
Affiliated Financial                       17        18,892,678              2.32        23        29,570,278              2.03
Arlington Capital Mortgage Corp.           23        18,731,269              2.30        33        26,822,169              1.84
First Horizon Home Loan Corporation         -                 -                 -        37        22,539,177              1.55
Eagle Home Mortage, Inc.                   22        11,887,287              1.46        48        22,115,189              1.52
BancMortgage Financial Corp.               12         8,334,328              1.02        37        21,630,176              1.48
Colonial Savings, F.A.                      8        10,750,146              1.32        22        19,629,146              1.35
Universal American Mortgage                 -                 -                 -        61        19,407,564              1.33
Platinum Capital Group                     15        14,168,929              1.74        19        16,504,829              1.13
Sterling National Mortgage                  -                 -                 -         -                 -                 -
West Star Bank                              -                 -                 -         -                 -                 -
American National Bank                      -                 -                 -         -                 -                 -
Mortgage Access Corp                        -                 -                 -         -                 -                 -
New York Mortgage Company                   -                 -                 -         -                 -                 -
American Mortgage Network                   -                 -                 -         -                 -                 -
Financial Resource Group                    -                 -                 -         -                 -                 -
Trident Mortgage Company                    -                 -                 -         -                 -                 -
First Capital Group, L.P.                   -                 -                 -         -                 -                 -
Synovus Mortgage Corp                       -                 -                 -         -                 -                 -
Megastar Financial Corp.                    -                 -                 -         -                 -                 -
Alpha Mortgage                              -                 -                 -         -                 -                 -
Intermountain Mortgage Company              -                 -                 -         -                 -                 -
First City Funding                          -                 -                 -         -                 -                 -
Franklin Financial                          -                 -                 -         -                 -                 -
Guardhill Financial Corp                    -                 -                 -         -                 -                 -
Whitney National Bank                       -                 -                 -         -                 -                 -
First Citizens Bank of Hendersonvil         -                 -                 -         -                 -                 -
North Shore Community Bank & Trust          -                 -                 -         -                 -                 -
Guaranty Bank and  Trust Company            -                 -                 -         -                 -                 -
Alpine Bank                                 -                 -                 -         -                 -                 -
Cherry Creek Mortgage                       -                 -                 -         -                 -                 -
Coastal States Bank                         -                 -                 -         -                 -                 -
Coats & Co. Inc.                            -                 -                 -         -                 -                 -
Plaza Home Mortgage, Inc.                   -                 -                 -         -                 -                 -
Savannah Bank                               -                 -                 -         -                 -                 -
Lender Live Network, Inc.                   -                 -                 -         -                 -                 -
Resource Mortgage Banking                   -                 -                 -         -                 -                 -
American Home Mortgage Corp                 -                 -                 -         -                 -                 -
W.R. Starkey Mortgage, LLP                  -                 -                 -         -                 -                 -
Meridian Residential Capital, LLC           -                 -                 -         -                 -                 -
Originators less than 1%                  260       181,486,018             22.26       639       419,354,561             28.75
                                     --------  ----------------  ----------------  --------  ----------------  ----------------
           Total                        1,162  $    815,325,739            100.00%    2,212  $  1,458,806,634            100.00%
                                     ========  ================  ================  ========  ================  ================

                    PLEDGE LOANS OF THE MORTGAGE LOAN GROUPS

                                         GROUP 1                                            GROUP 2
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
                      Number of        as of              as of          Number of        as of              as of
   Servicers of       Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
   Pledge Loans        Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
No Pledge Loans              95   $     64,491,615             100.00%         416   $    246,514,351              99.11%
Non Thornburg
  Pledges                     -                  -                  -            -                  -                  -
Thornburg Pledges             -                  -                  -            3          2,223,500               0.89
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
     Total                   95   $     64,491,615             100.00%         419   $    248,737,851             100.00%
                     ==========   ================   ================   ==========   ================   ================

                                         GROUP 3
                     ------------------------------------------------
                                                           % of
                                     Aggregate          Aggregate
                                     Principal          Principal
                                      Balance            Balance
                                    Outstanding        Outstanding
                      Number of        as of              as of
   Servicers of       Mortgage      Statistical        Statistical
   Pledge Loans        Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------
No Pledge Loans             536   $    330,251,429             100.00%
Non Thornburg
 Pledges                      -                  -                  -
Thornburg Pledges             -                  -                  -
                     ----------   ----------------   ----------------
     Total                  536   $    330,251,429             100.00%
                     ==========   ================   ================

                                         GROUP 4                                              TOTAL
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
                      Number of        as of              as of          Number of        as of              as of
   Servicers of       Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
   Pledge Loans        Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
------------------   ----------   ----------------   ----------------   ----------   ----------------   ----------------
No Pledge Loans           1,160   $    814,410,739              99.89%       2,207   $  1,455,668,134              99.78%
Non Thornburg Pledges         1            450,000               0.06            1            450,000               0.03
Thornburg Pledges             1            465,000               0.06            4          2,688,500               0.18
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
     Total                1,162   $    815,325,739             100.00%       2,212   $  1,458,806,634             100.00%
                     ==========   ================   ================   ==========   ================   ================

         CONVERSION AND MODIFIABLE FEATURES OF THE MORTGAGE LOAN GROUPS

                                         GROUP 1                                            GROUP 2
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
                      Number of        as of              as of          Number of        as of              as of
  Conversion and      Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
Modifiable Features    Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
-------------------  ----------   ----------------   ----------------   ----------   ----------------   ----------------
None                         64   $     45,207,055              70.10%          308  $    194,273,228              78.10%
Only Modifiable              31         19,284,559              29.90           111        54,464,623              21.90
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
     Total                   95   $     64,491,615             100.00%         419   $    248,737,851             100.00%
                     ==========   ================   ================   ==========   ================   ================

                                         GROUP 3
                     ------------------------------------------------
                                                           % of
                                     Aggregate          Aggregate
                                     Principal          Principal
                                      Balance            Balance
                                    Outstanding        Outstanding
                      Number of        as of              as of
  Conversion and      Mortgage      Statistical        Statistical
Modifiable Features    Loans      Calculation Date   Calculation Date
-------------------  ----------   ----------------   ----------------
None                        488   $    298,577,668              90.41%
Only Modifiable              48         31,673,760               9.59
                     ----------   ----------------   ----------------
     Total                  536   $    330,251,429             100.00%
                     ==========   ================   ================

                                         GROUP 4                                              TOTAL
                     ------------------------------------------------   ------------------------------------------------
                                                           % of                                               % of
                                     Aggregate          Aggregate                       Aggregate          Aggregate
                                     Principal          Principal                       Principal          Principal
                                      Balance            Balance                         Balance            Balance
                                    Outstanding        Outstanding                     Outstanding        Outstanding
                      Number of        as of              as of          Number of        as of              as of
  Conversion and      Mortgage      Statistical        Statistical       Mortgage      Statistical        Statistical
Modifiable Features    Loans      Calculation Date   Calculation Date     Loans      Calculation Date   Calculation Date
-------------------  ----------   ----------------   ----------------   ----------   ----------------   ----------------
None                      1,039   $    741,471,690              90.94%       1,899   $  1,279,529,642              87.71%
Only Modifiable             123         73,854,050               9.06          313        179,276,992              12.29
                     ----------   ----------------   ----------------   ----------   ----------------   ----------------
     Total                1,162   $    815,325,739             100.00%       2,212   $  1,458,806,634             100.00%
                     ==========   ================   ================   ==========   ================   ================

                                   SCHEDULE B

                            MORTGAGE LOAN ASSUMPTIONS


                                                        WEIGHTED  WEIGHTED                                 WEIGHTED
                             WEIGHTED      WEIGHTED     AVERAGE   AVERAGE                                  AVERAGE
                              AVERAGE      AVERAGE      ORIGINAL REMAINING                  WEIGHTED        PERIOD
                           CURRENT GROSS  CURRENT NET   TERM TO   TERM TO                   AVERAGE     TO FIRST RATE
LOAN    LOAN   PRINCIPAL     MORTGAGE      MORTGAGE     MATURITY  MATURITY                   GROSS        ADJUSTMENT
NUMBER  GROUP  BALANCE ($)    RATE (%)     RATE (%)    (MONTHS)  (MONTHS)      INDEX        MARGIN (%)     (MONTHS)
------  -----  -----------    --------     ---------   --------  --------      -----        ----------     --------
   1       1   402000.00     6.0000000000  5.7400000000   360      343    One-Year LIBOR   2.2500000000         7
   2       1   780000.00     5.2500000000  4.9900000000   360      320   One-Month LIBOR   1.7500000000         1
                                                                             One-Year
   3       1   219300.00     6.0000000000  5.7400000000   360      359    Treasury Index   2.5000000000         35
   4       1   746935.37     5.5392530799  5.2792530799   360      354    One-Year LIBOR   1.7505330732         35
   5       1   1143050.50    5.7105112591  5.4505112591   360      356    One-Year LIBOR   1.8750000000         35
   6       1   2288224.42    5.4678667652  5.2078667652   360      346    One-Year LIBOR   1.8750000000         28
   7       1   1400000.00    6.1250000000  5.8650000000   360      359    One-Year LIBOR   1.8750000000         35
   8       1   994115.73     5.5000000000  5.2400000000   360      343    One-Year LIBOR   1.8750000000         33
   9       1  13764681.75    5.5547317789  5.2947317789   360      339    One-Year LIBOR   1.8964702567         33
  10       1  25068842.07    5.6091642117  5.3491642117   360      353    One-Year LIBOR   1.8750000000         34
  11       1   853500.00     5.6922231986  5.4322231986   480      478    One-Year LIBOR   1.8750000000         34
  12       1   1852065.00    5.4104263349  5.1504263349   360      359    One-Year LIBOR   1.8750000000         35
  13       1   8293500.00    5.8304168927  5.5704168927   360      358    One-Year LIBOR   1.9259435100         34
  14       1    57000.00     5.5000000000  5.2400000000   360      360   Six-Month LIBOR   1.8750000000         36
  15       1   278400.00     6.1250000000  5.8650000000   360      359   Six-Month LIBOR   1.8750000000         35
  16       1   6350000.00    5.5297244094  5.2697244094   360      359   Six-Month LIBOR   1.8750000000         35
                                                                             One-Year
  17       2   325000.00     5.0000000000  4.7400000000   360      359    Treasury Index   2.2500000000         59
                                                                             One-Year
  18       2   1726875.00    5.3096453131  5.0496453131   360      359    Treasury Index   2.5000000000         59
                                                                             One-Year
  19       2   6000000.00    5.1500000000  4.8900000000   360      359    Treasury Index   2.5000000000         59
                                                                             One-Year
  20       2   1318697.07    5.2734890944  5.0134890944   360      358    Treasury Index   2.5000000000         58

                                                                          WEIGHTED
                     WEIGHTED    WEIGHTED                                 AVERAGE
         FREQUENT    AVERAGE     AVERAGE                     WEIGHTED     REMAINING
           OF        INITIAL     PERIODIC      WEIGHTED      AVERAGE      INTEREST
          RATE        RATE        RATE         AVERAGE        GROSS        ONLY
LOAN    ADJUSTMENT  ADJUSTMENT  ADJUSTMENT      GROSS        MAXIMUM       TERM
NUMBER   (MONTHS)    CAP (%)     CAP (%)       FLOOR (%)       (%)        (MONTHS)
------   --------    -------     -------       ---------       ---        --------
   1        12       2.00000      2.00000    2.2500000000   11.0000000000    103
   2        1        5.00000      2.00000    1.7500000000   11.0000000000     80

   3        12       4.00000      2.00000    2.5000000000   11.0000000000    119
   4        12       4.14225      2.00000    1.7505330732   10.5392530799
   5        12       4.00000      2.00000    1.8750000000   10.7105112591
   6        12       4.48072      2.00000    1.8750000000   10.5279570251    106
   7        12       4.00000      2.00000    1.8750000000   11.1250000000    119
   8        12       4.00000      2.00000    1.8750000000   10.5000000000    103
   9        12       3.97665      2.00000    1.8964702567   10.5530608358     99
  10        12       4.04154      2.00000    1.8750000000   10.6367362870    113
  11        12       4.00000      2.00000    1.8750000000   10.5640743995    118
  12        12       4.00000      2.00000    1.8750000000   10.4240371558     35
  13        12       4.00000      2.00000    1.9259435100   10.8304168927     34
  14        6        4.00000      1.00000    1.8750000000   10.5000000000
  15        6        4.00000      1.00000    1.8750000000   11.1250000000    119
  16        6        4.00000      1.00000    1.8750000000   10.5297244094    119

  17        12       5.00000      2.00000    2.2500000000   11.0000000000

  18        12       5.70177      2.00000    2.5000000000   11.3096453131

  19        12       6.00000      2.00000    2.5000000000   11.1500000000

  20        12       5.53022      2.00000    2.5000000000   11.2734890944


                                                                             One-Year
  21       2   1800000.00    5.8750000000  5.6150000000   360      359    Treasury Index   2.2500000000
                                                                             One-Year
  22       2   5057600.00    5.0189338817  4.7589338817   360      358    Treasury Index   2.5000000000
                                                                             One-Year
  23       2   5366381.00    5.1181580193  4.8581580193   360      358    Treasury Index   2.5000000000
                                                                             One-Year
  24       2   1538250.00    5.4880464814  5.2280464814   360      358    Treasury Index   2.5000000000
                                                                             One-Year
  25       2  13564800.00    5.4914047756  5.2314047756   360      358    Treasury Index   2.5000000000
                                                                             One-Year
  26       2   2123600.00    5.7279266340  5.4679266340   360      359    Treasury Index   2.5000000000
  27       2   2552830.66    5.6964958400  5.4364958400   360      358    One-Year LIBOR   1.8750000000
  28       2   4551660.80    5.7339009384  5.4739009384   360      357    One-Year LIBOR   1.9570569722
  29       2   1560000.00    5.5000000000  5.2400000000   360      335    One-Year LIBOR   1.8750000000
  30       2   3037397.08    5.4634907535  5.2034907535   360      347    One-Year LIBOR   2.0651298990
  31       2   359600.00     6.2500000000  5.9900000000   360      358    One-Year LIBOR   1.8750000000
  32       2   564800.00     5.1250000000  4.8650000000   360      356    One-Year LIBOR   1.8750000000
  33       2   2156000.00    5.6727736549  5.4127736549   360      358    One-Year LIBOR   1.8750000000
  34       2   109388.02     5.6250000000  5.3650000000   300      254    One-Year LIBOR   1.8750000000
  35       2  38030529.67    5.6640124854  5.4040124854   360      352    One-Year LIBOR   1.8779581497
  36       2  93287415.44    5.6243630598  5.3643630598   360      355    One-Year LIBOR   1.9280564063
  37       2   960000.00     5.7500000000  5.4900000000   480      477    One-Year LIBOR   1.8750000000
  38       2   273100.00     5.6250000000  5.3650000000   360      334    One-Year LIBOR   1.8750000000
  39       2   1222500.00    6.1250000000  5.8650000000   360      359    One-Year LIBOR   1.8750000000
  40       2   307500.00     5.5000000000  5.2400000000   360      357    One-Year LIBOR   1.8750000000
  41       2   1630000.00    5.0000000000  4.7400000000   360      358    One-Year LIBOR   1.8750000000
  42       2   1339000.00    5.7500000000  5.4900000000   360      358    One-Year LIBOR   1.8750000000
  43       2   3782171.79    5.7589338674  5.4989338674   360      357    One-Year LIBOR   1.8932335716
  44       2  27238122.30    5.9369943261  5.6769943261   360      358    One-Year LIBOR   1.8809475465
  45       2   1200000.00    5.2500000000  4.9900000000   360      337   One-Month LIBOR   2.5000000000
  46       2   307138.98     5.1250000000  4.8650000000   360      359   Six-Month LIBOR   1.8750000000
  21         59         12       5.00000      2.00000    2.2500000000   10.8750000000    119

  22         58         12       5.89750      2.00000    2.5000000000   11.0189338817    118

  23         58         12       5.37910      2.00000    2.5000000000   11.1181580193    118

  24         58         12       5.00000      2.00000    2.5000000000   10.7079392166    118

  25         58         12       5.31955      2.00000    2.5000000000   10.9237075003    118

  26         59         12       5.00000      2.00000    2.5000000000   10.7279266340     59
  27         58         12       5.00000      2.00000    1.8750000000   10.6964958400
  28         58         12       5.00000      2.00000    1.9570569722   10.7501752179
  29         57         12       5.00000      2.00000    1.8750000000   10.5000000000     95
  30         58         12       5.00000      2.00000    2.0651298990   10.4634907535    107
  31         58         12       5.00000      2.00000    1.8750000000   11.2500000000    118
  32         56         12       5.00000      2.00000    1.8750000000   10.1250000000    116
  33         58         12       5.00000      2.00000    1.8750000000   10.6727736549    118
  34         58         12       5.00000      2.00000    1.8750000000   10.6250000000     74
  35         58         12       5.00000      2.00000    1.8779581497   10.6640124854    112
  36         58         12       5.00000      2.00000    1.9280564063   10.6327490135    115
  37         57         12       5.00000      2.00000    1.8750000000   10.7500000000    117
  38         57         12       5.00000      2.00000    1.8750000000   10.6250000000     10
  39         59         12       5.00000      2.00000    1.8750000000   11.1250000000     59
  40         57         12       5.00000      2.00000    1.8750000000   10.5000000000     57
  41         58         12       5.00000      2.00000    1.8750000000   10.0000000000     58
  42         58         12       5.00000      2.00000    1.8750000000   10.7500000000     58
  43         57         12       5.00000      2.00000    1.8932335716   10.7589338674     57
  44         58         12       5.00000      2.00000    1.8809475465   10.9369943261     58
  45         58         1        6.00000      2.00000    2.5000000000   11.2500000000     37
  46         59         6        5.00000      1.00000    1.8750000000   10.1250000000


  47       2   2589630.00    6.2500000000  5.9900000000   360      358   Six-Month LIBOR   1.8750000000
  48       2   184000.00     6.0000000000  5.7400000000   360      359   Six-Month LIBOR   1.8750000000
  49       2   995000.00     5.6250000000  5.3650000000   360      358   Six-Month LIBOR   1.8750000000
  50       2   1196450.00    5.7509193865  5.4909193865   360      358   Six-Month LIBOR   1.8750000000
  51       2  12957093.44    5.5945613966  5.3345613966   360      358   Six-Month LIBOR   1.9911749349
  52       2   148720.00     5.8750000000  5.6150000000   360      359   Six-Month LIBOR   1.8750000000
  53       2   7376600.00    5.6493675948  5.3893675948   360      359   Six-Month LIBOR   1.9563382859
                                                                             One-Year
  54       3   840000.00     5.4000000000  5.1400000000   360      359    Treasury Index   2.5000000000
                                                                             One-Year
  55       3   1800000.00    5.3500000000  5.0900000000   360      358    Treasury Index   2.5000000000
                                                                             One-Year
  56       3   100000.00     5.5500000000  5.2900000000   360      359    Treasury Index   2.5000000000
                                                                             One-Year
  57       3   3620000.00    5.1096685083  4.8496685083   360      358    Treasury Index   2.5000000000
                                                                             One-Year
  58       3   343800.00     5.8750000000  5.6150000000   360      359    Treasury Index   2.5000000000
                                                                             One-Year
  59       3   2903018.75    5.7969691571  5.5369691571   360      358    Treasury Index   2.5000000000
                                                                             One-Year
  60       3   1692000.00    6.0000000000  5.7400000000   360      359    Treasury Index   2.5000000000
  61       3   400000.00     5.8750000000  5.6150000000   360      359    One-Year LIBOR   1.8750000000
  62       3  185956429.01   5.4527125500  5.0688401566   360      357    One-Year LIBOR   2.2476864833
  63       3   4625827.51    5.5881982927  5.3281982927   360      358    One-Year LIBOR   1.8750000000
  64       3   5707990.00    5.8638754623  5.6038754623   360      355    One-Year LIBOR   2.2067717796
  65       3   1302000.00    5.6443932412  5.3843932412   360      359    One-Year LIBOR   1.8750000000
  66       3   434000.00     5.7500000000  5.4900000000   360      359    One-Year LIBOR   1.8750000000
  67       3  20411589.80    5.7247549333  5.4647549333   360      349    One-Year LIBOR   1.8750000000
  68       3  76388597.50    5.7789384179  5.5189384179   360      357    One-Year LIBOR   1.8858491323
  69       3   816000.00     5.7500000000  5.4900000000   480      478    One-Year LIBOR   1.8750000000
  70       3   415000.00     5.7500000000  5.4900000000   360      337    One-Year LIBOR   1.8750000000
  71       3   500000.00     5.7500000000  5.4900000000   360      358    One-Year LIBOR   2.2500000000
  72       3   914050.00     5.5244516164  5.2644516164   360      359    One-Year LIBOR   1.8750000000

  47         58         6        5.00000      1.00000    1.8750000000   11.2500000000    118
  48         59         6        5.00000      1.00000    1.8750000000   11.0000000000    119
  49         58         6        5.00000      1.00000    1.8750000000   10.6250000000    118
  50         58         6        5.00000      1.00000    1.8750000000   10.7509193865    118
  51         58         6        5.00000      1.03458    1.9911749349   10.7334814413    118
  52         59         6        5.00000      1.00000    1.8750000000   10.8750000000     59
  53         59         6        5.00000      1.00000    1.9563382859   10.6493675948     59

  54         83         12       6.00000      2.00000    2.5000000000   11.4000000000

  55         82         12       6.00000      2.00000    2.5000000000   11.3500000000    118

  56         83         12       6.00000      2.00000    2.5000000000   11.5500000000    119

  57         82         12       5.72376      2.00000    2.5000000000   11.1096685083    118

  58         83         12       5.00000      2.00000    2.5000000000   10.8750000000    119

  59         82         12       5.18360      2.00000    2.5000000000   10.9805711404    118

  60         83         12       5.00000      2.00000    2.5000000000   11.0000000000     83
  61         83         12       5.00000      2.00000    1.8750000000   10.8750000000    119
  62         81         12       5.00000      2.00000    2.2476864833   10.4526400936
  63         82         12       5.00000      2.00000    1.8750000000   10.5072183812
  64         83         12       5.00000      2.00000    2.2067717796   10.8310267712    115
  65         83         12       5.00000      2.00000    1.8750000000   10.6443932412    119
  66         83         12       5.00000      2.00000    1.8750000000   10.7500000000    119
  67         82         12       5.00000      2.00000    1.8750000000   10.7247549333    109
  68         82         12       5.00000      2.00000    1.8858491323   10.7571113190    117
  69         82         12       5.00000      2.00000    1.8750000000   10.7500000000    118
  70         81         12       5.00000      2.00000    1.8750000000   10.7500000000     37
  71         82         12       5.00000      2.00000    2.2500000000   10.7500000000     82
  72         83         12       5.00000      2.00000    1.8750000000   10.5244516164     83

  73       3   9487176.14    5.8151474057  5.5551474057   360      358    One-Year LIBOR   1.9096345815
  74       3   1500000.00    5.7500000000  5.4900000000   360      357   Six-Month LIBOR   2.7500000000
  75       3   245000.00     6.1250000000  5.8650000000   360      359   Six-Month LIBOR   1.8750000000
  76       3   6831850.00    5.9580302188  5.6980302188   360      359   Six-Month LIBOR   1.8750000000
  77       3   705100.00     5.6286696922  5.3686696922   360      357   Six-Month LIBOR   1.8750000000
  78       3   2312000.00    5.7227508651  5.4627508651   360      359   Six-Month LIBOR   1.8750000000
                                                                             One-Year
  79       4   200000.00     5.7000000000  5.4400000000   360      359    Treasury Index   2.5000000000
                                                                             One-Year
  80       4   3750352.23    5.6708813720  5.4108813720   360      359    Treasury Index   2.5000000000
                                                                             One-Year
  81       4   4915711.94    5.3442988929  5.0842988929   360      359    Treasury Index   2.5000000000
                                                                             One-Year
  82       4   1890535.36    5.5983164922  5.3383164922   360      358    Treasury Index   2.7500000000
                                                                             One-Year
  83       4  50910587.16    5.4934524710  5.2334524710   360      357    Treasury Index   2.7386600812
                                                                             One-Year
  84       4   900000.00     5.5000000000  5.2400000000   360      359    Treasury Index   2.5000000000
                                                                             One-Year
  85       4   1100000.00    5.6929545455  5.4329545455   360      359    Treasury Index   2.5000000000
                                                                             One-Year
  86       4  32766510.93    5.4833987240  5.2233987240   360      359    Treasury Index   2.5000000000
                                                                             One-Year
  87       4   2483800.00    5.4509501570  5.1909501570   360      359    Treasury Index   2.5000000000
                                                                             One-Year
  88       4  55342400.00    5.3673877533  5.1073877533   360      358    Treasury Index   2.5000000000
                                                                             One-Year
  89       4  16614472.34    5.6140962487  5.3540962487   360      357    Treasury Index   2.7421002607
                                                                             One-Year
  90       4  116237892.18   5.5401958205  5.2801958205   360      358    Treasury Index   2.6908548433
  91       4   750000.00     5.7500000000  5.4900000000   360      358    One-Year LIBOR   1.8750000000
  92       4   3260444.48    5.7097342093  5.4497342093   360      357    One-Year LIBOR   2.2010991351
  93       4    87420.94     5.8750000000  5.6150000000   360      357    One-Year LIBOR   1.8750000000
  94       4   1015000.00    5.9981527094  5.7381527094   360      359    One-Year LIBOR   2.2500000000
  95       4   3149645.24    5.8724481102  5.6124481102   360      356    One-Year LIBOR   1.7917463793
  96       4  36402944.92    5.7808500679  5.5208500679   360      358    One-Year LIBOR   2.0444125742
  97       4  31256651.69    5.8463589364  5.5863589364   360      359    One-Year LIBOR   2.2158072781
  98       4   2000000.00    5.7500000000  5.4900000000   360      359    One-Year LIBOR   1.8750000000
  73             82         12       5.00000      2.00000    1.9096345815   10.8151474057     82
  74             81         6        5.00000      1.00000    2.7500000000   10.7500000000    117
  75             83         6        5.00000      1.00000    1.8750000000   11.1250000000    119
  76             83         6        5.00000      1.00000    1.8750000000   10.9580302188    119
  77             81         6        5.00000      1.00000    1.8750000000   10.6286696922     81
  78             83         6        5.00000      1.00000    1.8750000000   10.7227508651     83

  79            119         12       6.00000      2.00000    2.5000000000   11.7000000000

  80            119         12       5.70136      2.00000    2.5000000000   11.6708813720

  81            119         12       5.40670      2.00000    2.5000000000   11.3442988929

  82            118         12       5.00000      2.00000    2.7500000000   10.5983164922

  83            118         12       5.00000      2.00000    2.7386600812   10.5032736109

  84            119         12       6.00000      2.00000    2.5000000000   11.5000000000    119

  85            119         12       5.31818      2.00000    2.5000000000   11.4247727273    119

  86            119         12       5.82592      2.00000    2.5000000000   11.4699703794    119

  87            119         12       6.00000      2.00000    2.5000000000   11.4509501570    119

  88            118         12       5.72236      2.00000    2.5000000000   11.3673877533    118

  89            117         12       5.03160      2.00000    2.7421002607   10.6456952058    117

  90            118         12       5.06224      2.00000    2.6908548433   10.6252756496    118
  91            118         12       5.00000      2.00000    1.8750000000   10.7500000000    118
  92            119         12       5.00000      2.00000    2.2010991351   10.7097342093
  93            117         12       5.00000      2.00000    1.8750000000   10.8750000000
  94            119         12       5.00000      2.00000    2.2500000000   10.9981527094
  95            118         12       5.00000      2.00000    1.7917463793   10.8724481102
  96            119         12       5.00000      2.00000    2.0444125742   10.7808500679
  97            119         12       5.00000      2.00000    2.2158072781   10.8463589364    119
  98            119         12       5.00000      2.00000    1.8750000000   10.7500000000    119


  99       4   442265.00     5.6973548099  5.4373548099   360      358    One-Year LIBOR   1.8750000000
 100       4  20396990.00    5.7652534761  5.5052534761   360      359    One-Year LIBOR   2.0656652035
 101       4   359449.48     6.1250000000  5.8650000000   360      358    One-Year LIBOR   2.2500000000
 102       4  13542625.00    5.6553982334  5.3953982334   360      359    One-Year LIBOR   2.0343752596
 103       4   3059000.00    5.8185272965  5.5585272965   360      360    One-Year LIBOR   2.2500000000
 104       4  39717076.05    5.7734532807  5.5134532807   360      346    One-Year LIBOR   1.8782857404
 105       4  352165914.56   5.7840083184  5.5240083184   360      358    One-Year LIBOR   2.0035755327
 106       4   1100000.00    5.9000000000  5.6400000000   360      359   One-Month LIBOR   1.8750000000
 107       4   320000.00     6.0000000000  5.7400000000   360      359   Six-Month LIBOR   1.8750000000
 108       4   515900.00     5.5000000000  5.2400000000   360      358   Six-Month LIBOR   1.8750000000
 109       4   2095000.00    5.6742243437  5.4142243437   360      358   Six-Month LIBOR   1.8750000000
 110       4   815000.00     6.0934049080  5.8334049080   360      358   Six-Month LIBOR   1.8750000000
 111       4  15762149.99    5.8260112043  5.5660112043   360      359   Six-Month LIBOR   1.8750000000

  99            118         12       5.00000      2.00000    1.8750000000   10.6973548099    118
 100            119         12       5.05393      2.00000    2.0656652035   10.8191830020    119
 101            118         12       5.00000      2.00000    2.2500000000   11.1250000000    118
 102            119         12       5.11076      1.88924    2.0343752596   10.9138414820    119
 103            120         12       5.00000      2.00000    2.2500000000   10.8185272965    120
 104            118         12       5.00000      2.00000    1.8782857404   10.7818944736    106
 105            118         12       4.99631      2.00722    2.0035755327   10.7873021329    118
 106            119         1        5.00000      2.00000    1.8750000000   11.9000000000    119
 107            119         6        5.00000      1.00000    1.8750000000   11.0000000000
 108            118         6        5.00000      1.00000    1.8750000000   10.5000000000    118
 109            118         6        5.00000      1.00000    1.8750000000   10.6742243437    118
 110            118         6        5.00000      1.00000    1.8750000000   11.0934049080    118
 111            119         6        5.00000      1.00000    1.8750000000   10.8260112043    119


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                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

            Except in certain limited circumstances, the offered certificates (other than the residual certificates), which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

            Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

            Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

            Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

            Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

            The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

            Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

            Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

            Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

            Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

            Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

            Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

            Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

            As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period, would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

            Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

            Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

            Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

            A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income-Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

            U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o     a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

            If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

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                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

-------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.
-------------------------------------------------------------------------------

THE OFFERED SECURITIES

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

o mortgage loans secured by first and junior liens on the related mortgage property;

o  home equity revolving lines of credit;

o mortgage loans where the borrower has little or no equity in the related mortgaged property;

o  mortgage loans secured by one-to-four-family residential properties;

o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 20, 2004.

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                                TABLE OF CONTENTS

Caption                                                                    Page
-------                                                                    ----

INTRODUCTION .................................................................5
General ......................................................................5
THE MORTGAGE POOLS ...........................................................6
General ......................................................................6
The Mortgage Loans ...........................................................8
Underwriting Standards ......................................................12
Qualifications of Originators and Sellers ...................................14
Representations by Sellers ..................................................14
Optional Purchase of Defaulted Mortgage Loans ...............................17
SERVICING OF MORTGAGE LOANS .................................................17
General .....................................................................17
The Master Servicer .........................................................17
The Servicers ...............................................................17
Collection and Other Servicing Procedures; Mortgage
Loan Modifications ..........................................................18
Special Servicers ...........................................................20
Realization Upon or Sale of Defaulted Mortgage Loans ........................20
Servicing and Other Compensation and Payment of Expenses;
Retained Interest ...........................................................22
Evidence as to Compliance ...................................................24
DESCRIPTION OF THE SECURITIES ...............................................24
General .....................................................................24
Form of Securities ..........................................................26
Global Securities ...........................................................27
Exchangeable Securities .....................................................30
Assignment of Trust Fund Assets .............................................34
Distribution Account ........................................................37
Distributions ...............................................................40
Distributions of Interest and Principal on the Securities ...................41
Pre-Funding Account .........................................................42
Distributions on the Securities in Respect of Prepayment Premiums ...........42
Allocation of Losses and Shortfalls .........................................42
Advances ....................................................................42
Reports to Securityholders ..................................................43
DESCRIPTION OF CREDIT ENHANCEMENT ...........................................45
General .....................................................................45
Subordinate Securities ......................................................45
Cross-Collateralization .....................................................45
Overcollateralization .......................................................46
Financial Guaranty Insurance Policy .........................................46
Mortgage Pool Insurance Policies ............................................46
Letter of Credit ............................................................46
Special Hazard Insurance Policies ...........................................47
Reserve Funds ...............................................................47
Cash Flow Agreements ........................................................48
Maintenance of Credit Enhancement ...........................................48
Reduction or Substitution of Credit Enhancement .............................50
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES .......................50
Swaps and Yield Supplement Agreements .......................................50
Purchase Obligations ........................................................51
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE,
HAZARD INSURANCE; CLAIMS THEREUNDER .........................................52
General .....................................................................52
Primary Mortgage Insurance Policies .........................................52
Hazard Insurance Policies ...................................................53
FHA Mortgage Insurance ......................................................54
VA Mortgage Guaranty ........................................................55
THE DEPOSITOR ...............................................................55
THE AGREEMENTS ..............................................................56
General .....................................................................56
Certain Matters Regarding the Master Servicer and
the Depositor ...............................................................56
Events of Default and Rights Upon Event of Default ..........................57
Amendment ...................................................................60
Termination; Retirement of Securities .......................................62
The Securities Administrator ................................................63
Duties of Securities Administrator ..........................................63
Some Matters Regarding the Securities Administrator .........................63
Resignation and Removal of the Securities Administrator .....................63
The Trustee .................................................................63
Duties of the Trustee .......................................................64
Some Matters Regarding the Trustee ..........................................64
Resignation and Removal of the Trustee ......................................64
YIELD CONSIDERATIONS ........................................................64
MATURITY AND PREPAYMENT CONSIDERATIONS ......................................67
LEGAL ASPECTS OF MORTGAGE LOANS .............................................68
Mortgages ...................................................................68
Cooperative Mortgage Loans ..................................................69
Tax Aspects of Cooperative Ownership ........................................70
Leases and Rents ............................................................70
Contracts ...................................................................70
Foreclosure on Mortgages and Some Contracts .................................71
Foreclosure on Shares of Cooperatives .......................................73
Repossession with respect to Contracts ......................................74
Rights of Redemption ........................................................75
Anti-Deficiency Legislation and Other
Limitations on Lenders ......................................................76
Environmental Legislation ...................................................77
Consumer Protection Laws ....................................................78
Homeownership Act and Similar State Laws ....................................78
Additional Consumer Protections Laws with
Respect to Contracts ........................................................79
Enforceability of Certain Provisions ........................................79

Subordinate Financing .......................................................80
Installment Contracts .......................................................81
Applicability of Usury Laws .................................................81
Alternative Mortgage Instruments ............................................82
Formaldehyde Litigation with Respect to Contracts ...........................82
The Servicemembers Civil Relief Act .........................................83
Forfeitures in Drug and RICO Proceedings ....................................83
Junior Mortgages ............................................................83
Negative Amortization Loans .................................................84
FEDERAL INCOME TAX CONSEQUENCES .............................................85
General .....................................................................85
REMICS ......................................................................86
Notes ......................................................................100
Grantor Trust Funds ........................................................100
Taxation of Classes of Exchangeable Securities .............................108
Callable Classes ...........................................................110
Proposed Regulations on Tax Opinions .......................................110
STATE AND OTHER TAX CONSEQUENCES ...........................................111
ERISA CONSIDERATIONS .......................................................111
Underwriter Exemption ......................................................112
Other Exemptions ...........................................................115
ERISA Considerations Relating to Notes .....................................117
Exchangeable Securities and Callable Securities ............................118
Tax Exempt Investors .......................................................118
Consultation with Counsel ..................................................118
LEGAL INVESTMENT MATTERS ...................................................119
USE OF PROCEEDS ............................................................120
METHODS OF DISTRIBUTION ....................................................120
LEGAL MATTERS ..............................................................121
FINANCIAL INFORMATION ......................................................121
RATING .....................................................................121
AVAILABLE INFORMATION ......................................................121
REPORTS TO SECURITYHOLDERS .................................................122
INCORPORATION OF INFORMATION BY REFERENCE ..................................122
GLOSSARY ...................................................................123

                                  INTRODUCTION

         ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or
(2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement specified in the related prospectus supplement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the depositor or any affiliate of the depositor. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include participations in mortgage loans or mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.


THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

         o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

         o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

         o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; or

         o Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

         o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

         o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer (if the master servicer is directly servicing the mortgage loans) and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer (if the master servicer is directly servicing the mortgage loans) and/or a servicer (in the case of servicers directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned portfolio of mortgage loans similar to those included in the trust.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

         o  the aggregate principal balance of the mortgage loans,

         o  the type of property securing the mortgage loans,

         o  the original or modified terms to maturity of the mortgage loans,

         o the range of principal balances of the mortgage loans at origination or modification,

         o the earliest origination or modification date and latest maturity date of the mortgage loans,

         o  the Loan-to-Value Ratios of the mortgage loans,

         o the mortgage rate or range of mortgage rates borne by the mortgage loans,

         o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

         o  the geographical distribution of the mortgage loans,

         o  the percentage of buydown mortgage loans, if applicable, and

         o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities, unless otherwise disclosed in the related prospectus supplement, will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.


         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

         o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

         o the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

         o there are no delinquent tax or assessment liens against the related mortgaged property;

         o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

         o to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

         o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

         o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

         o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

         o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

         o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related Agreement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property"within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the depositor. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the trustee (and to the master servicer if such statement is being furnished with respect to a servicer) to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination. If the master servicer has not, during the course of a fiscal year, directly serviced any of the mortgage loans, such accountants statement will only be provided with respect to the servicers of the mortgage loans and no such accountants statement will be provided with respect to the master servicer.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement. In addition, pursuant to its respective servicing agreement, one or more officers of each servicer will also be required to provide the foregoing annual statement to the master servicer prior to the time that the master servicer is required to deliver its annual statement to the trustee.

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

         o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

         o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

         o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

         o  U.S. Government Securities;

         o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

         o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" or any other form of credit enhancement as may be described in the related prospectus supplement.

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following:

         o  a single class of securities;

         o two or more classes of securities, one or more classes of which may be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate) securities, as described in the respective prospectus supplement;

         o two or more classes of securities, one or more classes of which will be Strip Securities;

         o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual Securities;

         o a Call Class of securities which has the right to direct the trustee to redeem a Callable Class or Classes of securities (which Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement);

         o other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge

DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES

         Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities. In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as"combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment Matters" apply to exchangeable securities as well as securities.

         Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

         o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

         o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

         Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                     ORIGINAL                                               MAXIMUM ORIGINAL
  CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
  -----          ----------------     --------------          -----         ----------------     -------------
   ES-1             $20,000,000            10%                ES-2            $40,000,000            5%
   ES-P*            $20,000,000

---------------------
* Class ES-P is a principal only class and will receive no interest.

         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                    ORIGINAL                                               MAXIMUM ORIGINAL
 CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
 -----          ----------------     --------------          -----         ----------------     -------------
  ES-3             $9,333,330        LIBOR + 0.75%           ES-5            $11,333,330             7%
  ES-4             $2,000,000      36.16666 - (LIBOR
                                      x 4.666667)

         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                   ORIGINAL                                               MAXIMUM ORIGINAL
CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
-----          ----------------     --------------          -----         ----------------     -------------
 ES-5             $20,000,000            10%                ES-P*           $20,000,000
                                                           ES-X**           $20,000,000             10%
                                                                           (notional)***

---------------------
  * Class ES-P is a principal only class and will receive no interest.
 ** Class ES-X is an interest only class and will receive no principal.
*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                    ORIGINAL                                           MAXIMUM ORIGINAL
 CLASS          PRINCIPAL AMOUNT     INTEREST RATES      CLASS         PRINCIPAL AMOUNT     INTEREST RATE
 -----          ----------------     --------------      -----         ----------------     -------------
  ES-6             $20,000,000           7.00%           ES-X*           $20,000,000            7.00%
                                                                          (notional)
                                                         ES-7             20,000,000            6.00
                                                         ES-8             20,000,000            6.25
                                                         ES-9             20,000,000            6.50
                                                         ES-10            20,000,000            6.75
                                                         ES-11            19,310,344            7.25
                                                         ES-12            18,666,666            7.50
                                                         ES-13            18,064,516            7.75
                                                         ES-14            17,500,000            8.00
                                                         ES-P**           20,000,000            0.00

---------------------
 * Class ES-X is an interest only class and will receive no principal. ** Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a security holder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

         Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A Class Factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

         o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o if applicable, any riders or modifications to the mortgage note and mortgage,

         o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

         o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o the original Contract endorsed, without recourse, to the order of the trustee,

         o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

         o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

DISTRIBUTION ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o all payments on account of principal, including principal prepayments, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

         o  all payments on the mortgage securities;

         o  all payments on the U.S. Government Securities (if any);

         o  all Insurance Proceeds and Liquidation Proceeds;

         o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

         o  any advances made as described under "--Advances" below;

         o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

         o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

         o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

         o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1) to make distributions to the related securityholders on each distribution date;

         (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor";

         (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

         (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

         (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

         (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

         (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

         (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o  the amount, if any, of the distribution allocable to principal;

         o  the amount, if any, of the distribution allocable to interest;

         o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

         o the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

         o the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

         o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

         o the balance of the reserve fund, if any, at the close of business on the distribution date;

         o the amount of coverage remaining under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk and a description of any credit enhancement substituted therefor;

         o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

         o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under"Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate or other swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Swaps may include "total return swaps," where all or a portion of the total amount of interest and principal on a security is paid by a third-party in exchange for an up front payment or a stated periodic payment, and "credit derivatives" where credit enhancement is provided in the form of a swap agreement, and which may include a "credit support annex" where securities, rights, or other amounts are pledged as collateral for the performance of the counterparty. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of total return swaps, credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                               CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

         o  the insured percentage of the Primary Insurance Covered Loss;

         o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the issuer and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.


EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

         o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

         o any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuer;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

         o  any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuer (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the Issuer in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o any representation or warranty made by the Issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o events of bankruptcy, insolvency, receivership or liquidation of the Issuer, as specified in the indenture; or

         o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

         o  to cure any ambiguity,

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

         o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

         o  to comply with any changes in the Code.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

         (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

         (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

         (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the

Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."


                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as"mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

         o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

         o Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

         o notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

         o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a FASIT structure or Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets"within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC

Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the

"accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.


         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the"excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "non-economic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "non-economic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

         o any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in

Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered, an "ES Pool", will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the ES Pool and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC.

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the Internal Revenue Service and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PROPOSED REGULATIONS ON TAX OPINIONS

         The U.S. Department of the Treasury has proposed regulations, contained in Circular 230, governing the practice of attorneys and other tax advisors before the Internal Revenue Service. These proposed regulations classify virtually all opinions regarding federal tax treatment of securities that rely for their treatment on specialized provisions of the Code as tax shelter opinions and, consequently, subject to certain mandatory requirements applicable to tax shelter opinions. The proposed regulations provide that the final regulations will apply to opinions delivered on or after the date the final regulations are published in the Federal Register, which could occur in time to apply to the Notes or Certificates.

         If the final regulations are adopted in their present form with an effective date that is applicable to tax counsel's opinion relating to the Notes or Certificates, tax counsel expects to deliver an opinion that contains the same overall conclusion regarding the Notes or Certificates as described above [below] but which complies with the requirements of the new regulations. Among other largely technical changes tax counsel may add to the opinion a paragraph substantially similar to the following:

         The opinion set forth herein with respect to federal income tax may not be sufficient for an owner of the Notes or Certificates to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under section 6662(d) of the Internal Revenue Code of 1986. Owners of the Notes or Certificates should seek advice based on their individual circumstances with respect to any material federal tax issue relating to the Notes or Certificates from their own tax advisors. The federal tax opinion represents tax counsel's best judgment, based on the matters referred to herein, that, except as otherwise stated herein, there is no federal tax issue for which the Internal Revenue Service has a reasonable basis for a successful challenge and the resolution of which could have a significant adverse impact on the opinion regarding federal tax treatment of the Notes or Certificates. Tax counsel expects to be paid for this opinion and related services by the Issuer of the Notes or Certificates.

         There can be no assurance that the market value of the Notes or Certificates will not be adversely affected if the opinion delivered at the time of their issuance includes language substantially similar to the language immediately above. In addition, there can be no assurance that final regulations will be promulgated with provisions that are similar to those included in the proposed regulations. Tax counsel expects that its opinion will be delivered to conform with the requirements of the final regulations, if applicable

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets," and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         Permitted trust funds include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an

Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

         o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

         o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o        either:

                           (1) the characteristics of the additional mortgage
                  loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                           (2) an independent accountant retained by the
                  depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                           (1) be direct obligations of, or obligations fully
                  guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                           (2) have been rated (or the obligor has been rated)
                  in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption ("PTCE") 83-1, which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o         the trustee may not be an affiliate of the depositor;

         o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2)
(A) either (x) none of the issuer, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES AND CALLABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A PTCE OR AN INVESTOR-BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities--Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY AMOUNT - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         CLEARSTREAM - Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

         DTC - The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         ES CLASS -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41,
67 Fed. Reg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT - The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GINNIE MAE  -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         ISSUER -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund

Assets"above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- THE ALTERNATIVE MORTGAGE TRANSACTION PARITY ACT OF 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.




70200789

                            [THORNBURG MORTGAGE LOGO]




                          $1,443,494,150 (APPROXIMATE)




                 STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                   DEPOSITOR


                   THORNBURG MORTGAGE SECURITIES TRUST 2005-4



                      MORTGAGE PASS-THROUGH CERTIFICATES,

                                 SERIES 2005-4






                            -----------------------

                             PROSPECTUS SUPPLEMENT
                            DATED DECEMBER 20, 2005

                            -----------------------






                            BEAR, STEARNS & CO. INC.
                             RBS GREENWICH CAPITAL
                                LEHMAN BROTHERS



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.